                                                                    EXHIBIT 20.1

ARTHUR I. UNGERMAN
JOYCE W. LINDAUER
12900 PRESTON ROAD
SUITE 1050
DALLAS, TEXAS 75230
PHONE (972) 503-4033
ATTORNEYS FOR CONTINENTAL
INVESTMENT CORPORATION


                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                                 DALLAS DIVISION

IN RE                                       )
                                            )
CONTINENTAL INVESTMENT                      )        CASE NO. 399-32947-RCM-11
CORPORATION,                                )
                                            )
         DEBTOR.                            )


--------------------------------------------------------------------------------

                       CONTINENTAL INVESTMENT CORPORATION
                            MOTION TO CLOSE CASE AND
                      POST-CONFIRMATION DISCLOSURE DOCUMENT

--------------------------------------------------------------------------------


                                  JUNE 13, 2001


                                              CONTINENTAL INVESTMENT CORPORATION
                                                      10254 MILLER ROAD
                                                     DALLAS, TEXAS 75238

                       CONTINENTAL INVESTMENT CORPORATION
                               DISCLOSURE DOCUMENT
                                  JUNE 13, 2001


                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
I.       INTRODUCTION.............................................................................................1
         A.       Introduction and Summary........................................................................1
         B.       Notice of Hearing on Motion.....................................................................1
         C.       Motion to Close Case............................................................................2

II.      STATUS OF PLAN OF REORGANIZATION.........................................................................3
         A.       History of Significant Events...................................................................3
         B.       Summarization of Plan...........................................................................5
                  1.       Classes of Allowed Claims and Treatment................................................5
                  2.       Assets.................................................................................6
                  3.       Equity Claims of Sterritt Entities.....................................................7
         C.       Sale of Real Estate.............................................................................8
                  1.       Sale of Ben Hill Site, Atlanta, GA.....................................................8
                  2.       Sale of 30 Acres, Ellis County, TX.....................................................9
         D.       Payments to Allowed Creditors...................................................................9
         E.       Hearings on Various Claims Objections...........................................................9
         F.       Cancellation of Existing Stock and Exchange of Share Certificates for
                  Allowed Stockholders...........................................................................11
                  1.       Description of the Stock Cancellation and Exchange Process............................11
                  2.       Summary of Cancellations of Outstanding Shares........................................11
                  3.       Stock Ownership by Certain Beneficial Owners and Management...........................12

III.     SUBSIDIARY OPERATIONS...................................................................................13
         A        Fiber-Seal Holdings, Inc.......................................................................13
                  1.       Business Activities...................................................................13
                  2.       Proposed Sale of Fiber-Seal...........................................................13
         B.       Continental Technologies Corporation of Georgia................................................13
                  1.       Business Activities...................................................................13
                  2.       Chapter 11 Bankruptcy Proceeding......................................................14
                  3.       Proposed Sale of Scales Landfill......................................................14

IV.      FORMER OFFICERS AND DIRECTORS...........................................................................14
         A.       Officers and Directors after the 1998 and 1999 Litigation and Preliminary Injunction...........14
         B.       Post-Confirmation Officers and Directors.......................................................15
         C.       Resignations of Post-Confirmation Officers and Directors, December, 2000.......................16
         D.       Summary of Compensation to Post-Confirmation Officers and Directors............................16
                  1.       Summary Compensation Table........................................................... 16
                  2.       Resolution of Compensation Issues with Post-Confirmation Officers and Directors.......18

V.       INACCURATE FINANCIAL STATEMENTS.........................................................................18
         A.       Inaccuracy of Certain Previously-Published Financial Statements................................18
         B.       Adjustments to Financials......................................................................18

VI.      CURRENT STATUS OF CONTINENTAL...........................................................................19
         A.       Current Financial Information..................................................................19
         B.       Principal Assets...............................................................................19
                  1.       Liquid Assets.........................................................................19

                                       i

                  2.       Securities of WasteMasters, Inc.......................................................20
                  3.       Fiber-Seal Business...................................................................20
                  4.       Scales Landfill.......................................................................21
                  5.       Residential Lots in Atlanta...........................................................21
                  6.       Litigation Claims of Continental......................................................21
         C.       Pending Claims Against Continental.............................................................21
         D.       Notes of Subsidiary Assumed by Continental.....................................................22
         E.       Management, Employees and Consultants..........................................................22
         F.       Obstacles to Continued Operations of Continental...............................................23

VII.     PROPOSED LIQUIDATION OF CONTINENTAL
         AND CONCLUSION OF BANKRUPTCY PROCEEDING.................................................................23
         A.       Summary of Plan of Liquidation and Dissolution.................................................23
         B.       Evaluation of Alternatives to Liquidation......................................................24
         C.       Recommendation for Liquidation and Dissolution.................................................25
         D.       Halt in Public Trading of Continental Stock; Stock Transfers...................................25
         E.       Appointment of Disbursing Agent for Liquidation................................................25
         F.       Resignation of Officers and Directors upon Appointment of Disbursing Agent.....................25
         G.       Plan of Operation After Appointment of Disbursing Agent........................................26
                  1.       Business Operations...................................................................26
                  2.       Management and Employees..............................................................26
         H.       Continuation of Litigation Claims..............................................................26
         I.       Conclusion of Continental's Bankruptcy Proceeding..............................................26

VIII.    CONTINENTAL AFTER CONCLUSION OF BANKRUPTCY PROCEEDING...................................................26
         A.       Role of Disbursing Agent for Continental in Liquidation and Dissolution .......................26
         B.       Distributions to Stockholders..................................................................27

IX.      CURRENT OFFICERS, DIRECTORS, AND KEY EMPLOYEES..........................................................27

X.       SECURITIES LAW CONSIDERATIONS...........................................................................28
         A.       SEC Enforcement Action ........................................................................28
         B.       Cessation of Trading in Continental Stock......................................................29

XI.      CERTAIN FEDERAL INCOME TAX CONSEQUENCES.................................................................29
         A.       Tax Consequences to Exchanging Stockholders....................................................29
         B.       Tax Consequences to Continental................................................................29
                  1.       Discharge of Indebtedness Income......................................................30
                  2.       Net Operating Loss Carryover and Other Tax Attributes.................................30
                  3.       Alternative Minimum Tax    30

XII.     LEGAL PROCEEDINGS OF CONTINENTAL AND SUBSIDIARIES.......................................................31
         A.       Legal Proceedings Resulting in Judgments Awarded to Continental................................31
                  1.       The RAHR V. STERRITT Lawsuit, and Continental's Participation.........................31
                  2.       Default Judgments Obtained, August 1999 to April 2000.................................31
                  3.       The Jury Trial and Resulting Final Judgment...........................................32
         B.       Post-Judgment Discovery and Collection Proceedings on the Final Judgment and
                  Default Judgments..............................................................................33
         C.       Pending Litigation Claims of Continental.......................................................34
                  1.       RAHR V. GRANT THORNTON LLP, ET AL.....................................................34
                  2.       Other Potential Claims................................................................35
         D.       Pooling Agreement Between Continental and Rahr.................................................35
         E.       Pending Litigation Claims Against Continental..................................................36
         F.       The Attorneys Representing Continental.........................................................36
         G.       Indemnification of Officers and Directors......................................................36

XIII.    CONCLUSION..............................................................................................37

                                EXHIBITS

Exhibit A     Unaudited Financial Statements of Continental, Quarter Ended
              March 31, 2001

Exhibit B     Unaudited Financial Statements of Continental, Year Ended December
              31, 2000

Exhibit C     Continental Disbursing Agent Agreement

                                       I.

                                  INTRODUCTION

         A        INTRODUCTION AND SUMMARY

         The purpose of this Disclosure Document is to provide the stockholders of Continental Investment Corporation ("Continental" or the "Company") (i) a full and complete disclosure of the events that have occurred since the confirmation of the Plan of Reorganization in Continental's bankruptcy case, (ii) Continental's request of its stockholders to approve a recommendation of the Board of Directors of the Company to liquidate the remaining assets of Continental and its subsidiaries, dissolve the corporation and distribute the proceeds to the stockholders, and (iii) information pertaining to a Motion to the U. S. Bankruptcy Court to administratively close Continental's bankruptcy case (except as to pending appeals) as set forth below. The remaining litigation claims and causes of action will be retained as contingent assets of Continental until their final resolution, and the dissolution of the corporation will not occur until their resolution. It is also expected that the public trading of the stock of Continental will cease upon Continental's notification to the NASD and to Continental's market makers that trading should cease, following the approval of the proposal by vote of the stockholders. As part of the proposed liquidation of the assets of Continental and its subsidiaries and the winding up of all operations and administrative activities, it is anticipated that one or more cash distributions may be made to the stockholders of Continental; however, there is uncertainty as to the timing and the amount of such distributions, if at all.

         Accompanying this Disclosure Document are a number of items which you need to review:

                  1. A NOTICE OF THE SPECIAL MEETING OF THE STOCKHOLDERS OF THE COMPANY TO BE HELD ON JULY 3, 2001.

                  2. A BALLOT AND PROXY FOR YOU TO USE IN VOTING ON THE PROPOSALS TO STOCKHOLDERS, WHICH MUST BE POSTMARKED OR FACSIMILED NO LATER THAN THURSDAY, JUNE 28, 2001. A PRE-ADDRESSED, POSTAGE-PAID ENVELOPE IS INCLUDED FOR YOUR RETURN OF THE BALLOT AND PROXY. ALL STOCKHOLDERS ARE ASKED TO COMPLETE EITHER THE PROXY (TO ALLOW MANAGEMENT TO VOTE IN THEIR STEAD AT THE SPECIAL MEETING) OR TO MARK THE BALLOT INDICATING THEIR VOTE AS TO WHETHER OR NOT THEY AGREE THAT MANAGEMENT SHOULD MOVE FORWARD AND LIQUIDATE AND DISSOLVE THE COMPANY.

                  3. A NOTICE OF HEARING FOR A MOTION BEFORE THE U.S. BANKRUPTCY COURT, WHICH IS CONTAINED IN THIS DISCLOSURE DOCUMENT AND PRESENTED BELOW.

         B.       NOTICE OF HEARING ON MOTION

TO THE STOCKHOLDERS AND PARTIES IN INTEREST OF
CONTINENTAL INVESTMENT CORPORATION:

         NOTICE IS HEREBY GIVEN that a hearing will be held before the Honorable Robert C. McGuire, United States Bankruptcy Judge, 1100 Commerce Street, 14th Floor, Dallas, Texas 75242 on July 5, 2001 at 1:30 p.m. to approve Continental's Motion to Close Case and any matters related thereto. You are invited to attend.

         C.       MOTION TO CLOSE CASE

To The Honorable United States Bankruptcy Court:

         COMES NOW, Continental Investment Corporation, debtor and debtor-in-possession in the above-styled and numbered bankruptcy case and Reorganized Debtor pursuant to the confirmed Plan of Reorganization and files this its Motion to Close Case and in support of same would show the Court as follows:

         1. Continental confirmed its Chapter 11 plan of reorganization of February 10, 2000. Since that date Continental has consummated the Plan. There have been events that have transpired since confirmation that are described in the Disclosure Document below. Continental believes that it is important for all stockholders and creditors with claims that have not been finally allowed to be provided with the information contained in the Disclosure Document.

         2. In connection with the consummation of the Plan, Continental has paid all creditors with "allowed claims" (as that term is defined in the Plan) in full. Continental has obtained approval of all administrative claims for which allowance was required and has paid all such claims, including the claims of its attorneys and its examiner in the Chapter 11 case. Continental has completed its claims objection process and there are two (2) claims that remain unresolved at this time and are or will be the subject of appeals. In connection with these appeals, Continental requests that the Court retain jurisdiction to resolve such claims in the event of any remand to this Court or other litigation necessary in this Court in connection with such appeals or such claims. Prior to the hearing to close this case, Continental will complete its share exchange with all "allowed stockholders" that have returned the information deemed necessary by the Company and the Plan to complete the share exchange. Prior to the hearing to close this case, Continental will complete the process implemented for canceling all shares of stock that should not for any of several reasons be reissued to stockholders in connection with the share exchange process. Continental has paid all allowed administrative claims and all Section 1930 fees through the date of the filing of this Motion and will pay all fees required after closing of this case for any remaining quarters that are unpaid at the time of closing. Continental has filed all reports required by the Office of the U.S. Trustee following confirmation of the Plan.

         3. Under the confirmed Plan, Joyce Lindauer, attorney for Continental, was appointed as the Disbursing Agent, and has acted in this capacity in connection with the payment of allowed claims in this case through June 12, 2001. Continental requests that the Court approve Bill Short as the substitute Disbursing Agent with the powers described in the Disbursing Agent Agreement attached hereto to effect, implement and complete the plans of the Company after this case is administratively closed.

         4. Based on the above and foregoing, Continental requests that the Court approve the closing of this bankruptcy case on the terms and conditions set forth in the Plan and in paragraph 2 above.

         WHEREFORE, PREMISES CONSIDERED, Continental Investment Corporation requests that the Court approve the administrative closing of this case based on the information provided herein, approve the appointment of Bill Short as the substitute Disbursing Agent on the terms set forth herein, retain jurisdiction as requested in the Plan and as set forth herein, and grant such other and further relief to which Continental may show itself justly entitled.

         Dated June 13, 2001.

                                            Respectfully Submitted,

                                            /S/ JOYCE W. LINDAUER
                                            ----------------------
                                            Joyce W. Lindauer, Esq.
                                            Attorney for Continental
                                            Investment Corporation

                                   DISCLOSURES

         The disclosures contained herein generally include activities following the confirmation of the Plan of Reorganization on February 10, 2000 until the date of filing of the Motion of which these disclosures are made a part. Various disclosures herein, as pertinent, may also include financial statements and other matters for periods prior to February 10, 2000 and include calendar year 1999 and the period from January 1, 2000 until the Confirmation Date on February 10, 2000.

                                       II.

                      STATUS OF THE PLAN OF REORGANIZATION

         A.       HISTORY OF SIGNIFICANT EVENTS

         On January 13, 1999, Continental was placed into an involuntary reorganization proceeding under Chapter 11 of the U. S. Bankruptcy Code. The case was filed in the U. S. Bankruptcy Court for the Northern District of Georgia (Atlanta) (Case No. 99-60676). Upon request of Continental, on March 19, 1999, the case was transferred to the U. S. Bankruptcy Court for the Northern District of Texas, Dallas Division.

         On December 6, 1999, Continental consented to the entry of an Order for Relief pursuant to Chapter 11 of the U. S. Bankruptcy Code without consenting to the claims of the petitioning creditors. To provide for more efficient reorganization efforts, Continental sought, and obtained on December 6th, a number of orders, including orders (a) permitting Continental to continue use of their pre-petition cash, with certain modifications, (b) providing for a litigation agreement with a major stockholder for managing certain material litigation in which Continental was involved as a co-plaintiff, and (c) setting an early hearing on the Disclosure Statement that was also filed on December 6th.

         Between August, 1999 and April, 2000, Continental and a former substantial stockholder obtained a series default judgments aggregating $92,108,478 against various entities identified as Sterritt Entities, in connection with the Sterritt Litigation and related proceedings. (See Item XII.A.2., "Default Judgments Obtained...", below.)

         On February 10, 2000, the U. S. Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 99-32947-RCM-11) entered an Order Confirming Debtor's Plan of Reorganization (the "Confirmation Order"). Submitted with the Confirmation Order was a Disclosure Statement Pursuant to
Section 1125 of the Bankruptcy Code dated December 6, 1999 (the "Disclosure Statement") which contained Continental's Plan of Reorganization dated December 6, 1999 (the "Plan"). A significant aspect of the Confirmation Order was the effective cancellation of approximately 6,250,000 shares of Continental held by the Sterritt Entities. (See Item II.F.1., "Description of
the Stock Cancellation.....", below.) Certain pertinent information from the
Plan of Reorganization, the approved Disclosure Statement and the Confirmation Order, is disclosed herein.

         On July 10, 2000, a judgment was entered in the U.S. District Court for the Northern District of Texas, Dallas Division, against Continental's former CEO, his father, and others working in concert with him. The total award of the judgment was $233,584,229 plus post-judgment interest (See Item XII.A.1.,"Judgments Against Sterritt, et al", below). Continental receives 15% of any amounts that may be collected, under an agreement with a former substantial stockholder that initiated and financed the civil lawsuit (see
Item XII.D., "Pooling Agreement between Continental and Rahr", below). Moreover, Continental believes it is unlikely that more than a small fraction of the amounts awarded will ever be collected.

         On August 9, 2000, Continental closed on the sale of 219 acres of land at the Ben Hill Site in Atlanta, Georgia. The funds from this sale allowed the Continental to pay off the allowed creditors in full pursuant to the Plan of Reorganization, provided funds to continue the implementation of various other aspects of the Plan, prepare for and conduct hearings on objections to various proofs of claims filed in the Bankruptcy proceeding, provide internal support to special counsel in the pending material litigation claims brought by Continental, and provide capital for other business development opportunities such that the Board of Directors may recommend for the benefit of the Company and its stockholders.

         In a ruling entered by the Bankruptcy Court on January 25, 2001, following a trial on December 11-12, 2000 a claim for 1,509,000 shares and a monetary claim of $4,436,000 against Continental was disallowed. Continental had brought an action against Raymond Donner, Business Ventures, Inc. and Strachans-Business Ventures, Inc. (collectively, "Donner") to have their ownership in and claims against Continental determined. This action was consolidated with a removed state court action between Donner and Sterritt Properties, Inc. ("SPI"). SPI was making a competing claim to the ownership of the shares claimed by Donner, and the Court dismissed with prejudice SPI's claims against Continental.

         Other significant events during the pendency of the Chapter 11 Bankruptcy proceeding of Continental are highlighted in the Timeline presented below:

     TIMELINE OF SIGNIFICANT EVENTS DURING CHAPTER 11 BANKRUPTCY PROCEEDING

1999                                2000                            2001
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
|     |     |            |        |     |     |      |  |  |  |     |   |         |
|     |     |            |        |     |     |      |  |  |  |     |   |         7/5/01 Hearing on closing bankruptcy case
|     |     |            |        |     |     |      |  |  |  |     |   1/25/01 Ruling entered in CIC V. DONNER; disallowed shares
|     |     |            |        |     |     |      |  |  |  |     12/1/00 Board/Officers resigned; new Board/Officers seated
|     |     |            |        |     |     |      |  |  |  9/5/00 Began exchange of stock for allowed stockholders
|     |     |            |        |     |     |      |  |  8/31/00 Paid allowed creditors in full
|     |     |            |        |     |     |      |  8/9/00 Sold Ben Hill site, Atlanta, GA
|     |     |            |        |     |     |      7/10/00 Judgments entered against Sterritt et al in RAHR V. STERRITT
|     |     |            |        |     |     4/11/00 Bar date for filing proof of claims
|     |     |            |        |     2/10/00 Plan of reorganization confirmed by Bankruptcy Court
|     |     |            |        12/6/99 CIC consented to petition for relief in Chapter 11 Bankruptcy
|     |     |            8/99 to 4/00 Default judgments obtained against 7 entities related to Sterritt Litigation
|     |     3/19/99 Bankruptcy venue transferred from Georgia to Texas
|     1/28/99 Preliminary Injunction obtained against Sterritt et al; legitimate Board seated
1/13/99 Involuntary Bankruptcy Petition filed in Georgia

         B.       SUMMARIZATION OF PLAN

                  1.       CLASSES OF ALLOWED CLAIMS AND TREATMENT

         In accordance with the Confirmation Order entered by the Court, the Confirmation Date for the Plan of Reorganization was February 10, 2000, and the Effective Date of the Plan of Reorganization was to be sixty (60) days after the Order of Confirmation became a final and non-appealable order. There was an appeal filed to the Confirmation Order, which appeal was dismissed for the appellant's failure to prosecute the appeal. The Plan of Reorganization addressed thirteen (13) classes of "allowed claims."(1)

                  A summary of the disposition of the thirteen (13) classes of allowed claims is set forth below:

                  CLASS 1 (ADMINISTRATIVE CLAIMS) WERE paid in cash and in full on the Effective Date of the Plan to the extent not otherwise paid prior to confirmation of the Plan. Continental is required to continue to make quarterly payments to the U.S. Trustee and may be required to file post-confirmation operating reports until its case is closed.

                  CLASS 2 (Tax Claims) were paid in full on the Effective Date or upon the sale of property in which the taxing authority claimed a lien at the time of sale. The taxing authorities retained their liens, if any, to secure their tax claims until paid in full as called for by the Plan.

                  CLASS 3 (Mortgage Claims) were satisfied by continuing monthly payments of principal and interest as originally called for by the terms of their loan documents.

                  CLASS 4 (GAP Period Claims) were satisfied in full on the later of the Effective Date or the date the claim was otherwise due or became due as an allowed claim. "GAP Period Claims" were claims incurred between January 13, 1999, the date of filing of the involuntary petition against Continental, and December 6, 1999, the date Continental consented to relief under Chapter 11 of the Bankruptcy Code.

                  CLASS 5 (Priority Board Claims) were to be satisfied in full on the later of the Effective Date or the date the claim is otherwise due or becomes an allowed claim. These claims were to be satisfied by Continental's issuance of shares of common stock to these directors. These were claims of Continental's directors designated as priority under Section 507(a) of the U.S. Bankruptcy Code.

                  CLASS 6 (Rahr Creditor Claims) were satisfied as follows: The allowed claims of Stewart Rahr (including all claims for reimbursement of litigation expenses and stockholder claims) were satisfied through his receipt of an additional 10% of the total pooled litigation proceeds (pooled for allocation purposes only) under the Litigation Agreement (defined below) between Continental and Stewart Rahr. By this exchange, Continental's common stock held by Mr. Rahr in his name was released and/or extinguished.

                  CLASS 7 (Trade Creditor Claims) were paid in full on the later of the Effective Date or the date the claim was otherwise due or became an allowed claim. Trade Creditor Claims were projected to be paid in full under the Plan.

                  CLASS 8 (General Creditor Claims) were paid in full upon the later of the Effective Date or the date each such claim became an allowed claim.

--------
(1) Generally, "allowed claims" are (i) claims for which the claimant timely filed a claim with the Bankruptcy Court or which Continental listed on its Schedule of creditors as not being disputed, contingent or unliquidated as to amount, or (ii) claims that were filed or listed on a Schedule and for which any objection to such claim has been finally resolved. The complete definition of "allowed claims" is contained in Section 13.2 of the Plan of Reorganization.

                  CLASS 9 (Guarantee Creditor Claims) were paid in full upon the later of the first day of the month following six (6) months after the Effective Date or the date such claim became an allowed claim.

                  CLASS 10 (Indemnification Creditor Claims) were to be paid in full upon the later of the first day of the month following six (6) months after the Effective Date or the date such claim became an allowed claim.

                  CLASS 11 (Sterritt Entity Claims) received nothing under the Plan.

                  CLASS 12 (Equity Interest Holder Claims) received new stock certificates from Continental for the same number of shares of stock held in Continental as of the Confirmation Date. The old Debtor stock certificates were surrendered by the stockholders to Continental. This group does NOT include any of the Sterritt Entities.

                  CLASS 13 (Sterritt Entity Equity Interest Holder Claims) received nothing under the Plan and their stock in Continental was cancelled.

         The total cash amounts of allowed claims for each class of non-equity claims as of the Confirmation Date are shown below:

  Class 1  (Administrative Claims)                         $100,000(2)
  Class 2 (Tax Claims)                                      $13,741
  Class 3 (Mortgage Claims)                                 $11,192
  Class 4 (GAP Period Claims)                               $55,705
  Class 5 (Priority Board Claims)(3)                       $350,000
  Class 6 (Rahr Creditor Claims)                           $383,984(4)
  Class 7 (Trade Creditor Claims)                           $85,403
  Class 8 (General Creditor Claims)                        $518,654
  Class 9 (Guarantee Creditor Claims)                      $161,953
  Class 10 (Indemnity Creditor Claims)                 Unliquidated
  Class 11 (Sterritt Entity Claims)                        $504,701(5)
                                                       ------------
                    TOTAL                                $2,185,333
                                                       ============

         The amounts reflected above were shown on the Summary of Schedules filed by Continental in its Chapter 11 case on December 6, 1999. Many of these amounts have been disputed and have changed.

                  2.       ASSETS

         In addition, Continental's Plan disclosed Continental's assets. Continental has determined some or all of these assets were improperly recorded on its books and records. (See Item V, "Inaccurate Financial Statements", below.) The Plan estimated a liquidation value of $2.0 million for all of Continental's assets (other than claims in litigation). Estimated liquidation value does not necessarily reflect the value that should be recorded on Continental's books under generally accepted accounting principles or the value that Continental will receive from the assets in the course of Continental's operations or from a sale in an arm's length transaction.

-----------------------
(2) Estimated as of the Confirmation Date.

(3) The Plan of Reorganization states that Continental Investment Corporation's directors will receive shares of Continental Investment Corporation's common stock in lieu of a cash payment for these claims.

(4) Mr. Rahr agreed to relinquish these claims.

(5) The Plan of Reorganization provides that these claimants will receive nothing.

         Continental's claims in litigation were shown to have an "unknown" value. Eighty-five percent (85%) of any amounts recovered on these litigation claims have been pooled with a former stockholder, Stewart Rahr. (See Item XII.D, "Pooling Agreement," below.)

         The assets and the estimated liquidation values shown in the Schedules attached to the Plan, as of December 6, 1999, were:

Cash                                                                                               $5,800
Escrow Funds                                                                                         $840
Furniture and Office Equipment                                                                       $500
Real Property:
               -Ben Hill Site Atlanta, Georgia                                                 $1,600,000
               -Ellis County, Texas                                                               $25,000
Notes receivable from Swan Financial                                                                  -0-
Investment in the stock of WasteMasters, Inc.                                                    $100,000
Note receivable from WasteMasters, Inc.                                                               -0-
Investments in and receivables from four subsidiaries:
               -Continental Technologies, Inc. (a Delaware corporation)                          $200,000
               -Continental Technologies Corporation of Georgia (a Georgia corporation)               -0-
               -FIBER-SEAL Franchise Corporation (a Delaware corporation)                             -0-
               -FIBER-SEAL Holdings, Inc. (a Texas corporation)                                  $100,000
Adversary claims in litigation                                                                    UNKNOWN
                                                                                              -----------
                                            TOTAL                                              $2,032,140
                                                                                              ===========

         The amounts shown were liquidation values estimated by Continental as of December 6, 1999. Estimated liquidation values may differ from market values or book values computed in accordance with generally accepted accounting principles, and these differences may be significant.

         Information regarding the estimated values of assets and estimated amounts of liabilities of Continental as set forth herein was furnished in accordance with the Instructions to Form 8-K and included in a Current Report on Form 8-K/A #1 for the event dated October 8, 1998. Continental makes no representation as to the accuracy of those estimates, and no attempt has been made by Continental to update any or all of these estimates except as set forth herein. Investors should also note the information contained in Item V, "Inaccurate Financial Statements," below on the inaccuracy of Continental's earlier financial statements.

                  3.       EQUITY CLAIMS OF STERRITT ENTITIES

         As noted above, the Plan provided for the cancellation of shares of Continental's common stock held by the Sterritt Entities. The Plan defined the following non-exclusive list of persons as "Sterritt Entities":

R. Dale Sterritt, Jr.                               Richard D. Sterritt, Sr.

Edward W. Roush, Jr.                                Malcolm M. Kelso

Roush, Inc. d/b/a Kelso & Roush, Inc.               Hopo Investments, L. C.

Freddie Joe Royer, Jr.                              Larry Wayne Sterritt

Sarah Sterritt                                      Robyn Ann Straza-Sterritt

Richard Straza                                      Susan Lale

Sterritt Properties, Inc.                           20th Century Holdings, Inc.

Suresh Chainani                                     Kanayo Wadhwani

Dresco Investments, Inc.                            Woodland Ventures, Inc.

Swan Financial Services, Inc.                       Nikko Trading of America Corporation

                                       7

Atremo Holdings, Inc., S.A.                         Wallenberg Financial, Inc., S.A.

Greg Wiggins                                        Scott Bush

Orison Financial, Inc.                              American Recycling & Management Corp.

Robert D'Agostino                                   John Marshall Law School, Inc., the Center of
                                                    Shareholders Rights

Waste Ventures, Inc.                                20th Century Partners, Inc.

     As well as any and all other persons acting in concert with any of the above and foregoing persons.

                     * * * * * * * * * * * * * * * * * * * *

         Continental identified 6,251,209 shares of common stock as held by persons who fit within the list and definition of Sterritt Entities. In accordance with the Plan, all 6,251,209 shares were cancelled as part of the confirmation process.

         There are several lawsuits that have been brought against a number of the Sterritt Entities and certain professionals formerly retained by Continental. (See Item XII, "Legal Proceedings of Continental and
Subsidiaries," below.) Certain of these suits have already resulted in judgments and others are still pending.

         C.       SALE OF REAL ESTATE

                  1.       SALE OF BEN HILL SITE, ATLANTA, GA

         On August 9, 2000, Continental closed the sale of approximately
219.3 acres of real estate located in the southwest area of the City of Atlanta, Fulton County, Georgia (the "Property") to an unrelated third-party. The Property was predominately unimproved industrial property, on which a granite quarry had been operated until 1993. The total sales price for the Property was $2,947,554. Of this amount, $53,121 was applied to closing costs and other expenses, with an additional $305,000 escrowed pending Continental's removal of certain debris from the Property. The remaining $2,589,433 was paid to Continental at closing. The sales price was in excess of the $1,600,000 originally anticipated to be realized from the sale and as previously disclosed in the Schedules filed with the Bankruptcy Court by Continental.

         Under the agreement with purchaser, Continental had until January 6, 2001 to complete the removal of certain construction and other debris from the Property, which had been deposited by a tenant for a recycling operation between mid-1998 and early 2000. Continental completed the removal of the debris and reclamation in October 2000, and the total cost of removal was $153,324. This amount was significantly less than the $305,000 deposited into the escrow account. The difference was received by Continental in November, 2000 and realized as additional proceeds from the sale.

         On July 21, 2000, the Bankruptcy Court entered an order granting Continental's motion to approve the sale of the Property on the terms described above, and in August, 2000, two supplemental orders were entered by the Bankruptcy Court approving certain changes in the legal descriptions for the tracts included in the sale. Accordingly, based upon completed survey and title records, the final sales price shown above reflects the adjustment for the reduced acreage. The purchaser of the Property, a large regional highway construction contractor headquartered in the Atlanta area, is not related to Continental, and the terms of the sale of the Property were reached through arm's length negotiations.

         An improved lot in the vicinity of the Ben Hill Site was also sold to an unrelated third party individual in May, 2000, for a gross sales price of $35,000. The existing first mortgage of $8,419 was retired out of the proceeds from the sale and, after closing costs, the Company received a net of $25,758 from the sale.

         Continental still retains 14 mostly non-contiguous lots and tracts near the Property containing an aggregate of 11.3 acres. The lots and tracts are zoned as residential. In prior filings, Continental has collectively referred to the Property and these other tracts as the "Ben Hill Site." Continental is attempting to sell the remaining 14 tracts at the Ben Hill Site, and intends to list the tracts with a real estate broker for sale. However, the demand for tracts or lots in this area is low and the timing of any sale is uncertain. Additionally, Continental is undertaking steps to clear up title issues on five (5) of the larger tracts before any sale of these tracts can be completed.

                  2.       SALE OF 30 ACRES, ELLIS COUNTY, TEXAS

         In March, 2000, Continental sold 30 acres of farmland in rural Ellis County, Texas. The property was sold for a gross sales price of $46,400 and, after commissions and closing costs, the Company received net proceeds of $42,199. The purchaser was obtained through a real estate broker and this sale was an arm's length transaction with a third party.

         D.       PAYMENTS TO ALLOWED CREDITORS

                  o 100% was paid to all allowed claims of Administrative Claimants, Tax Claimants, Mortgage Claimants, GAP Period Claimants, Trade Creditor Claimants, and General Creditor Claimants.

                  o As of the date of this disclosure, the only remaining pre-petition General Creditor Claims that have not been finally determined as "allowed" or "disallowed" are: (ii) Michael and Japeth Jackson and (ii) John Havas. (See discussion in Item II.E., below)

                  o The Priority Board Claims of the former Directors were satisfied in full with cash payments in the total of $350,000. Cash was paid in lieu of stock in the Company because of control issues and valuation issues that may have arisen if stock in the Company were issued to satisfy the claims of $350,000. (See
                           Item IV.D.1. - Note (d) to "Summary Compensation Table," below.)

                  o The Rahr Creditor Claims have been cancelled as provided for in the Plan.

                  o The Sterritt Entity Claims have been cancelled as provided for in the Plan.

         E.       HEARINGS ON VARIOUS CLAIMS OBJECTIONS

                  THE FOLLOWING ARE THE CLAIMS THAT ARE UNRESOLVED AS OF THE DATE OF THIS DISCLOSURE:

                  o Michael and Japeth Jackson - A hearing on Continental's objection to this claim was held on May 18, 2001 in the Bankruptcy Court. The Jacksons claimed that CIC owed them approximately $213,000 under a final judgment entered in Georgia state court in 1994. The judgment required Continental to purchase the Jacksons' stock at a specified price, and the Jacksons sought to enforce Continental's alleged obligation to purchase their 44,007 remaining shares of Continental stock. Continental challenged the judgment as having been improperly agreed to by Continental's then President, R. Dale Sterritt, Jr., in breach of his fiduciary duty to the corporation, and with the knowing participation of the Jacksons. The Bankruptcy Court determined that it had no jurisdiction to examine the Georgia state court judgment, and therefore dismissed Continental's challenges and upheld the Jacksons' claim. Continental intends to appeal this ruling. Until all appeals regarding this claim are finally resolved, the Jacksons do not have an "allowed claim" under the Plan and Continental has no obligation to pay such claim. Continental also is considering its other options in connection with this claim.

                  o John Havas - Following disallowance of the claim by the Bankruptcy Court on November 21, 2000, Mr. Havas appealed the ruling to the United States District Court for the Northern District of Texas, Dallas Division, where the matter is pending. Mr. Havas' claim was a money claim for $240,000 plus interest pursuant to an alleged obligation of Continental to acquire Havas' stock in a company named Equinox, which claimed an ownership interest in a waste transfer station in the Bronx, New York.

                  THE FOLLOWING CLAIMS OF CREDITORS HAVE BEEN DISALLOWED BY ORDER OF THE BANKRUPTCY COURT:

                  o Walter Weaver - Continental objected to Weaver's claim for money in the amount of $196,725.92 and a equity claim for 6,522 shares of Continental's common stock, pursuant to an alleged obligation of Continental to acquire Weaver's stock in a company named Equinox, which claimed an ownership interest in a waste transfer station in the Bronx, New York. The matter was heard before the Bankruptcy Court on April 10, 2001 and the Court's ruling was entered on April 27, 2001 disallowing Weaver's claims.

                  o John Havas - Although Havas' claim was disallowed by the Bankruptcy Court, the matter is on appeal. (See discussion above).

                  o Raymond Donner - In a ruling entered by the Bankruptcy Court on January 25, 2001, following a trial on December 11-12, 2000, a claim for 1,509,000 shares and a monetary claim of $4,436,000 against Continental was disallowed. Continental had brought an action against Raymond Donner, Business Ventures, Inc., and Strachans-Business Ventures, Inc. (collectively, "Donner") to have their ownership in and claims against Continental determined. This action was consolidated with a removed state court action originally filed in 1996 by Sterritt Properties, Inc. ("SPI") against Donner and others. SPI was making a competing claim to the ownership of the shares claimed by Donner. The Bankruptcy Court dismissed with prejudice SPI's claims regarding the Donner shares.

                  o Sterritt Entities - Various claims as creditors and equity holders asserted by various parties, identified as Sterritt Entities under the Plan, were disallowed by the Bankruptcy Court. Refer to Item XII "Legal Proceedings of Continental and Subsidiaries", below.

                  THE FOLLOWING DISPUTED CLAIMS HAVE BEEN FINALLY SETTLED:

                  o Morgan, Lewis, Bockius L.L.P. - This disputed claim for legal services performed in the amount of $109,398.12 was settled on March 30, 2001 for the sum of $3,500.

                  o Dresco Investments, Inc. - A dispute between Continental and Dresco Investments, Inc. together with two related individuals (collectively, "Dresco") regarding the transfer of 253 acres in Ellis County, Texas for inadequate consideration was settled in December, 2000 for the payment to Continental of the sum of $60,000 in three equal installments between February and August, 2001, and a reduction in the beneficial interest to shares of Continental claimed by Dresco from 32,000 shares to 12,000 shares in the reorganized Continental.

                  o Prentiss Properties, Ltd. - This claim for $96,439.52 for rental of an office space in Atlanta, Georgia was settled in August, 2000 for a payment in the sum of $28,000.

                  o G.E. Capital/Tilden Financial - This claim for an alleged guarantee on an equipment financing agreement in the amount of $44,578.00 was settled without any payment by Continental in December, 2000.

                  o Frontier Insurance Company - This claim for an Agreement of Indemnity of $98,365.70 was resolved in May, 2000 without payment by Continental and, instead, Wastemasters, Inc., an obligor on the Agreement of Indemnity, satisfied the claim with a cash payment believed to be in the full amount. This claim was aggressively pursued by Frontier and its counsel against Continental until finally resolved by the payment from Wastemasters, Inc. However, prior to resolution of the matter by payment, Continental was forced to defend against a motion to convert the bankruptcy proceeding to a Chapter 7 liquidation and/or payment of the claim by Continental to avoid conversion to Chapter 7.

                  o Crescent Real Estate Funding L.P. - Crescent had filed a claim in the amount of $51,734.45 for rental of an office lease in Dallas, which is being settled in June, 2001 for a payment of $45,000.00.

         F. CANCELLATION OF EXISTING STOCK AND EXCHANGE OF SHARE CERTIFICATES FOR ALLOWED STOCKHOLDERS

                  1.       DESCRIPTION OF THE STOCK CANCELLATION AND EXCHANGE
                           PROCESS

         As stated above in Item II.B., the Plan provided that allowed stockholders would surrender their old stock certificates and receive a new certificate for the same number of shares in the reorganized Continental. All outstanding warrants and option agreements were also cancelled pursuant to the Plan. The Plan also provided for the cancellation of shares of the common stock issued by Continental held by the Sterritt Entities, as well as by any and all persons acting in concert with any of the Sterritt Entities. To date, Continental has identified and cancelled 6,251,209 shares held by Sterritt Entities. By agreement, the Plan also provided that all of the shares of Continental's common stock held by Stewart Rahr ("Rahr") would be cancelled and, accordingly, 1,665,953 shares have been cancelled.

         Prior to the adoption of the Plan, Continental had 12,273,932 shares of common stock outstanding. After cancellation of 6,251,209 shares known to be held by Sterritt Entities and the 1,665,953 shares relinquished by Rahr, the total number of shares of Continental's common stock outstanding was 4,356,770 at the date of the confirmation of the Plan. This number of outstanding shares has been further reduced pursuant to various claims objection hearings and an adversary proceeding trial before the Bankruptcy Court and other settlements with certain stockholders which resulted in the cancellation of another 2,498,079 shares. As of May 31, 2001, there were outstanding 1,858,691 shares of the Company's common stock. Other shares are expected to be cancelled in a hearing before the Bankruptcy Court on June 26, 2001 in an amount expected not to exceed 50,000 shares. The share exchange process is expected to conclude in June 2001.

         Cancellation of the shares described herein may be deemed to have resulted in a change of control of Continental, although no stockholders or group of stockholders have identified themselves as now controlling Continental. (See Item II.F.3, "Stock Ownership by Certain Beneficial Owners and Management", below.)

         In September 2000, Continental commenced notifying stockholders about the share exchange process with instructions for the surrender of their old stock under the Plan. As provided in the Plan, stock certificates held at that time by "allowed shareholders" have been cancelled and exchanged share-for-share for new stock certificates representing stock in the reorganized Continental. In the event of any lost or destroyed certificates, the holder of such certificates was required to deliver to Continental's stock transfer agent an affidavit of loss or destruction, as well as an agreement to indemnify Continental and the transfer agent, in a form reasonably acceptable to Continental, in order to receive any exchange of stock under the Plan.

         In connection with the foregoing exchange, trading in Continental's old stock certificates ended at the close of trading on September 29, 2000. After that date, only the new stock certificates representing the new Common Stock in Continental were traded. Beginning on the next trading date, Continental's Common Stock traded under a new trading symbol, "CONI", and the new Common Stock is represented by the new stock certificates.

         Section 1145 of the Bankruptcy Code provides that federal and state registration requirements do not apply to the issuance of securities by a debtor under a plan of reorganization to holders of claims or interests wholly or principally in exchange for those claims or interests. With certain exceptions, recipients of such securities may also resell them without restriction. Continental believes Section 1145 generally applies in connection with the issuance of new stock certificates of its common stock. However, for share certificates surrendered bearing a trading restriction, the new certificates were issued with a legend restricting the trading of the stock without an opinion of counsel that the restriction could be removed pursuant to applicable securities laws and regulations.

                  2.       SUMMARY OF CANCELLATIONS OF OUTSTANDING SHARES

         The following table summarizes the shares of Common Stock of Continental that were outstanding at the time of the commencement of the Bankruptcy reorganization proceeding on December 6, 1999 (the date on which a consent to relief under Chapter 11 Bankruptcy was entered), and a summary of the cancellations of outstanding shares that have occurred from that date until May 31, 2001.

                                                                                                  NUMBER
                        EVENTS OR ACTION TAKEN                                                  OF SHARES
---------------------------------------------------------------------------------------------------------

         SHARES OUTSTANDING ON DECEMBER 6, 1999                                                  12,273,932
         Cancelled shares held by "Sterritt Entities" pursuant to Plan of Reorganization         (6,251,209)
         Surrendered by Stewart Rahr pursuant to Litigation Agreement and Plan                   (1,665,953)
         Cancelled because "no consideration" paid or illegal/invalid issue, after hearing         (317,986)
         Cancelled pursuant to Wastemasters and Rye Creek rescission agreements                    (357,541)
         Cancelled pursuant to Dresco settlement agreement                                          (20,000)
         Cancelled by Bankruptcy Court ruling against Donner/BVI, following trial                (1,509,000)
         Shares cancelled for stockholders not located or not responding to notice for exchange    (293,552)
                                                                                                ------------

                           SHARES OUTSTANDING AS OF MAY 31, 2001                                  1,858,691
                                                                                                ------------

         A final hearing in connection with outstanding shares has been scheduled before the Bankruptcy Court on June 26, 2001 for the purpose of cancelling additional shares of stockholders who have not responded to various requests to surrender their old share certificates in exchange for new certificates. The total shares to be cancelled at this hearing depends upon whether certain holders of stock provide requested information prior to, or at, the hearing; however, the additional number to be cancelled is not expected to exceed 50,000 shares.

                  3.       STOCK OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND
                           MANAGEMENT

         The following table sets forth, as of May 31, 2001, certain information with respect to (i) beneficial owners of more than five percent (5%) of the outstanding Common Stock, and (ii) beneficial ownership of shares of the Company's Common Stock held by officers and directors, and by former officers and directors.

         NAME OF BENEFICIAL OWNER; RELATIONSHIP                AMOUNT AND NATURE          PERCENT
         --------------------------------------               OF BENEFICIAL OWNER         OF TOTAL
                                                              -------------------         --------
                  Martin G. Blahitka (a)                               10,000                   .5%
                  Kurt Falvey (b)                                      14,750                   .8%
                  H. David Friedman (c)                                  -0-                   -  %
                  Carol, Robert and Felicia Rahr,
                         as a group (d)                               311,400                 16.7%
                  Bill Short (c)                                          600                  -  %
                  SLK Capital Markets (d)                             138,000                  7.4%

        (a) MR. BLAHITKA IS A FORMER DIRECTOR OF THE COMPANY WHO RESIGNED ON NOVEMBER 30, 2000.
        (b) MR. FALVEY IS VICE PRESIDENT OF FIBER-SEAL HOLDINGS, INC., A SUBSIDIARY OF CONTINENTAL.
        (c) MR. FRIEDMAN AND MR. SHORT ARE THE CURRENT OFFICERS AND DIRECTORS OF CONTINENTAL (SEE ITEM VI.E. "MANAGEMENT, EMPLOYEES AND CONSULTANTS", BELOW).
        (d) OWNER OF 5% OR MORE OF CONTINENTAL'S COMMON STOCK

                                      III.

                              SUBSIDIARY OPERATIONS

         A.       FIBER-SEAL HOLDINGS, INC.

                  1.       BUSINESS ACTIVITIES

         Fiber-Seal Holdings, Inc., a Texas corporation, ("Fiber-Seal") is a wholly-owned subsidiary of Continental. Fiber-Seal operates a fabric and carpet care business, and conducts its operations through two divisions. The Fiber-Seal Services International Services Division provides the wholesale distribution of products and manages the network of fifty-eight (58) independent Fiber-Seal license and franchise distributions, of which four (4) are international. The Fiber-Seal of Dallas Division provides retail fabric care and cleaning services to residential and commercial businesses in the Dallas/Fort Worth area. Fiber-Seal enjoys a good reputation in the fabric-care industry and its products and services have been marketed for retail use for over thirty years. However, the Fiber-Seal business has merely maintained its level of operations over most of the last ten years without growth or expansion. The past two years have been particularly detrimental to the Fiber-Seal business because of the nature of the distributorship business and the problems of its parent, Continental, as a result of gross mismanagement and the fraud of its prior officers and directors. Continental has sought to preserve the value of the business for the potential of a future sale.

                  2.       PROPOSED SALE OF FIBER-SEAL

         Continental will actively pursue the sale of its subsidiary, Fiber-Seal Holdings, Inc. There has been interest expressed by certain of the Fiber-Seal distributors and others in purchasing the Fiber-Seal business; however, these discussions are at a preliminary stage and there can be no assurance that any sale will be completed as a going concern. Continental anticipates stepping up its efforts for the completion of a sale of the subsidiary and/or its assets within the next 90-150 days.

         B.       CONTINENTAL TECHNOLOGIES CORPORATION OF GEORGIA

                  1.       BUSINESS ACTIVITIES

         Continental Technologies Corporation of Georgia, a Georgia corporation ("CTCG"), is a wholly owned subsidiary of Continental. CTCG owns and operates a construction and demolition ("C&D") landfill, known as Scales Landfill. Situated in Lithonia, DeKalb County, Georgia, the landfill facility accepts C&D debris from customers in the greater Atlanta area. CTCG is in the process of addressing certain environmental issues associated with its continued operations. The remaining airspace under the existing permit at Scales Landfill is relatively small as compared to other C&D landfills, having an estimated remaining life of 2 to 3 years based upon existing engineered topographic surveys and using current disposal levels. Although the site has additional acreage for expansion, CTCG believes existing state legislation currently prevents making permitting applications for additional airspace.

         Solid waste landfills are subject to extensive and evolving federal, state and local environmental laws and regulations. These regulations are administered by the EPA and various other Federal, state and local environmental, zoning, health and safety agencies. The cost of compliance with these regulations and any environmental remediation which it is or may become responsible is substantial, and such costs could have a material adverse effect on the Company. In order to develop, own or operate a landfill, a transfer station or most other solid waste facilities, CTCG is required to go through several governmental review processes and obtain one or more permits and often zoning or other land use approvals. Obtaining these permits and zoning or land use approvals is difficult, time consuming and expensive and is often opposed by various local elected officials and citizens' groups. Once obtained, operating permits generally must be periodically renewed and are subject to modification and revocation by the issuing agency. The principal federal, state and local statutes and regulations applicable to our various operations are as follows: the Resource Conservation and Recovery Act of 1976; the Subtitle D Regulations, adopted in 1993 (which promulgated numerous regulations related to operations of solid waste landfills); the Federal Water Pollution Control Act of 1972; the Comprehensive Environmental Response, Compensation and Liability Act of 1980; the Clean Air Act; the Occupational Safety and Health Act of 1970; and various state and local regulations. Included in the financial obligations are those relating to closure and post-closure (long-term care) costs of the Scales Landfill facility, for which the Company has provided a liability in its financial statements and, potentially, for a landfill operated by Rye Creek Corporation which was previously owned by CTCG and is the subject of a pending legal proceeding (see Item XII.C., "Pending Litigation Claims Against Continental and Subsidiaries," below). The financial assurance as required under federal and state guidelines to satisfy the estimated cost of closure and post-closure care for Scales Landfill, such as a trust fund or insurance, has not been adequately provided for by the Company. The Company expects to make provision for these funds as part of a plan of reorganization of CTCG and this cost is expected to be funded over the remaining life of the landfill, which will have a substantial adverse impact on cash flow. Also, there can be no assurance that the ultimate financial obligations for actual closure and post-closure costs or remediation, if any, will not exceed the amounts accrued and reserved therefore.

                  2.       CHAPTER 11 BANKRUPTCY PROCEEDING

         On November 15, 2000, CTCG filed a voluntary petition for relief under Chapter 11 of the U. S. Bankruptcy Code in the U. S. Bankruptcy Court for the Northern District of Texas, Dallas Division. CTCG has continued the operations of the landfill as a debtor-in-possession while in the Chapter 11 bankruptcy proceeding, and CTCG intends to propose a plan of reorganization by July 13, 2001, the deadline date imposed by the Bankruptcy Court.

                  3.       PROPOSED SALE OF SCALES LANDFILL

         CTCG has engaged a business broker in the waste management industry to market and to assist in selling the Scales Landfill. CTCG anticipates using its operating revenue along with the proceeds from a sale of the landfill, if a sale occurs, to pay off its creditors with allowed claims and to provide for a sinking fund to satisfy its closure and post-closure obligations associated with the landfill in the amount of approximately $712,000. CTCG is working to locate a buyer who may also assume the remainder of the closure and post-closure obligations as part of a sale.

                                       IV.

                          FORMER OFFICERS AND DIRECTORS

         A. OFFICERS AND DIRECTORS AFTER THE 1998 AND 1999 LITIGATION AND PRELIMINARY INJUNCTION

         On September 24, 1998, the Company's Board of Directors voted to remove R. Dale Sterritt, Jr. as Chairman of the Board of the Company. The directors of the Company at that time were R. Dale Sterritt, Martin G. Blahitka, Robert D. Luna and J. B. Morris. This action was taken after the board members received detailed information and allegations concerning improper and potentially unlawful conduct by Mr. Sterritt and other persons acting in concert with him in connection with the operations of Continental and related entities owned or controlled by Mr. Sterritt.

         Shortly thereafter, Mr. Sterritt attempted to convene and conduct a special meeting of Continental's stockholders in Dallas, Texas on October 15, 1998. At that meeting, Messrs. Morris, Blahitka and Luna were purportedly removed from Continental's Board of Directors and Scott Bush, Larry Sterritt and Greg Wiggins were purportedly appointed as their successors.

         In November 1998, J. B. Morris, Martin G. Blahitka and Robert D. Luna commenced a lawsuit styled JERRY B. MORRIS, ET AL. V. SCOTT BUSH, ET AL. (Civ. Action No. 3:98-CV-2452-G) ("MORRIS V. BUSH") in the U.S. District Court for the Northern District of Texas Dallas Division. In this lawsuit, the plaintiffs sought to enjoin Scott Bush, Larry Sterritt and Greg Wiggins from acting as directors of Continental in light of numerous violations of federal securities and other laws and the proxy rules of the SEC in convening and holding the October 15, 1998 special meeting.

         On January 28, 1999, the Honorable A. Joe Fish, U.S. District Judge entered an Order of Preliminary Injunction and a related Memorandum Opinion (collectively, the "Preliminary Injunction") in this lawsuit. In the Memorandum Opinion, the Court determined that the plaintiffs had "shown a substantial likelihood of success on their claims" that the alleged special meeting and the related notice violated federal law. Based on these findings, the Court entered a Preliminary Injunction.

         Among other things, the Preliminary Injunction restrained and enjoined the defendants, Scott Bush, R. Dale Sterritt, Jr., Larry Sterritt and Greg Wiggins, their agents, officers, successors, servants, employees, representatives, attorneys and all persons acting on their behalf or in active concert or participation with them from:

                  a. "taking or purporting to take any action as directors of Continental and from causing Continental to take or to purport to take any action, including but not limited to, the sale, lease, exchange or other disposition of any of Continental's assets or the mortgage, pledge or creation of a security interest in any of Continental's assets;" and

                  b. holding any meeting of Continental Investment Corporation's shareholders at which they are asked or permitted to vote on the election of directors or any other matter without the prior filing with the Securities and Exchange Commission and subsequent distribution to shareholders of a proxy statement or information statement and annual report disclosing all material facts relating to certain enumerated matters.

         The Preliminary Injunction also enjoined any efforts to void the election of certain of the plaintiffs, Jerry B. Morris, Martin G. Blahitka and Robert D. Luna, as directors of Continental Investment Corporation
"unless and until a proper and lawful shareholders' vote occurs....".
Further, the Preliminary Injunction suspended the shareholder voting rights of the defendants and those persons listed above who might be acting with them unless and until "appropriate disclosures" have been made in Continental's annual reports and in Schedule 13D filings of the relationships and agreements of these persons with respect to the acquisition, voting and dispositions of Continental's stock and the plans or proposals of those persons with respect to the liquidation, sale, or merger of Continental or any other material changes in Continental's business or corporate structure.

         As described above, the Preliminary Injunction barred R. Dale Sterritt, Jr. from acting as a director of Continental, and re-instated as the then current directors, the following persons:

                      Martin G Blahitka
                      Robert D. Luna
                      J. B. Morris

         As described above, the Preliminary Injunction barred R. Dale Sterritt, Jr. from acting as a director of Continental. The Preliminary Injunction remained in effect until the trial was completed in June 2000 (See
Item XII, "Legal Proceedings of Continental and Subsidiaries," below). Pursuit to the confirmed Plan, R. Dale Sterritt, Jr. was removed as a director.

         B.       POST-CONFIRMATION OFFICERS AND DIRECTORS

         The Plan provided that the Board of Directors for Continental after confirmation on February 10, 2000, would be Martin G. Blahitka, Robert D. Luna, and J.B. Morris (the "Post-Confirmation Officers and Directors"), and removed R. Dale Sterritt from the Board.

         MR. MARTIN G. BLAHITKA, age 65, had served as a director of the Company since September 1993. Mr. Blahitka is a private investor and is retired.

         MR. ROBERT D. LUNA, age 48, had served as a Director since September 1993 and as Secretary of the Company since 1993. From January, 1999, Mr. Luna also served as Vice President of the Company and held the same positions in each of the Company's subsidiaries. Mr. Luna is a private investor in securities, real estate and oil and gas.

         MR. J. B. MORRIS, age 62, has served as a Director since June, 1991. From January, 1999, Mr. Morris also served as Chairman of the Board, President and Treasurer of the Company and held the same positions in each of the Company's subsidiaries. Mr. Morris is a private investor.

         C. RESIGNATIONS OF POST-CONFIRMATION OFFICERS AND DIRECTORS, DECEMBER, 2000

         Effective on December 1, 2000, the Post-Confirmation Officers and Directors resigned, indicating their desire to pursue their respective individual careers and endeavors. The outgoing Board and Officers were: J. B. Morris, Chairman of the Board, President, CEO and Treasurer; Robert D. Luna, Director, Vice President and Secretary; and Martin G. Blahitka, Director.

         Appointed by the outgoing Post-Confirmation Directors to fill the vacancies created by the resignations were H. David Friedman and Bill A. Short. Mr. Friedman was appointed to serve as Chairman of the Board, Chief Executive Officer and Secretary, and Mr. Short as President, Chief Operating Officer and Treasurer of the Company. (See Item IX, "Current Officers and Directors," below.)

         There were no known disputes or disagreements existing between the Post-Confirmation Officers and Directors and the Company or its stockholders at the time of said resignations.

         D.       SUMMARY OF COMPENSATION TO POST-CONFIRMATION OFFICERS AND
                  DIRECTORS

                  1.       SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation and other payments to the Company's Post-Confirmation Officers and Directors for the years 1999 and 2000.

                           SUMMARY COMPENSATION TABLE
                    POST-CONFIRMATION OFFICERS AND DIRECTORS

--------------------------------------------------------------------------------------------------------------------------
                                                               Directors'   Accrued
     Name and Principal                                        Proofs of   Consult.      Total       Stock       Legal
        Position (a)          Year       Salary      Bonus       Claim        Fees     Compensation Options     Defense
                               (a)        (b)         (c)         (d)         (e)                     (f)         (g)
--------------------------------------------------------------------------------------------------------------------------
J. B. Morris                  2000      $190,169    $137,500   $150,000    $  39,000    $516,669       -           -
  Chairman of the Board,      1999      $197,331       -       $  7,500        -        $204,831       -           -
  President & Treasurer

--------------------------------------------------------------------------------------------------------------------------
Robert D. Luna                2000      $ 34,085    $ 42,500   $ 150,000   $  21,000    $247,585       -           -
  Director, Vice President    1999      $142,915       -       $   7,500       -        $150,415       -           -
  and Secretary

--------------------------------------------------------------------------------------------------------------------------
Martin G. Blahitka            2000         -           -       $  50,000       -        $ 50,000       -           -
  Director                    1999         -           -       $   8,100       -        $  8,100       -           -

--------------------------------------------------------------------------------------------------------------------------

      NOTES TO SUMMARY COMPENSATION TABLE:

      (a) Compensation is reported from January 28, 1999 (the date of the Temporary Injunction entered in Federal District Court, pursuant to which the named individuals were reinstated to the Board, and subsequently elected to the officer positions indicated) until December 1, 2000, at which time all named persons resigned their respective positions. Prior to 1999, the named persons, in their capacity as Directors, were paid no compensation for their services as Directors. Mr. Luna, in his additional capacity as Corporate Secretary from 1994, was paid no cash consideration for those services.

      (b) Salaries were first paid to Mr. Morris and Mr. Luna in March, 1999, following their reinstatement to the Board of Directors pursuant to the Temporary Injunction and subsequent election to their officer positions. Of the salary indicated as paid to Mr. Morris, $63,000 and $99,000 was paid from the CTCG subsidiary in 2000 and 1999, respectively. Of the salary indicated as paid to Mr. Luna, $60,000 was paid from the CTCG subsidiary in 1999. The date of the last salary payments to both Mr. Morris and Mr. Luna was on November 30, 2000.

      (c) Payments were made to Mr. Morris and Mr. Luna in September, 2000 as success bonuses following the sale of the Ben Hill Site in August, 2000. (See Item II.C.1, "Sale of Ben Hill Site, Atlanta, GA", above.)

      (d) Payments were made to the individuals in their capacities as Directors in September, 2000 pursuant to the Plan confirmed by the
            U. S. Bankruptcy Court. The combined amount of $350,000 was disclosed as Priority Board Claims in the Schedules and the Disclosure Statement in the Bankruptcy proceeding, and the Directors actually filed Proofs of Claim for their respective amounts as additional compensation for work on the Board of Directors during 1999. Cash payments in the combined amount of $350,000 were paid on the Priority Board Claims in lieu of a grant of stock in the reorganized Continental as originally contemplated in the Plan. Former management opted to take cash payments instead of stock because of the perceived control issues that might have resulted from the potential issuance of a large block of stock to satisfy the Proofs of Claim, as determined using its then market value per share. Moreover, former management believed it would be difficult and expensive to properly value the issuance of new stock of Continental in satisfaction of the Proofs of Claim at the Effective Date of the Plan.

      (e) Agreements for consulting fees were executed with Mr. Morris and Mr. Luna for a six month period following their resignations on December 1, 2000. These fees were part of a severance package to the outgoing officers to compensate them for their continued involvement with the Company, as and if needed, after November 30, 2000. Future semi-monthly payments due under the agreements were terminated as of March 15, 2001, with unpaid periodic payments due in the total amount of $25,000. The payments were terminated pending a further review by current management as to the propriety of the payments. (See Item IV.D.2, "Resolution of Compensation Issues with Post-Confirmation Officers and Directors," below.)

      (f) The Post-Confirmation Officers and Directors adopted the 2000 Stock Plan during the year with the intent that various stock options would be granted to both the Post-Confirmation Officers and Directors as well as to the Current Officers and Directors appointed to serve on December 1, 2000. However, current management of the Company cancelled the 2000 Stock Plan and no stock options were granted under the plan prior to its cancellation because, based upon a further review by current management and consultation with counsel, management has determined there was not proper authorization for entry into the 2000 Stock Plan. (See Item IV.D.2, "Resolution of Compensation Issues with Post-Confirmation Officers and Directors," below.)

      (g) Prior to December 3, 1999, legal fees and expenses totaling $383,984 had been incurred on behalf of Continental's Board of Directors (Messrs. Morris, Luna and Blahitka) in connection with lawsuits styled MORRIS V. BUSH and R. DALE STERRITT, JR. V. BLAHITKA, ET AL and related proceedings. Under the bylaws of the Company, its officers and directors are entitled to indemnification for costs incurred, subject to certain limitations, for legal fees, related cost, and damages. Stewart Rahr ("Rahr"), a substantial stockholder of Continental assumed the obligation to pay these fees and costs. On December 3, 1999, and effective as of September 11, 1998, Messrs. Morris, Luna and Blahitka entered into separate but identical agreements with Rahr assigning their rights to indemnification and/or reimbursement for legal fees incurred and to be incurred on behalf of the Directors in connection with these lawsuits. Pursuant to Continental's confirmed Plan in its bankruptcy case, Rahr agreed to release Continental from his claim. Rahr has continued to pay, without obligation of Continental, certain fees and expenses related to these lawsuits. (See Item XII.D., "Pooling Agreement between Continental and Rahr," below.)

            In September 2000, the Company established a litigation defense fund in the total aggregate amount of $200,000 for the benefit of the three former Directors of the Company and to secure and collateralize the indemnification obligations afforded to officers and directors under the Company's bylaws and under individual indemnification agreements. The escrow agreement for the fund did not specify the terms by which payments from the fund would be shared by the three directors. The defense fund was established in a separate interest-bearing escrow account outside the control of the Company for a period of six years. Current management believed the escrow account should be released back to the general funds of the Company and that any defense of the current or former directors requiring indemnification by the Company, if the need should arise and is duly authorized, will be made from the general resources of the Company at the direction of the then Board of Directors. On May 22, 2001, the $200,000 escrow fund plus accrued interest in the amount of $5,929 was released by the escrow agent and received by the Company. (See Item IV.D.2, "Resolution of Compensation Issues with Post-Confirmation Officers and Directors," below.)

                  2.       RESOLUTION OF COMPENSATION ISSUES WITH
                           POST-CONFIRMATION OFFICERS AND DIRECTORS

         Current management was made aware of payments and benefits in 1999 and 2000 to the Post-Confirmation Officers and Directors. After a review and analysis into the propriety of the payments, current management obtained a legal opinion regarding the authority for such payments. Based on this review and opinion, current management concluded that certain payments to the Post-Confirmation Officers and Directors may not be appropriate and requested return of certain funds. Negotiations by the current management of the Company with the Post-Confirmation Officers and Directors resulted in a mutual agreement for the release back to the Company of certain funds. Accordingly, Post-Confirmation Officers and Directors have agreed to (i) release the escrow for the litigation fund back to the Company, which was received by the company on May 22, 2001 (ii) terminate the remainder of the consulting fee payments, and (iii) cancel any commitments for grants of stock options under the 2000 Stock Plan. Current management anticipates no further action will be taken by the Company in connection with this matter.

                                       V.

                         INACCURATE FINANCIAL STATEMENTS

                  A. INACCURACY OF CERTAIN PREVIOUSLY-PUBLISHED FINANCIAL STATEMENTS

         Facts came to the attention of Continental's management during early 1999 that called into question the accuracy of financial statements published by Continental for the period beginning January 1, 1994 through September 30, 1998. On or about March 10, 1999, Continental issued a press release on this issue. In particular, management believes that these financial statements reflected transactions that were recorded using valuations that arose from undisclosed related party transactions or that were otherwise valued or recorded in a manner inconsistent with generally accepted accounting principles. It therefore appeared that Continental's published financial condition, results of operations and other information (both audited and unaudited) for this period were materially inaccurate.

         In light of the circumstances described herein, Continental did not publish any financial information for periods beginning on or after October 1, 1998 until the dissemination of this Post-Confirmation Disclosure Statement. (See Item VI.A. below, and Exhibits "A" and "B" attached hereto.)

         Many of the facts and allegations that cause management to question the accuracy of Continental's financial statements for the January 1, 1994 to September 30, 1998 financial reporting periods are also the subject of litigation. (See Item XII, "Legal Proceedings of Continental and
Subsidiaries," below.)

         B.       ADJUSTMENTS TO FINANCIALS

         Following the confirmation of Continental's Plan, management engaged Belew Averitt LLP (now BDO Seidman) as Continental's independent auditors to audit the Company's consolidated financial statements for the year ended December 31, 2000 so that accurate financial information about Continental could be ascertained and published. In connection with this process, the Company also engaged David T. Roberts, CPA, to assist with the adjustments to the financial statements.

         In light of management's recommendation, subject to stockholder approval, to liquidate Continental, management has determined that the cost and expense for auditing the financials is not justified. Subsequently, Continental has requested its independent auditors to assist the Company in compiling its financial statements, as opposed to auditing them.

         Accordingly, Continental has undertaken to have its accounting records adjusted to reflect what it believes is the proper accounting treatment for certain transactions reported in the periods beginning January 1, 1994 through September 30, 1998. The errors and irregularities pertain principally to the following:

               o Overstatement of the cost of land in Atlanta, Georgia and Ellis County, Texas, purchased from various related parties, including Swan Financial Services, Inc., Swan Services, Inc., 20th Century Holdings, Inc., The April Group, Inc. and the Batchler Road Joint Venture.

               o Overstatement of the carrying value of notes receivable from a related party, Swan Financial Services, Inc.

               o Overstatement of the carrying value of the investment in and receivables from WasteMasters, Inc.

               o Overstatement of the cost of landfills purchased from WasteMasters, Inc.

               o Misapplication of generally accepted accounting principles to the 1994 merger with Fiber-Seal Holdings, Inc.

               o Failure to record the Company's liability in a litigation settlement.

         The Company estimates the effect of the matters described above was principally to overstate assets and shareholders' equity by approximately $19,000,000 as of September 30, 1998. The effect of the adjustments to correct the Company's financial statements has been reflected, as applicable, in the unaudited financial statements included in this Disclosure Document and set forth in Exhibits "A" and "B."

                                       VI.

                          CURRENT STATUS OF CONTINENTAL

         A.       CURRENT FINANCIAL INFORMATION

         Continental's financial information is set forth in unaudited consolidated financial statements for the quarter ended March 31, 2001 (attached hereto as Exhibit "A") and for the year ended December 31, 2000 (attached hereto as Exhibit "B").

         B.       PRINCIPAL ASSETS

                  1.       LIQUID ASSETS

         The liquid assets of Continental and Fiber-Seal consists of cash and cash equivalents totaling $922,041 and $61,542, respectively, as of March 31, 2001 and $1,001,068 and $44,670, respectively, as of May 31, 2001. The cash accounts of CTCG have not been included with the liquid assets because of a separate Chapter 11 bankruptcy proceeding of CTCG and the uncertainty that any cash proceeds will be realized by Continental pursuant to a confirmed plan of reorganization.

                  2.       SECURITIES OF WASTEMASTERS, INC.

         Continental owns various securities of WasteMasters, Inc. ("WasteMasters"), a corporation whose shares of common stock are publicly traded. As of May 31, 2001, these securities consist of 3,970,000 shares of WasteMasters Common Stock, and 5,000,000 shares of WasteMasters Series A Preferred Stock (which are convertible at the holder's option into 25,500,000 shares of restricted WasteMasters Common Stock). In December, 1999, Continental entered into a Rescission Agreement with WasteMasters to unwind two 1997 purchase and stock exchange agreements between the Continental and WasteMasters. The Rescission Agreement provided, in part, for the payment to the Company the sum of $500,000 and the return of capital stock issued by both WasteMasters and Continental to each other in 1997. However, WasteMasters defaulted on its payments to Company after remitting a total of $175,000 in early 2000, leaving $325,000 unpaid. As a result of this default, Continental took action in the Bankruptcy Court to enforce the agreement. The result of this action was a cancellation of all 352,500 shares in Continental held by WasteMasters and a judgment in favor of Continental for the unpaid amount plus attorneys' fees of $25,443, for a total amount of $350,443. Continental has retained its shares of WasteMasters common and preferred stock and, as provided for in the judgment, is in the process of selling the stock to reduce the amount of the judgment. As of May 31, 2001, a total of 530,000 shares of WasteMasters Common Stock had been sold in the open market, resulting in a reduction in the judgment in the amount of $22,493. Based on the current trading activity for WasteMasters' common stock and the apparent poor underlying condition of Wastemasters, uncertainties exist that Continental will recover the total amount of the judgment from the sale of WasteMasters' stock. Continental is considering other alternatives for collection of the remainder of its judgment.

         In addition to the WasteMasters Common and Preferred Stock, Continental holds WasteMasters Series A and Series B Debentures with an approximate face amount of $3,149,300 plus substantial accrued interest. The debentures and accrued interest are convertible into WasteMasters Common Stock, at the rate of $0.255 per common share. However, these debentures have been the subject of extensive litigation and WasteMasters has asserted in filings with the U.S. Securities and Exchange Commission that it believes it has valid offsets to any liability under the debentures. Consequently, the amount ultimately determined to be due to the Company has not been determined and due to the disputes surrounding the debentures and their collectibility, uncertainties exist as to the amount ultimately recoverable by Continental from the debentures.

         At both March 31, 2001 and December 31, 2000, Continental's financial statements reflect the investment in the capital stock and the debentures of WasteMasters as having been reduced to zero.

                  3.       FIBER-SEAL BUSINESS

         As indicated above, Fiber-Seal operates a fabric and carpet care business, and conducts its operations through two divisions. The Fiber-Seal Services International Services Division provides the wholesale distribution of products and manages the network of fifty-eight (58) independent Fiber-Seal license and franchise distributions, of which four (4) are international. The Fiber-Seal of Dallas Division provides retail fabric care and cleaning services to residential and commercial businesses in the Dallas/Fort Worth area. However, the Fiber-Seal business has merely maintained its level of operations over most of the last ten years without growth or expansion. Continental has sought to preserve the value of the business for the potential of a future sale.

         Continental will actively pursue the sale of its subsidiary, Fiber-Seal Holdings, Inc, ("FSH") which consist of the two operating divisions named above. There has been interest expressed by certain of the Fiber-Seal distributors and others in purchasing the Fiber-Seal business; however, these discussions are at a preliminary stage and there can be no assurance that any sale will be completed as a going concern. Continental anticipates stepping up its efforts for the completion of a sale of the subsidiary and/or its assets within the next 90-150 days.

         Financial information on FSH is provided as supplemental information to the unaudited consolidated financial statements for the quarter ended March 31, 2001 and the year ended December 31, 2000, attached hereto as Exhibits "A" and "B", respectively.

                  4.       SCALES LANDFILL

         Scales Landfill is the only operating asset of CTCG and operates as a construction and demolition ("C&D") landfill, situated in Lithonia, DeKalb County, Georgia. The landfill facility accepts C&D debris from customers in the greater Atlanta area. On November 15, 2000, CTCG filed a voluntary petition for relief under Chapter 11 of the U. S. Bankruptcy Code in the U.
S. Bankruptcy Court for the Northern District of Texas, Dallas Division. CTCG has continued the operations of Scales Landfill as a debtor-in-possession while in the Chapter 11 bankruptcy proceeding, and CTCG intends to propose a plan of reorganization by July 13, 2001, a date set by the Bankruptcy Court.

         CTCG has engaged a business broker in the waste management industry to market and to assist in selling Scales Landfill. The Company is uncertain as to the prospects for selling Scales Landfill and, if a sale is not accomplished, CTCG will likely elect to operate the landfill for the remaining life of the landfills which is expected to be 2 to 3 years based on current disposal rates. CTCG anticipates using its operating revenue along with the proceeds from a sale of the landfill, if a sale occurs, to pay off its creditors with allowed claims and to provide for a sinking fund to satisfy its closure and post-closure obligations associated with the landfill in the amount of approximately $712,000.

         CTCG is in the process of addressing certain environmental and financial assurance issues associated with its continued operations. Solid waste landfill operations are subject to various federal, state and local environmental regulations. The cost of compliance with these regulations and any environmental remediation which it is or may become responsible is substantial, and such costs could have a material adverse effect on the Company. Included in the obligations are those relating to closure and post-closure (long-term care) costs of the Scales Landfill facility it operates, for which the Company has provided a liability in its financial statements and, potentially, for a landfill operated by Rye Creek Corporation which was previously owned by CTCG and is the subject of a pending legal proceeding (see Item XII.E., "Pending Litigation Claims Against Continental.", below). The financial assurance as required under federal and state guidelines to satisfy the estimated cost of closure and post-closure care for Scales Landfill, such as a trust fund or insurance, has not been adequately provided for by the Company. The Company expects to make provision for these funds as part of a plan of reorganization of CTCG and this cost is expected to be funded over the remaining life of the landfill, which will have a substantial impact on cash flow. Also, there can be no assurance that the ultimate financial obligations for actual closure and post-closure costs or remediation, if any, will not exceed the amounts accrued and reserved therefor.

         Financial information on CTCG is provided as supplemental information to the unaudited consolidated financial statements for the quarter ended March 31, 2001 and the year ended December 31, 2000, which are attached hereto as Exhibits "A" and "B", respectively.

                  5.       RESIDENTIAL LOTS IN ATLANTA

         Continental holds fee simple title to nine residential lots in metropolitan Atlanta, Georgia and has questionable title to five other lots in the same vicinity. The fourteen (14) mostly non-contiguous lots and tracts contain an aggregate of 11.3 acres. Continental is attempting to sell these tracts and intends to obtain a listing with a real estate broker for the sale of all tracts. However, the demand for tracts or lots in this area is low and the timing of any sale is uncertain. Additionally, Continental is undertaking steps to clear up title issues on five (5) of the largest tracts before any sale of these tracts can be completed. (See Item II.C.1. "Sale of Ben Hill Site, Atlanta, GA," above.) Appraisals on the tracts in the fall of 2000 reflected an aggregate market value of $388,000; however, Continental believes that the ultimate realizable value will be considerably less.

         Continental has filed an adversary proceeding in the Bankruptcy Court to have the court determine that the lots currently titled in the name of Woodland Ventures, Inc. and Crescent Capital, Inc. f/k/a Swan Services, Inc. are actually owned by Continental, will clear title on the largest of the tracts for their ultimate sale by Continental.

                  6.       LITIGATION CLAIMS OF CONTINENTAL

         The reorganized Continental retained the right to pursue all of its claims, rights, and causes of action. Pursuant to the Bankruptcy Code, the reorganized Continental shall have the exclusive right to pursue, enforce, abandon or compromise any action against any person and rights of Continental that arose before or after the Petition Date. The litigation claims of Continental and CTCG are described in detail in Item XII, "Legal Proceedings of Continental and Subsidiaries," below.

         C.       PENDING CLAIMS AGAINST CONTINENTAL

                  The following are the claims that are unresolved as of the date of this disclosure:

                  o Michael and Japeth Jackson - A hearing on Continental's objection to this claim was held on May 18, 2001 in the Bankruptcy Court. The Jacksons claimed that CIC owed them $213,007.50 under a final judgment entered in Georgia state court in 1994. The judgment required Continental to purchase the Jacksons' stock at a specified price, and the Jacksons sought to enforce Continental's alleged obligation to purchase their 44,007 remaining shares of Continental stock. Continental challenged the judgment as having been improperly agreed to by Continental's then President, R. Dale Sterritt, Jr., in breach of his fiduciary duty to the corporation, and with the knowing participation of the Jacksons. The Bankruptcy Court determined that it had no jurisdiction to examine the Georgia state court judgment, and therefore dismissed Continental's challenges and upheld the Jacksons' claim. Continental intends to appeal this ruling. Until all appeals regarding this claim are finally resolved, the Jacksons do not have an "allowed claim" under the Plan and Continental has no obligation to pay such claim. Continental also is considering its other options in connection with this claim. In the meantime, Continental has accrued a liability on its financials for the full amount of the claim.

                  o John Havas - Following disallowance of the claim by the Bankruptcy Court on November 21, 2000, Mr. Havas appealed the ruling to the United States District Court for the Northern District of Texas, Dallas Division, where the matter is pending. Mr. Havas' claim was a money claim for $240,000 plus interest pursuant to an alleged obligation of Continental to acquire Havas' stock in a company named Equinox, which relates to an ownership interest in a waste transfer station in the Bronx, New York. Management believes that it will prevail in any appeal by Mr. Havas for his claim. Accordingly, no liability accrual for this claim has been made in the financial statements of the Company at either March 31, 2001 or December 31, 2001.

         D.       NOTES OF SUBSIDIARY ASSUMED BY CONTINENTAL

         Effective as of December 31, 2000, Continental assumed obligations totaling $939,902 under three promissory notes due by its wholly-owned subsidiary, Fiber-Seal Holdings, Inc. ("FSH"), to three Sterritt-controlled former related parties. Pursuant to an agreement for assignment, Continental indemnified FSH from any future liability under the notes. The total of the obligations included a principal amount of $715,000 and accrued interest of $224,902. Continental believes that it has a right to offset the judgments against all amounts owed under the obligations, or that the notes are otherwise unenforceable.

         E.       MANAGEMENT, EMPLOYEES AND CONSULTANTS

         Continental currently has 2 executive officers who also serve as the corporation's two directors. In addition, Continental employs a controller and an accountant. The employees of Continental also provide services to Continental's subsidiaries. For information concerning the Company's officers and directors, see Item IX, "Current Officers and Directors," below.

         CTCG has an agreement with an independent contractor to manage and operate Scales Landfill, together with providing certain rented equipment for use on the site. The independent contractor uses from between 5 and 8 individuals, including the on-site operations manager, in connection with the operation of the landfill. The contractor is compensated weekly based on hourly rates for individuals and equipment. The rates for the individuals range from $16 per hour to $46 per hour for the manager. The equipment is leased at market rates. Scales Landfill has one employee to perform clerical duties at the site, in addition to the contract personnel.

         Fiber-Seal employs one operating officer, two sales and one office personnel, two operations personnel, and three service technicians. All such personnel are paid a salary, except the service personnel who are paid on an hourly basis, and one sales person who is compensated with commissions.

         The Company engages the services of various attorneys and counselors in connection with its bankruptcy proceedings, corporate and securities matters, litigation, and other specialized matters from time to time. (See
Item XII.F., "The Attorneys Representing Continental," below.)

         The Company also contracts with other consultants from time to time for financial and accounting services and, from time to time, utilizes temporary help services.

         F.       OBSTACLES TO CONTINUED OPERATIONS OF CONTINENTAL

         Continental emerged from a successful Chapter 11 reorganization to face certain obstacles to future business prospects, which the Company has concluded cannot be overcome. These obstacles are identified as follows:

                  o The U. S. Securities and Exchange Commission ("SEC") has notified Continental that it is the subject of an enforcement action for alleged securities violations and has requested the Company to sign a consent decree which significantly limits certain activities of the Company.

                  o The cost and expense of completing audited and restated financials of Continental.

                  o The taint surrounding the entity of Continental arising out of the litigation that resulted in a fraud judgment of $250 million against its former CEO and others associated with him. (See Item XII.A., below.)

                  o The inability of Continental to obtain new capital and financing as a result of being the subject of an SEC enforcement action and the lasting effects from the wrongdoings of the Company's prior management.

                  o The continued involvement of the Company's current officers and directors in responding to ongoing litigation against the prior officers and directors as well as certain professionals

                  o The inability of the Company to meet SEC compliance standards, such as audited financials, going forward, which will limit if not eventually eliminate the Company's stock from being traded.

                  o The Company's only operating businesses for sources of revenue are Fiber-Seal and Scales Landfill. The Board of Directors believes in its best judgment that these businesses are not profitable enough to justify continuation and that their ability to attract additional capital to grow these businesses or acquire others is substantially limited by the above events.

         The Company has concluded that these obstacles prevent the Company from moving forward in any meaningful way and have directly influenced the decision of management to pursue a course of orderly liquidation.

                                      VII.

                     PROPOSED LIQUIDATION OF CONTINENTAL AND
                       CONCLUSION OF BANKRUPTCY PROCEEDING

         A.       SUMMARY OF PLAN OF LIQUIDATION AND DISSOLUTION

         Because of the obstacles that Continental has encountered, and in particular the problems with the SEC and Continental's inability to overcome the taint that R. Dale Sterritt's mismanagement has placed on the Company, current management has concluded that implementing a liquidation plan and ultimate dissolution of Continental is in the best interests of the Company and its stockholders. Even after a successful Chapter 11 bankruptcy reorganization that paid all creditors with allowed claims in full, the obstacles and expense of continuing to restructure the corporation in an effort to create a viable business enterprise that would build value for stockholders is speculative and time consuming, as compared to a liquidation that may result in a greater expectation of expedient distributions to stockholders. To accomplish the liquidation and dissolution, a Disbursing Agent will conduct an orderly liquidation of all of the assets of Continental over time and, ultimately, the dissolution of the corporation. Such a liquidation and dissolution may result in one or more cash distributions to stockholders.

         The Company has been advised by its corporate and securities counsel that a vote of a quorum of the stockholders will be required with a majority voting in favor of the liquidation and dissolution of the Company. Simultaneous with the mailing of this Disclosure Document, a notice of special stockholders meeting, together with a ballot and proxy, has been sent to each of the stockholders for their review and vote.

         If a quorum of stockholders of the corporation (as defined by the Bylaws of the Corporation as being 50% of the outstanding shares entitled to vote) do not return Ballots and/or Proxies in connection with the proposal being made for liquidation of the company and dissolution, then the Board of Directors of the Corporation will adjourn the meeting and call another special meeting for the purposes of voting on the proposal to liquidate and dissolve.

         If a quorum of the stockholders of the corporation return Ballots and/or Proxies opposing the proposal being made for liquidation of the company and dissolution, then the Board of Directors of the corporation will continue the ongoing operations of the Company according to ordinary business management practices and in the best business judgment of the Board. Such ongoing operations may include selling the subsidiary operations of the Corporation and searching for a merger or acquisition partner since the corporation has no direct ongoing business activities other than operating its subsidiaries.

         If a quorum of the stockholders of the corporation return Ballots and/or Proxies supporting liquidation and dissolution of the Company, then the Board of Directors of the Corporation will immediately resign their positions and the substitute Disbursing Agent will proceed in his best business judgment with the orderly liquidation of the Company and the plan of dissolution under applicable state law and the Bylaws of the corporation. The Disbursing Agent will be charged with liquidating the assets of the Company, satisfying the remaining obligations and making distributions to the stockholders of available liquidation proceeds, if any. It is anticipated that a liquidation will take 12-36 months to complete and possibly longer because of litigation claims that are subject to appeal periods before final resolution. The Disbursing Agent will use his best efforts to make interim distributions as and when he deems appropriate and using his best business judgment to expedite distributions to stockholders. However, there can be no assurance as to the timing and amount, if any, of distributions to the stockholders due to the uncertainties that exist as described in the Disclosure Document.

         B.       EVALUATION OF ALTERNATIVES TO LIQUIDATION

         Continental considered the transfer of its assets, primarily consisting of the intellectual property of Fiber-Seal and Fiber-Seal's operating business as identified above (see Item III.A., above.) into a new entity (hereinafter referred to as "Newco"). Newco would issue new shares to Continental's existing stockholders as consideration for the asset transfer, whereupon Newco would file a registration statement with the SEC for the shares issued and undertake to establish a trading market for the shares of Newco. Continental would retain the liquid assets and potential litigation recovery until it dissolves under applicable state law and winds up its affairs. The stockholders of Continental would, under this proposal, retain their existing shares in Continental until dissolved under state law and a final distribution of any remaining assets is completed.

         The Company also evaluated an alternative similar in structure to that described above, except that substantially all assets (including cash and substantially all other assets) would be transferred to Newco along with the Fiber-Seal assets, leaving the litigation claims as the predominant remaining assets of Continental.

         Continental's Board of Directors determined that in its judgment, the first plan above would not be viable because Newco would be too thinly capitalized to enable any manner of successful business expansion. While the second plan originally appeared to have merit, it became apparent that it would take several years and significant capital investment to grow the Fiber-Seal business to the point where the stockholders might receive a reasonable return on their investment. Additionally, there was no assurance that any such efforts would be successful, particularly if no significant amount of cash were transferred from Continental to finance Fiber-Seal's development and expansion. In addition, the obstacles created by the SEC enforcement action, lack of audited financials and a perceived negative Company image made it apparent that the potential for success was limited and that much of the Continental's liquid assets, would be used up in the attempt, potentially leaving nothing for the stockholders. Consequently, the current officers and directors believe, in their best business judgment, that it would be in the best interests of the stockholders to liquidate the assets of Continental and distribute cash pro rata to the stockholders.

         There are many factors that the Corporation's stockholders should consider when deciding whether to vote to ratify and approve the proposed plan of liquidation. Such factors include those set forth in this Disclosure Document. This Disclosure Document contains certain forward looking statements, including statements concerning the value of the Company's net assets and the anticipated liquidation value of such assets. No representation is being made that such values whether of assets or litigation claims, are realizable.

         C.       RECOMMENDATION FOR LIQUIDATION AND DISSOLUTION

         After evaluation of the alternatives, management believes that it should preserve as much value of the corporation as possible for its stockholders and liquidate the corporation's assets as part of a dissolution or "winding up" process. The Board of Directors of Continental unanimously adopted resolutions on May 11, 2001 authorizing the orderly liquidation of the Corporation. The Board believes that a plan of liquidation is in the best interests of the corporation's stockholders and recommends a vote for this proposal. Information concerning voting is set forth in Item VII.A. above and in the Ballot and Proxy accompanying this Disclosure Document. The end result would be to distribute the net remaining cash of the corporation pro rata to the stockholders. To the extent applicable, Continental will comply with all federal and state regulatory requirements in connection with the proposed liquidation and dissolution of the corporation.

         D.       HALT IN PUBLIC TRADING OF CONTINENTAL STOCK; STOCK TRANSFERS

         Simultaneous with the filing of this Disclosure Document, the Company will file an 8-K Report with the SEC which will contain the Disclosure Document and declare that the Company intends to request the National Association of Securities Dealers, Inc. ("NASD") and Continental's market makers to discontinue any further trading of the Company's stock. The Company's corporate counsel will coordinate with the appropriate parties to accomplish these changes. It is likely that Continental will close its stock transfer books and restrict transfers of its Common Stock upon filing articles of dissolution with the State of Georgia.

         E.       APPOINTMENT OF DISBURSING AGENT FOR LIQUIDATION

         As a part of the liquidation process, Continental will petition the Bankruptcy Court to appoint a Disbursing Agent to manage the orderly liquidation of Continental's remaining assets and to disburse the proceeds to the stockholders. This newly-appointed Disbursing Agent will be substituted for the existing Disbursing Agent under the Plan, which is Joyce Lindauer. Ms. Lindauer is currently co-counsel to the Company for bankruptcy matters and her duties and responsibilities were very narrowly defined under the Plan. The responsibilities of the substitute Disbursing Agent pursuant to the proposal for liquidation and dissolution will require much greater effort, and is expected to be on a part time basis for a period of 36 months with more time devoted in 2001. The duties, powers and responsibilities of the Disbursing Agent will be designated by the Bankruptcy Court and are expected to follow those contained in the Continental Disbursing Agent Agreement as set forth in Exhibit "C" attached hereto. Generally, the Disbursing Agent may exercise all of the powers of the corporation in place of the board of directors or officers, as necessary and to the extent necessary to manage the affairs of the corporation in the best interest of its stockholders and creditors. Following the substantial liquidation of the corporation's assets, the Disbursing Agent will seek to effect the dissolution of the corporation under the appropriate state law, including the final distribution of all liquidation proceeds to the stockholders and execution of all final documents to dissolve the corporation.

         F. RESIGNATION OF OFFICERS AND DIRECTORS UPON APPOINTMENT OF DISBURSING AGENT

         The current officers and directors of Continental plan to resign their respective offices immediately upon the Bankruptcy Court's appointment of the Disbursing Agent for Continental. The Disbursing Agent will, however, hold the position as the sole officer and director of the corporation's subsidiaries until such time as their orderly liquidation is complete and are dissolved under state law, which is expected to occur well in advance of the dissolution of Continental.

         G.       PLAN OF OPERATION AFTER APPOINTMENT OF DISBURSING AGENT

         The Company will mainly seek to maintain the Fiber-Seal and Scales Landfill businesses until they can be sold, conserve its cash assets not needed to accomplish the liquidation, continue to take steps to collect the judgment against Wastemasters including the sale of any remaining shares, and to continue to participate in the ongoing litigation against the Company's former accountants, attorneys and others.

                  1.       BUSINESS OPERATIONS

         The primary business activity for the Company will be to maintain and operate Fiber-Seal in the hope that Fiber-Seal can be sold as a going concern which should bring a higher price than the sale of Fiber-Seal assets alone. The secondary business activity will be to sell all other assets of the Company including all real property or interests in real property. During the liquidation, there will be ongoing expenses of the Company, including the ongoing expenses of counsel, and payment of the Disbursing Agent's fees and expenses, support staff salaries and expenses, and compensation for such other services rendered in connection with the implementation of the plan of liquidation and dissolution, which will be ratified by the shareholders' approval of the liquidation of the corporation pursuant to the notice of a special meeting of stockholders provided with this Disclosure Document.

                  2.       MANAGEMENT AND EMPLOYEES

         Current Management and employees are expected to continue to function until a Disbursing Agent takes over, after which all officers and directors of Continental will resign. It is anticipated that the current Disbursing Agent under Continental's Plan, Joyce Lindauer, will be substituted with Bill Short. Mr. Short will have much broader powers as the Disbursing Agent as described in Item VIII.A. below and Exhibit "C" attached hereto. Mr. Short, as a CPA with considerable business operations experience, is well qualified to serve the corporation in the capacity as Disbursing Agent. Also, Mr. Short has considerable knowledge of the Company as the result of working with the Company and its subsidiaries throughout much of the bankruptcy proceeding, advising the Company as a consultant, and serving as its President, Chief Operating Officer and Treasurer beginning December 1, 2000. (See additional information on Mr. Short at Item IX., "Current Officers, Directors, and Key Employees," below).

         H.       CONTINUATION OF LITIGATION CLAIMS

         All litigation whereby the Company is the plaintiff will be maintained until such time as the claims are dismissed, or judgment in favor of Continental is rendered. (See Item XII, "Legal Proceedings of Continental and Subsidiaries," below.)

         I.       CONCLUSION OF CONTINENTAL'S BANKRUPTCY PROCEEDING

         The approval of the liquidation and dissolution as set forth herein should result in the Continental bankruptcy case being closed, which is the subject of a motion before the Bankruptcy Court and contained in this Disclosure Document. The only event that will cause a delay in the closing of the case is the resolution of any litigation and pending appeals.

                                      VIII.

              CONTINENTAL AFTER CONCLUSION OF BANKRUPTCY PROCEEDING

         A. ROLE OF THE DISBURSING AGENT FOR CONTINENTAL IN LIQUIDATION AND DISSOLUTION

         As stated earlier, the Disbursing Agent may exercise all of the powers of the corporation in place of the board of directors or officers, as necessary and to the extent necessary to manage the affairs of the corporation in the best interest of its stockholders and creditors. The primary duties of the Disbursing Agent will be to maintain the status quo with the operations of Fiber-Seal and CTCG while pursuing their sale; implement a plan of reorganization for CTCG, including the resolution of Scales Landfill environmental issues working with consulting engineers, and which may conclude with the ultimate sale of Scales Landfill; sell the remaining assets of Continental including any remaining shares of Wastemasters and all real property; provide support to and coordinate with counsel in all ongoing litigation where Continental and its subsidiaries are involved; provide for the efficient administration of records, accounting and tax compliance throughout any liquidation and dissolution period, including the procurement of services of professionals where necessary; and any acts necessary to preserve and protect the assets of the corporation. It is anticipated that the Disbursing Agent may engage third parties, such as business brokers or real estate agents, to assist in the sale of Fiber-Seal and CTCG and/or the real property assets. The final role of the Disbursing Agent will be to distribute all cash pro rata to the stockholders and then dissolve the corporation under applicable state law. It is possible that this event may not occur for a considerable amount of time since among the assets of the Corporation are litigation claims that may take an extended period of time for resolution. At this time it is the Board's best estimate that dissolution may occur within 36 months.

         B.       DISTRIBUTIONS TO STOCKHOLDERS

         Once all the Company's assets have been sold, cash may be available for distribution to stockholders along with any proceeds from any litigation or settlements. The Disbursing Agent will have the discretion to make multiple distributions or postpone any distributions until all assets have been sold and all litigation claims have been resolved. All cash funds awaiting distribution to stockholders and not reserved in bank accounts for expenses or costs will be invested in permitted investments as provided by the Continental Disbursing Agent Agreement.

                                       IX.

                 CURRENT OFFICERS, DIRECTORS, AND KEY EMPLOYEES

         Effective December 1, 2000, Continental named a new Board of Directors and new Executive Officers of the Company to fill vacancies occurring upon the resignation of the previous Board and Executive Officers (see Item IV.C., above). Appointed by the outgoing Board of Directors to fill the vacancies created by the resignations were H. David Friedman and Bill. Short. Mr. Friedman was appointed to serve as Chairman of the Board, Chief Executive Officer and Secretary, and Mr. Short as President, Chief Operating Officer and Treasurer of the Company.

         Mr. Friedman, age 54, joined the Company in a consulting capacity November 1, 2000, prior to his appointment as a Director and Officer on December 1, 2000. Previously, Mr. Friedman has occupied various senior executive level positions in the telecommunications, voice recognition, and e-commerce fields for more than 30 years. Functioning in the chairman, chief executive officer, and president roles, his experience includes corporate start-ups, turn-arounds, raising capital for public and private companies in all stages of development, including execution of their long-term strategies. Mr. Friedman has founded or co-founded six start-up companies, four of which were taken public and whose revenues ranged from $10 million to $100 million.

         Mr. Short, age 54, had been a consultant to the Company since September 1999, through Tatum CFO Partners, LLP ("Tatum"), of which Mr. Short is a partner. He had been engaged by the prior Board to assist in the restructuring and Chapter 11 Reorganization of the Company and has been instrumental in that process. Mr. Short became a full-time employee of the Company effective with his appointment as an officer on December 1, 2000. His experience spans thirty years with a broad base of industry knowledge in finance, accounting, and management. He has extensive experience in SEC reporting, mergers and acquisitions, strategic planning, and troubled-debt restructuring. While with entrepreneurial and emerging companies in a merger and acquisition mode, Mr. Short has worked as both in-house chief financial officer and as a consultant in industries that include services, distribution, energy, manufacturing, and music production. His M&A activities have included due diligence, market analysis, strategic planning, financings, SEC registration statements and post-acquisition integration of acquired companies. Mr. Short is a CPA licensed in the State of Texas.

         Mr. Martin, CPA, age 54, has served as Corporate Controller of the Company since October, 2000. Previously, Mr. Martin has held controller positions in the equipment leasing and telecommunications industries. Mr. Martin's experience spans over 30 years, including over 20 years in Public Accounting, beginning in 1969 with the accounting firm of Peat, Marwick & Mitchell and ending with the firm bearing his name, Martin, Trachta, Hunter & Company, a large regional CPA firm with over 40 professionals. His industry experience includes real estate, construction, M & A's, oil and gas, services, distribution and manufacturing including extensive experience in consulting with small to medium size businesses on tax, accounting and management issues. Mr. Martin specialized in the entrepreneurial market place, assisting small to medium size businesses with capital formation, debt restructuring and management reorganization. Mr. Martin is a CPA licensed in the State of Texas.

         Mr. Falvey, age 47, is currently Vice President of Fiber-Seal Holdings, Inc., a wholly owned subsidiary of Continental. Mr. Falvey joined the predecessor to the present-day Fiber-Seal in 1981 and he serves as manager of its two operating divisions, Fiber-Seal Services International and Fiber-Seal of Dallas. With his extensive knowledge of the fabric care Industry, he has developed many of the operating systems used today, including extensive use of computer databases and network administration. Mr. Falvey has authored or co-authored most of the manuals that are currently being used in Fiber-Seal,s business operations and he has been published in industry publications. He has kept abreast of the changing technologies by passing many certification courses, including the IICRC Carpet Cleaning, Upholstery & Fabric Cleaning, Water Damage Restoration, Odor Control, Carpet Repair & Reinstallation and the Carpet Inspectors Certification. He continues to conduct seminars for industry groups and training workshops for over 50 Fiber-Seal offices throughout the U.S. and Canada. Most recently, Mr. Falvey was certified as a WoolSafe Trainer.

         The following summarizes the compensation and employment arrangements with the Company's current executive officers and directors. The current officers and directors intend to resign effective as of the approval of the substitute Disbursing Agent, the closing of the bankruptcy case, and the expiration of any outstanding employment agreements.

         Mr. Friedman, in his capacity as CEO and Secretary of the Company, is compensated at the rate of $10,000 per month. For a period of one month prior to his appointment as an officer and director of the Company on December 1, 2000, Mr. Friedman served as a consultant to the Company for a fee of $8,000. Currently, Mr. Friedman has an employment agreement with the Company that provides for monthly compensation through July 31, 2001.

         Mr. Short, in his capacity as President, COO and Treasurer of the Company is compensated at the rate of $11,000 per month, out of which an employment fee of $2,500 per month is paid to Tatum. Additionally, in his capacity as the sole officer and director of CTCG, Mr. Short receives compensation at a rate of $4,000 per month. From mid-1999 until his appointment as an officer and director of the Company on December 1, 2000, Mr. Short provided services to the Company as a consultant to assist in the Chapter 11 bankruptcy proceedings, as well as providing financial and operational services to the subsidiaries of the Company. On December 6, 1999, the Court entered orders approving his employment with the Company.
Currently, Mr. Short has an employment agreement with the Company that provides for monthly compensation through July 15, 2001, with a 60-day termination notice provision. Mr. Short and Tatum were paid combined bonuses totaling $75,000 in November, 2000, prior to Mr. Short's appointment as an officer and director. The bonuses which were paid partially in connection with Mr. Short's services as a consultant and partially for his agreement to accept appointment as an officer and director of the Company and its subsidiaries. In November 2000, the Company established a litigation defense fund in the amount of $50,000 for the benefit of Mr. Short in his capacity as a new officer and director of the Company and its subsidiaries. The Company and its subsidiaries do not maintain officer and director liability insurance.

                                       X.

                          SECURITIES LAW CONSIDERATIONS

         A.       SEC ENFORCEMENT ACTION

         The SEC initiated an enforcement proceeding against the Company due to allegations lodged against former directors and officers of the Company by the SEC and due to the failure of the Company to comply with the requirements to file periodic reports with the SEC. As a result of that action, the SEC has requested the Company enter into a consent decree. Management believes that the terms of the consent decree are onerous and may present substantial potential liability to current management. Given management's intention for the liquidation and dissolution of the Company, neither the Company nor its management will execute the consent decree.

         B.       CESSATION OF TRADING IN CONTINENTAL STOCK

         Simultaneously with the filing of this disclosure the Company has initiated the necessary steps to request cessation of the trading in its common stock. Once trading has been halted, the stockholder list should remain relatively consistent in anticipation of the distributions discussed above.

                                       XI.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The following discussion summarizes certain Federal income tax consequences of certain events described herein to the stockholders and Continental, based upon the Internal Revenue Code of 1986, as amended (the "Code), the Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice now in effect, all of which are subject to change at any time by legislative, judicial or administrative action, and any such change may be retroactively applied in a manner that could adversely affect stockholders. The Federal income tax consequences to any particular stockholders may be affected by matters not discussed below. For example, certain types of stockholders including foreign persons, financial institutions, life insurance companies, tax exempt organizations and taxpayers who may be subject to the alternative minimum tax may be subject to special rules not addressed herein. There also may be state, local or foreign tax considerations applicable to each stockholder. Continental does not intend to seek a ruling from the Internal Revenue Service (the "IRS"). Consequently, there can be no assurance that the treatment set forth in the following discussion will be accepted by the IRS. THE DISCUSSION SET FORTH BELOW IS INCLUDED FOR GENERAL INFORMATION ONLY. EACH STOCKHOLDER IS URGED TO CONSULT HIS OWN TAX ADVISOR AS TO THE CONSEQUENCES TO HIM UNDER FEDERAL AND APPLICABLE STATE, LOCAL AND FOREIGN TAX LAWS.

         A.       TAX CONSEQUENCES TO EXCHANGING STOCKHOLDERS

         The exchanges by "allowed stockholders" of their old common shares for shares of the reorganized Continental should be a nontaxable transaction in which no gain or loss will be recognized upon such exchange. (See Item II.F.1, "Cancellation of Existing Stock and Exchange of Share
Certificates....", above.) A shareholder's tax basis with respect to Common
Stock in the reorganized Continental received in such reorganization will be the same as that of the stock exchanged therefore. In determining whether capital gain or loss on the sale or exchange of Common Stock of reorganized Continental is long-term or short-term, a shareholder's holding period will include the period during which the stock exchanged therefor was held if such stock was a capital asset in the hands of the stockholder.

         Partial distributions to stockholders are taxable as dividends. Therefore, amounts distributed are ordinary income to the extent of accumulated earnings and profits. Any amounts in excess of accumulated earnings and profits are first treated for Federal income tax purposes as return of capital and then as gain on sale of stock. However, the corporation has no accumulated earnings and profits, resulting in any amounts distributed being treated as return of capital.

         Final distributions to stockholders are treated as a sale of their stock. Therefore, amounts distributed are first treated as return of capital and any excess is treated as gain on sale of stock.

         B.       TAX CONSEQUENCES TO CONTINENTAL

         As the result of having make the accounting adjustments referred to above (see Item V. "Adjustments to Financials," above), the Company will proceed with the filing of its Federal and state income tax returns for years 1999 and 2000, including any amendments for prior years tax returns determined to be appropriate.

                  1.       DISCHARGE OF INDEBTEDNESS INCOME

         As a result of implementation of the Plan, the aggregate face amount of reorganized Continental's outstanding indebtedness will be substantially reduced. In general, the Code, with certain exceptions, provides that a taxpayer such as the reorganized Continental that realizes a "discharge of indebtedness" must include the amount of discharged indebtedness in gross income to the extent that the indebtedness discharged exceeds any consideration given for such discharge. The Code further provides, however, that where, as here, the taxpayer is in a Chapter 11 case and the discharge of indebtedness is pursuant to a plan approved by the bankruptcy court, such discharge of indebtedness will not be included in gross income. Accordingly, the reorganized Continental will not be required to include in income any amounts resulting from discharge of any indebtedness.

         Amounts so excluded from gross income, however, generally reduce certain tax attributes of the taxpayer, including net operating loss and capital loss carryovers and the tax bases of the assets of the taxpayer, in a specified order of priority beginning with net operating loss carryovers. Such tax attributes are generally reduced dollar for dollar against gross income.

         The reorganized Continental will reduce the amount of its net operating loss carryover for (i) claims disallowed, (ii) debt having been cancelled pursuant to settlement, and (iii) no proof of claim being filed by purported creditor to the Bankruptcy Court on or before the bar date, where the liability had been originally incurred in an accounting period prior to the accounting period in which the liability was disallowed, cancelled, or no proof of claim filed.

                  2.       NET OPERATING LOSS CARRYOVER AND OTHER TAX ATTRIBUTES

         The approximate aggregate amount of consolidated net operating loss carryover available to Continental immediately prior to the Confirmation Date, according to current preliminary estimates, is expected to be approximately $6.9 million for regular tax and approximately $6.8 million for alternative minimum tax purposes (see below). These losses will expire during the taxable years ending on December 31, 2011 through 2018. The amounts, however, are estimates and are not binding on the IRS and are subject to adjustments (which may be substantial in magnitude) which could result from IRS audits of Continental's tax returns (which audits may not take place for several years).

         If a corporation undergoes an "ownership change", Section 382 of the Code limits the corporation's right to use its net operating loss carryovers (and certain other tax attributes) each year for regular tax and alternative minimum tax purposes to a small percentage (e.g., for an ownership change occurring in January 2001, 5.39% is used) of the fair market value of such corporation's outstanding stock immediately before the ownership change (the "Section 382 Limitation"). A Section 382 ownership change occurs if the group of stockholders that individually owns 5% or more of the corporation's stock increase their collective ownership of the company's stock by 50% over the lowest percentage of stock owned by each 5% stockholder in that group during the preceding three years. The Company's tax counsel has indicated that they do not believe an ownership change has occurred, although a subsequent determination that the information used in calculating the ownership changes was incorrect could potentially result in an ownership change, if the corrected ownership increase is of a significant amount.

                  3.       ALTERNATIVE MINIMUM TAX

         The Code imposes an "alternative minimum tax" on corporations that is generally equal to 20% of the corporation's alternative minimum taxable income ("AMTI"), but such is payable only to the extent that it exceeds the corporation's regular Federal income tax liability. AMTI is computed by modifying a corporation's taxable income for certain adjustments and preferences. Continental does not believe Reorganized Continental will have any alternative minimum tax liability by reason of the implementation of the Plan. The amount of AMTI net operating loss carryovers that may be utilized for alternative minimum tax purposes may not exceed 90% of AMTI (as determined without regard to net operating loss carryovers) with the result that AMTI may not be entirely eliminated through use of AMTI net operating loss carryovers. As a result, the reorganized Continental could be liable in future years for alternative minimum tax even if its regular taxable income in those years would otherwise be entirely offset by its net operating loss carryovers

                                      XII.

                LEGAL PROCEEDINGS OF CONTINENTAL AND SUBSIDIARIES

         A.       LEGAL PROCEEDINGS RESULTING IN JUDGMENTS AWARDED TO
                  CONTINENTAL

                  1.       THE RAHR V. STERRITT LAWSUIT, AND CONTINENTAL'S
                           PARTICIPATION

         On October 8, 1998, Stewart Rahr ("Rahr"), then a substantial holder of Continental's common stock, filed a lawsuit in the U.S. District Court for the Eastern District of New York. This lawsuit was subsequently removed to the Northern District of Texas, Dallas Division ("Federal Court"), where it was styled STEWART RAHR V. R. DALE STERRITT, JR., ET AL. (Civil Action No. 3:99-V-0628-G) (the "Sterritt Litigation"). At the time of trial, the Third Amended Complaint alleged securities fraud, common law fraud, conspiracy and related claims against the defendants in connection with Rahr's purchase of Continental's common stock and certain loans he made to R. Dale Sterritt, Jr. ("Dale Sterritt") and a company owned by Dale Sterritt. The primary focus of this lawsuit were claims against certain officers and directors of the company and related co-conspirators, including Dale Sterritt, Richard D. Sterritt, Sr. ("Dick Sterritt"), Edward W. Roush, Jr. ("Roush"), Freddie Joe Royer, Jr. ("Royer"), Malcolm M. Kelso ("Kelso"), Larry Wayne Sterritt ("Larry Sterritt"), Richard Straza ("Richard Straza") and Robyn Ann Straza-Sterritt ("Robyn Straza-Sterritt"). Continental intervened in the Sterritt Litigation, asserting its own claims, including claims for fraud, breach of fiduciary duty and conspiracy in connection with the siphoning of assets away from Continental and the diversion of corporate opportunities. Originally, the intervention was by way of a derivative action brought by Rahr with the Company's assent. Later, after an involuntary bankruptcy petition was filed against Continental, Continental brought the claims itself under the Pooling Agreement hereinafter described.

                  2.       DEFAULT JUDGMENTS OBTAINED, AUGUST 1999 TO APRIL 2000

         Continental and Rahr, in connection with the Sterritt Litigation and related proceedings, obtained a series of default judgments against various Sterritt Entities between August 23, 1999 and April 4, 2000 (the "Default Judgments"). These judgments were obtained as a result of the defendants failing to answer or otherwise timely respond to claims brought against them in the Sterritt Litigation and related proceedings. Continental and Rahr through prove-ups were able to show claims of fraud and conspiracy that resulted in an award of substantial damages in favor of Continental and Rahr and against the following defendants.

      ENTITY AGAINST WHOM DEFAULT JUDGMENTS
     OBTAINED                                       BY CIC              BY RAHR              TOTAL
     ------------------------------------------------------------------------------------------------------
     Woodland Ventures, Inc.                           $4,732,200           $9,830,513         $14,562,713
     Swan Financial Services, Inc.                     $4,732,200           $9,830,513         $14,562,713
     Nikko Trading of America Corp.                    $4,732,200           $9,830,513         $14,562,713
     Atremo Holdings, Inc.                             $4,732,200           $9,830,513         $14,562,713
     Wallenberg Financial, Inc.                        $4,732,200           $9,830,513         $14,562,713
     Hopo Investments, L.C.                            $4,732,200                  -            $4,732,200
     Kelso & Roush, Inc.                               $4,732,200           $9,830,513         $14,562,713
                                             --------------------------------------------------------------
              Total                                   $33,125,400          $58,983,078         $92,108,478
                                             ==============================================================

         All the Default Judgments provided for prejudgment interest at the rate of 10%, compounded annually, from the date of loss to the date of judgment, and post-judgment interest as provided by law.

                  3.       THE JURY TRIAL AND RESULTING FINAL JUDGMENT

         A jury trial in this case commenced on June 12, 2000 and ended on June 26, 2000. The jury returned a verdict in favor of Rahr and Continental and against the following Defendants: Dale Sterritt, Dick Sterritt, Roush, Royer, Kelso, Larry Sterritt, Richard Straza, Robyn Straza-Sterritt, Sterritt Properties, Inc. ("Sterritt Properties") and 20th Century Holdings, Inc. ("20th Century"). On July 10, 2000, the Federal Court entered a final judgment ("Final Judgment") in favor of Rahr and Continental. The Final Judgment reads, in pertinent part, as follows:

                  "As part of its verdict, the jury found that the following defendants engaged in conduct constituting fraud: Dale Sterritt, Dick Sterritt, Roush, Royer, Larry Sterritt, Sterritt Properties, and 20th Century. In addition to these defendants, the jury also found that the following defendants engaged in conduct constituting conspiracy to commit fraud:
                  Malcolm Kelso, Richard Straza, and Robyn Straza-Sterritt.

                  "The jury also found that the harm experienced by CONTINENTAL from the failure to comply with a fiduciary duty and/or conspiracy was the result of malice or fraud on the part of the following defendants: Dale Sterritt, Dick Sterritt, Roush, Royer, Kelso, Larry Sterritt, and Sterritt Properties.

                  *   *   *
                  "In addition, the jury found that the following defendants committed theft: Dale Sterritt, Dick Sterritt, Roush, Royer, and Kelso.

                  *   *   *
                  "Finally, the jury found that certain defendants were responsible for the conduct of the following corporations: (1) for Kelso & Roush, Inc.: Kelso and Roush; (2) for Nikko Trading of America Corporation: Dale Sterritt, Dick Sterritt, Roush, Royer, and Kelso; (3) for Woodland Ventures, Inc.: Dale Sterritt, Dick Sterritt, Roush, and Kelso; (4) for Swan Financial Services, Inc.: Dale Sterritt and Dick Sterritt; (5) for Atremo Holdings, Inc., S.A.: Dale Sterritt, Dick Sterritt, Roush, and Royer; and (6) for Wallenberg Financial, Inc.,
                  S.A.: Dale Sterritt, Dick Sterritt, Roush, and Royer.

                  *   *   *
                  "The Court now renders judgment for Plaintiffs based on the jury's verdict and incorporates the jury's findings for the purpose of this judgment."

         The jury also found that Dale Sterritt, Dick Sterritt, Royer, Roush and Kelso were liable for the obligations of various of the corporations against whom default judgments had been taken (all but Hopo Investments, L.C., with regard to which no finding was sought). Additionally, Continental and Rahr presented evidence at the trial, including expert testimony, that Continental's previously published financial information materially overstated the value of certain of Continental's assets. Both the jury's verdict and the Final Judgment are consistent with this evidence. Dale Sterritt, Dick Sterritt, Larry Sterritt, Sterritt Properties, 20th Century, Roush, Royer, Kelso, Richard Straza, and Robyn Straza-Sterritt appealed the judgment against them to the United States Court of Appeals for the Fifth Circuit. The Fifth Circuit has dismissed Kelso's appeal, and Richard Straza and Robyn Straza-Sterritt dropped their appeals. Thus, the judgments against those three defendants are final and non-appealable (however, Kelso has filed a motion with the Fifth Circuit asking that the dismissal of his appeal be vacated). The remaining defendants are pursing their appeals. The appeals are, at the time of this disclosure, being briefed by the parties. None of the defendants has posted a bond to stay execution of the Final Judgment.

         The damages awarded to Rahr and Continental in the Final Judgment are summarized as follows:

                                                   ACTUAL DAMAGES &     PROFITS WRONGFULLY         PUNITIVE
                   DEFENDANTS                          INTEREST              OBTAINED              DAMAGES
------------------------------------------------- -------------------- ---------------------- -------------------
Dale Sterritt, Dick Sterritt, Roush, Royer,               $33,584,229(7)
Kelso, Larry Sterritt, Richard Straza, Robyn
Straza-Sterritt, Sterritt Properties, and 20th
Century(6)
R. Dale Sterritt, Jr.                                                             $8,000,000        $100,000,000
Richard D. Sterritt, Sr.                                                          $3,000,000         $20,000,000
Edward W. Roush, Jr.                                                                                 $10,000,000
Freddie Joe Royer, Jr.                                                                               $10,000,000
Malcolm M. Kelso                                                                                     $10,000,000
Larry Wayne Sterritt                                                              $1,000,000         $10,000,000
Sterritt Properties, Inc.                                                        $12,000,000         $16,000,000
                                                  ---------------------------------------------------------------
          Total                                           $33,584,229            $24,000,000        $176,000,000
                                                  ===============================================================

         The total award of the Final Judgment was $233,584,229 (before the addition of post-judgment interest). Continental and Rahr have entered into a Pooling Agreement hereinafter described regarding any amounts collected on the Final Judgment.

         The total of all judgments in favor of Rahr and Continental is $325,692,707.

         B. POST-JUDGMENT DISCOVERY AND COLLECTION PROCEEDINGS ON THE FINAL JUDGMENT AND DEFAULT JUDGMENTS

         Continental is unable to predict what amounts, if any, will be collected pursuant to the Final Judgment as described in Item A.1. above or the Default Judgments described in Item A.2. above. Under the Pooling Agreement (described below in Item XII.D.), Rahr and Continental are to bear one-half of the other's collection expenditures as regard any judgment rendered against a defendant who fails or refuses to pay. Rahr and Continental have stipulated that through February 1, 2001, Rahr shall be deemed to have expended $20,000 on collection efforts directed against Malcolm Kelso and none of Rahr's other collection expenditures regarding the other defendants under the Final Judgment or Default Judgments shall come within the reimbursement provision of the Pooling Agreement. The amounts that can be collected will depend, in part, on the financial resources of the defendant against whom the judgment has been rendered as well as what collection efforts are undertaken by Continental and Rahr to collect on these judgments.

         Rahr has taken one or more post-judgment depositions, and sought relevant documents, from judgment debtors Dale Sterritt, Dick Sterritt, Larry Sterritt, 20th Century, Sterritt Properties, Roush, Kelso, and Royer. Each of the judgment debtors claim to be insolvent, or nearly insolvent, except Kelso. Kelso claims that his only significant asset is his interest in a spendthrift trust administered in California which, he asserts, is immune from execution by Rahr and Continental.

         Further, the remaining corporate judgment debtors (against whom Rahr and Continental obtained default judgments) appear to be nothing more than shell corporations formed to perpetrate the frauds of their principals.

------------------
(6) These defendants are jointly and severally liable for this amount.

(7) These defendants were found liable for a total of $27,831,712 in actual damages and $5,752,517 in pre-judgment interest. Post-judgment interest will accrue against the defendants as provided by law.

         Richard Straza and Robyn Straza-Sterritt appear to have few assets that can be reached by execution. However, they are pursuing a lawsuit against the attorneys who represented them at trial, and against others acting in concert with such attorneys, asserting, among others, claims of malpractice. To the extent Mr. Straza and Ms. Straza-Sterritt recover anything in their lawsuit, all or a portion of the net recovery (after payment of expenses and attorneys' fees) will, under a Standstill Agreement between Rahr, Continental, Mr. Straza, and Ms. Straza-Sterritt, be available to Continental and Rahr, to be allocated in accordance with the Pooling Agreement.

         C.       PENDING LITIGATION CLAIMS OF CONTINENTAL

                  1.       RAHR V. GRANT THORNTON LLP, ET AL

         On October 8, 1999, Rahr filed a lawsuit in Texas federal district court in an action styled, RAHR V. GRANT THORNTON, HOLLAND & KNIGHT LLP, ET AL (Civil Action No. 3-99-CV-2305-G) ("Rahr Professional Suit") alleging securities fraud, common law fraud and related claims against the public accounting firm, Grant Thornton L.L.P., based in part on its prior audits of Continental's financial statements, and the law firm, Holland & Knight L.L.P., based in part on its legal representation of Continental. This suit also included claims against certain individual attorneys at Holland & Knight that represented Continental. This lawsuit was first filed on October 8, 1999 and a month or so later, on November 5, 1999 after Rahr made demand on Continental to bring its own claims against these professionals, Rahr received Continental's permission to bring derivative claims on behalf of Continental and filed a complaint in intervention in connection with the lawsuit to assert the claims of Continental against these professionals.

         One month after the intervention was filed in the Rahr Professional Suit, on December 6, 1999, Continental consented to the entry of an order for relief in the bankruptcy court. The professionals named in the Rahr Professional Suit then urged that Continental's earlier attempted intervention was not effective. Continental disagreed with this position taken by the defendants; however, rather than permit the controversy over the intervention to slow down the prosecution of the claims, Continental filed, on January 5, 2000 its own direct lawsuit against these same professionals in an Adversary proceeding as part of Continental's bankruptcy proceedings (the "Continental Professional Suit"). In view of its demand for a jury trial, and also with hope of achieving a consolidation of its lawsuit with the Rahr Professional Suit, Continental then sought to have the Continental Professional Suit moved to United States Federal District Court. The action was moved, and in Federal District Court was styled, CONTINENTAL V. GRANT THORNTON LLP, ET AL., Civil Action No. 3:00-CV-0194-L, in the United States District Court for the Northern District of Texas, Dallas Division. Shortly after the Continental Professional Suit was filed, all the defendants filed motions to dismiss. Continental has responded to the dismissal motions, but there has not yet been any ruling on those motions. In early 2001, Continental filed a motion seeking to add as defendants Barry G. Roberts and Jerry L. Sims, both of whom practiced with Holland & Knight. Limited discovery has recently commenced in the Continental Professional Suit.

         On March 8, 2000, in response to motions to dismiss filed by the defendants in the Rahr Professional Suit, Rahr's individual federal securities law claims were dismissed on the ground that they were brought more than one year after Rahr was on notice of his claims. The Court focused strictly on the question of when Rahr was on "inquiry notice" about possible Grant Thornton misdeeds and made no ruling that would affect the various fraud, deceptive trade practices, or other claims that arose under state law that are subject to longer statutes of limitations. As a result, the Rahr Professional Suit was dismissed with prejudice as to the securities law claims and without prejudice as to the state law claims.

         On March 16, 2000 Rahr then re-filed his state claims in the Texas state district court in Dallas County in an action styled, StEWART RAHR V. GRANT THORNTON, LLP (No. 00-01954) (the "Rahr State Court Suit"). Originally, Rahr sued only Grant Thornton, L.L.P. Rahr then added Holland & Knight, L.L.P., Barry G. Roberts and Jerry L. Sims. Discovery is just beginning in this case. This case is currently set for trial on January 28, 2002, but is expected to be rescheduled for May or June, 2002.

         It is likely that the Rahr State Court Suit will go to trial before the Continental Professional Suit.

                  2.       OTHER POTENTIAL CLAIMS

         Continental's subsidiary, CTCG, has commenced an action against its prior in-house attorney and employee, Barry Roberts, and its former executive vice president, Steve Lytle, in the Bankruptcy Court. This suit primarily involves the misappropriation of a corporate opportunity by these defendants and the misappropriation of funds from CTCG while these defendants acted as CTCG's attorney and officer.

         D.       POOLING AGREEMENT BETWEEN CONTINENTAL AND RAHR

         Rahr and Continental have worked together in connection with the Sterritt Litigation, the Rahr Professional Suit, the Continental Professional Suit, and the Rahr State Court Suit. On December 3, 1999 Continental and Rahr executed a letter agreement that provides for Rahr to finance the costs of litigation being brought by Continental against certain of its prior officers, directors, attorneys, accountants and related parties along with Rahr continuing to pursue his own individual claims against these same persons. Continental and Rahr agreed that they would pool any recovery and share the gross recovery 25% to Continental and 75% to Rahr. This agreement allowed Continental to continue to pursue its claims without having to bear any of the costs and expenses of such litigation. The December 3rd letter agreement was amended by the Agreement Regarding Treatment of Claims dated December 6, 1999. Under the December 6, 1999 agreement, Rahr agreed to surrender his 1,662,953 (ultimately, 1,665,953) shares of Continental stock and to release claims for reimbursement against Continental based on the payment of fees and expenses of counsel for members of the Board of Directors totaling approximately $383,984, in exchange for an adjustment of the sharing ratio to 15% to Continental and 85% to Rahr. The December 3, 1999 and December 6, 1999 agreements (collectively the "Pooling Agreement") were disclosed in Continental's bankruptcy filings, incorporated into Continental's plan of reorganization, and ultimately approved by the Bankruptcy Court. The Pooling Agreement includes the Final Judgment, the Default Judgments, the Continental Professional Suit, and the Rahr State Court Suit, and also included the predecessor to the Rahr State Court Suit, the Rahr Professional Suit.

         On January 22, 2001 in connection with litigation being brought by Continental and CTCG, Rahr and Continental reaffirmed the Pooling Agreement as it relates to the Final Judgment, the Default Judgments, the Continental Professional Suit, and the Rahr State Court Suit. Rahr and Continental and its subsidiary, CTCG, entered into a modified pooling agreement with regard to claims being brought by CTCG against Barry G. Roberts, Steven A. Lytle, WasteServices LLC, and WasteStream Services, LLC, in the case styled CONTINENTAL TECHNOLOGIES CORPORATION OF GEORGIA V. BARRY G. ROBERTS, ET AL., Adversary No. 01-3234, in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the "Safeguard Landfill Suit"). In CTCG's complaint, CTCG asserts that, in 1998, defendants Roberts and Lytle breached their fiduciary duties to CTCG by misappropriating the approximately 108-acre tract of land located in the Atlanta, Georgia metropolitan area, known as the Fairburn Landfill site. CTCG asserts that the remaining defendants worked with and assisted Roberts and Lytle, and thereby benefited from the misdeeds of Roberts and Lytle. Certain of the defendants have filed a motion to dismiss, asserting that the Bankruptcy Court has no jurisdiction over their persons. The motion has not yet been ruled upon, and no discovery has taken place.

         Rahr, Continental and CTCG have entered into an agreement dated January 5, 2001 regarding the Safeguard Landfill Suit. Under this agreement, and with certain qualifications that are described in the agreement, Rahr is obligated to pay for the cost of bringing a lawsuit against Roberts and Lytle (and possibly others) relating to these claims. In exchange, Rahr receives reimbursement of his legal fees and related expenses out of any ultimate recovery and a 50% share of any proceeds that are left after such reimbursement.

         Subject to Continental's right to prior approval of any settlement agreement or out-of-court resolution, and Continental's right to terminate the Pooling Agreement by making certain reimbursements to Rahr, the Pooling Agreement provides that Rahr shall have the right to make decisions regarding the conduct of the litigation.

         By means of (a) the Pooling Agreement and (b) the modified pooling agreement governing the Safeguard Landfill Suit, Continental is able to pursue litigation against its former auditors and lawyers, and against certain of its former employees, that it otherwise simply would lack the resources to pursue. Further, under the Pooling Agreement, if there is any gross recovery in the covered cases, then Continental will share in the recovery, regardless of the extent of the legal fees and out-of pocket costs. While litigation is by its nature uncertain, and no outcomes can be guaranteed, Continental believes that the litigation is of significant potential value to the Company and its stockholders. Continental intends to take every action to pursue, preserve and recover the value of these claims for its stockholders.

         E.       PENDING LITIGATION CLAIMS AGAINST CONTINENTAL

         On May 10, 2001, Continental and CTCG were served with a lawsuit naming them as defendants in a civil matter styled STATE OF MISSOURI, ET AL
V. RYE CREEK CORPORATION, ET AL in the Circuit Court of Adair County, Missouri. The lawsuit seeks damages under the Missouri Solid Waste Management Law for regulatory violations dating back to 1987 associated with the Rye Creek Landfill and contends that Continental and CTCG are responsible as the sole stockholder of Rye Creek Corporation ("Rye Creek") during part of the time the violations occurred. The lawsuit seeks an injunction to cease unlawful operations at the landfill, to correct cited deficiencies, and to impose significant penalties against the defendants, including Rye Creek Corporation, Wastemasters Corporation, Charles Allen Tharp, Continental, and CTCG. The Company's involvement in the matter arises from its previous ownership of the stock of Rye Creek, although such ownership was disputed and the Company, in February 2000, and in February 2001, executed agreements with the purported rightful owners rescinding the Company's September, 1997 (with Wastemasters, Inc.), and February, 1998 (with Mr. Tharp), purchase agreements for Rye Creek. The State of Missouri has also filed a proof of claim in the bankruptcy proceeding of CTCG for an unknown amount. The Company cannot presently make a determination as to the extent of its potential liability in the matter, if any. Both Continental and CTCG have filed Notices of Bankruptcy to invoke the automatic stay provisions of the bankruptcy laws. Although the Company received indemnifications from both Wastemasters, Inc. and Mr. Tharp as to any loss and expenses in connection with Rye Creek, the ability of the indemnitors to perform on those obligations is uncertain.

         F.       THE ATTORNEYS REPRESENTING CONTINENTAL

         The attorneys representing Continental and Rahr in RAHR V. STERRITT are the law firms of (a) Vinson & Elkins L.L.P., (b) Proskauer Rose LLP, and
(c) Fossi & Crain.

         The attorneys representing Continental and Rahr in CIC V. GRANT THORNTON and RAHR V. GRANT THORNTON are the law firms of (a) Sayles, Lidji & Werbner, P.C. and (b) Fossi & Crain. A third law firm, McDaniel & Allen, P.C. has performed services in the past, and may do so in the future, but it no longer appears on the pleadings and it will not directly participate in the trial of the case.

         The attorneys who will represent CTCG (as named plaintiff) and Rahr (as a party with an interest in the outcome of the litigation) in the lawsuit filed against Roberts and Lytle regarding the misappropriation of corporate opportunity are (a) Fossi & Crain and (b) Joyce W. Lindauer.

         Joyce W. Lindauer and Arthur I. Ungerman serve as co-counsel in the separate Chapter 11 bankruptcy proceedings of Continental and CTCG.

         The attorney providing corporate and securities counsel to Continental is Craig G. Ongley with the firm of McCue and Lee, P.C.

         Other attorneys may be engaged from time to time as necessary for a specific assignment or to handle certain jurisdictional matters not handled by the firms or individuals named above.

         G.       INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The Bylaws of Continental generally provide for indemnity of its officers and directors (and others) who are made a party to a proceeding because they are or were a director or officer against liability incurred in the proceeding if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. The expenses covered by these provisions generally include, but are not limited to, reasonable attorneys' fees and disbursements, court costs and expert witness fees. Additionally, the corporation may be obligated to pay a judgment, settlement, penalty, or fine as part of such indemnification. There is the potential for claims of indemnification against the Company by its current or former officers and directors (and others) because of pending litigation. The cost of such claims for indemnification, if asserted, could be substantial and could have a material adverse impact on the financial condition of the Company.

                                      XIII.

                                   CONCLUSION

         The approval of the liquidation and dissolution of Continental requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote at a meeting of stockholders.

         BASED ON THE ABOVE AND FOREGOING DISCLOSURES, CONTINENTAL'S BOARD OF DIRECTORS BELIEVE THAT IMPLEMENTING A LIQUIDATION AND DISSOLUTION OF CONTINENTAL IS IN THE BEST INTEREST OF ITS STOCKHOLDERS. MANAGEMENT IS REQUESTING THAT THE STOCKHOLDERS VOTE TO SUPPORT THE PROPOSED LIQUIDATION AND DISSOLUTION OF THE CORPORATION AND THAT THE BANKRUPTCY COURT APPROVE CLOSING THIS CASE EXCEPT FOR ANY PENDING APPEALS.

         DUE TO MANY UNCERTAINTIES THAT EXIST BEYOND THE COMPANY'S CONTROL, AND THE MATTERS DISCUSSED HEREIN PERTAINING THE LIQUIDATION OF THE COMPANY AND ITS SUBSIDIARIES, THERE CAN BE NO ASSURANCE AS TO THE TIMING AND AMOUNT, IF ANY, OF DISTRIBUTIONS TO THE STOCKHOLDERS.

                                    EXHIBIT A



               CONTINENTAL INVESTMENT CORPORATION AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                        THREE MONTHS ENDED MARCH 31, 2001

                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES
                                                 (IN BANKRUPTCY)



                                            COMPILED FINANCIAL STATEMENTS
                                        THREE MONTHS ENDED MARCH 31, 2001

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)

                                                                              CONTENTS
INDEPENDENT ACCOUNTANTS' COMPILATION REPORT                                          3

FINANCIAL STATEMENTS


      Compiled consolidated balance sheet                                        4 - 5

      Compiled consolidated statement of operations                                  6

      Compiled consolidated statement of stockholders' deficit                       7

      Compiled consolidated statement of cash flows                                  8

NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS                             9 - 22

SUPPLEMENTAL INFORMATION

      Compiled consolidating balance sheet                                     24 - 25

      Compiled consolidating statement of operations                                26

INDEPENDENT ACCOUNTANTS' COMPILATION REPORT


To the Board of Directors
Continental Investment Corporation and Subsidiaries (In Bankruptcy)
Dallas, TX

We have compiled the accompanying consolidated and consolidating balance sheet of Continental Investment Corporation and Subsidiaries (In Bankruptcy) as of March 31, 2001, and the related consolidated and consolidating statement of operations and the consolidated statements of stockholders' deficit and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of departures from generally accepted accounting principles that are described in the following paragraph.

As described in Note 1, Continental Investment Corporation and one of its subsidiaries are currently under Chapter 11 protection of the United States Bankruptcy Court. Subsequent to preparation of the financial statements the Board of Directors of Continental Investment Corporation adopted a resolution to effect an orderly liquidation and dissolution of Continental (see Note
12). The accompanying financial statements were prepared as though the Company were a going concern and not under the provisions of reporting required by liquidation basis of accounting or for entities in reorganization under the Bankruptcy Code. The financial statements do not include any disclosures or adjustments required under liquidation basis accounting or those required for entities in reorganization under Bankruptcy law as required by SOP 90-7, "Reorganization Under the Bankruptcy Code". Further, as described in Note 7, the financial statements do not make disclosures required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

Because the significance and pervasiveness of the matters discussed above make it difficult to assess their impact on the financial statements taken as a whole, users of these financial statements should recognize that they might reach different conclusions about the Company's financial position, results of operations and cash flows if they had access to revised financial statements prepared in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP
Dallas, Texas

May 24, 2001

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)


                                            COMPILED CONSOLIDATED BALANCE SHEET

 MARCH 31,                                                                                         2001
--------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
     Cash and cash equivalents                                                                   $      1,107,619
     Accounts receivable, net of allowance for doubtful accounts of $73,543                               190,846
     Accounts receivable, escrow accounts                                                                 255,051
     Notes receivable                                                                                      30,000
     Claim receivable, other                                                                               10,000
     Inventories                                                                                           63,474
     Prepaid expenses and deposits                                                                         62,091
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                    1,719,081
--------------------------------------------------------------------------------------------------------------------


NET PROPERTY AND EQUIPMENT
     Land held for sale                                                                                   102,699
     Fixtures and equipment, net of accumulated depreciation of $489,738                                  215,039
     Active landfill site, net of accumulated amortization of $2,380,390                                  438,580
--------------------------------------------------------------------------------------------------------------------

                                                                                                          756,318
--------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
     Investment in and receivable from WasteMasters, net of
         allowance of $325,000                                                                                  -
--------------------------------------------------------------------------------------------------------------------

                                                                                                 $      2,475,399
--------------------------------------------------------------------------------------------------------------------

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)


                                    COMPILED CONSOLIDATED BALANCE SHEET (CONT.)

 MARCH 31,                                                                                         2001
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable, trade                                                                     $      1,000,948
     Accrued expenses                                                                                     127,483
     Accrued interest                                                                                     224,902
     Short-term portion of long-term debt                                                                 974,353
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                               2,327,686
--------------------------------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES
     Long-term debt, less current maturities                                                              129,187
     Landfill closure/post-closure obligations                                                            628,078
--------------------------------------------------------------------------------------------------------------------

                                                                                                          757,265
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                       3,084,951
--------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                                                                   -

STOCKHOLDERS' DEFICIT
     Preferred stock, $1.00 par value; 10,000,000 shares authorized; no shares issued or
         outstanding                                                                                            -
     Common stock, $0.50 par value 25,000,000 shares authorized; 1,992,014 shares issued and
         outstanding                                                                                      996,007
     Additional paid-in capital                                                                        16,877,374
     Accumulated deficit                                                                              (18,482,933)
--------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                                              (609,552)
--------------------------------------------------------------------------------------------------------------------

                                                                                                 $      2,475,399
--------------------------------------------------------------------------------------------------------------------

                         SEE ACCOMPANYING NOTES TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)


                                  COMPILED CONSOLIDATED STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31,                                                                       2001
--------------------------------------------------------------------------------------------------------------------
NET SALES                                                                                        $        543,146

Cost of revenues and goods sold                                                                           424,754
--------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                                              118,392
--------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
     General and administrative expenses                                                                  293,086
     Selling expenses                                                                                      23,531
     Depreciation and amortization                                                                          2,526
--------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                                                  319,143
--------------------------------------------------------------------------------------------------------------------

                                       OPERATING LOSS                                                    (200,751)
--------------------------------------------------------------------------------------------------------------------

OTHER INCOME:
     Interest                                                                                              15,092
     Other                                                                                                    200
--------------------------------------------------------------------------------------------------------------------

Total other income                                                                                         15,292
--------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                               (185,459)

INCOME TAXES                                                                                                    -
--------------------------------------------------------------------------------------------------------------------

NET LOSS                                                                                         $       (185,459)
--------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING, basic and diluted                                                  2,666,199
--------------------------------------------------------------------------------------------------------------------

NET LOSS PER SHARE, basic and diluted                                                            $          (0.07)
--------------------------------------------------------------------------------------------------------------------

                         SEE ACCOMPANYING NOTES TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                         CONTINENTAL INVESTMENT CORPORATION
                                           AND SUBSIDIARIES (IN BANKRUPTCY)


                   COMPILED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT


                                                Common Stock               Additional
                                       -------------------------------       paid-in           Accumulated
                                          Shares          Par Value          Capital             Deficit            Total
                                       ---------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 2000                  3,684,726  $     1,842,363   $    16,031,018  $     (18,297,474) $      (424,093)

     Cancellation of Shares:
    Pursuant to plan of
       reorganization                        (97,212)         (48,606)           48,606                                   -
    Per rescission agreements               (352,500)        (176,250)          176,250                                   -
    Per settlement agreements                 (3,000)          (1,500)            1,500                                   -
    Disallowed claim in
       bankruptcy court                   (1,240,000)        (620,000)          620,000                                   -

Net loss                                           -                -                 -           (185,459)        (185,459)
------------------------------------------------------------------------------------------------------------------------------

BALANCE MARCH 31, 2001                     1,992,014  $       996,007   $    16,877,374  $     (18,482,933)$       (609,552)
------------------------------------------------------------------------------------------------------------------------------


                         SEE ACCOMPANYING NOTES TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)


                                  COMPILED CONSOLIDATED STATEMENT OF CASH FLOWS

 THREE MONTHS ENDED MARCH 31,                                                                      2001
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                                                    $       (185,459)
     Adjustments to reconcile net loss to net cash used in operating activities:
     Depreciation and amortization                                                                         77,864
     Changes in operating assets and liabilities:
         Accounts receivable, trade                                                                        22,652
         Accounts receivable, escrow accounts                                                              (2,130)
         Notes receivable                                                                                  40,000
         Inventories                                                                                        4,581
         Prepaid expenses and deposits                                                                    (23,510)
         Accounts payable, trade                                                                           29,732
         Accrued expenses                                                                                (162,576)
         Landfill closure/post-closure obligations                                                           (764)
--------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                                    (199,610)

NET CASH USED IN INVESTING ACTIVITIES -
     Capital expenditures                                                                                  (5,471)
--------------------------------------------------------------------------------------------------------------------

NET CASH FROM FINANCING ACTIVITIES -
     Repayment of long-term debt                                                                          (15,572)
--------------------------------------------------------------------------------------------------------------------

Net decrease in cash and cash equivalents                                                                (220,653)

Cash and cash equivalents, at beginning of period                                                       1,328,272
--------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, at end of period                                                      $      1,107,619
--------------------------------------------------------------------------------------------------------------------

                         SEE ACCOMPANYING NOTES TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


1. NATURE OF              BASIS OF PRESENTATION AND PRINCIPLES OF CONSOLIDATION
   OPERATIONS AND         - The accompanying consolidated financial statements
   SUMMARY OF ACCOUNTING  include the accounts of Continental Investment
   POLICIES               Corporation ("Continental") and its wholly owned
                          subsidiaries ("the Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

                           Continental consented to the entry of an order for relief in an involuntary bankruptcy. One of its subsidiaries, Continental Technologies Corporation of Georgia ("CTCG"), filed for voluntary bankruptcy. Both companies are currently under Chapter 11 protection of the United States Bankruptcy laws. Continental confirmed a Plan of Reorganization in February 2000. CTCG is a debtor-in-possession and has not filed a plan as of the date of these financials. The financial statements make no disclosure of the assets, liabilities or operations under bankruptcy protection. However, any settlements of claims or discharges of indebtedness have been separately reflected in the financial statements and the separate financial statements of Continental and CTCG are provided in the supplemental information of consolidating financial statements. As disclosed in
                           Note 12, Continental has subsequently adopted a resolution for the liquidation and dissolution of Continental and its subsidiaries.

                           NATURE OF OPERATIONS - The Company operates in two principal segments: waste disposal, primarily an active landfill site in Georgia included in the consolidated operations of CTCG, and the fabric and carpet care business, that includes the wholesale distribution of products, management of a network of licensees, and interior fabric care services to homes and offices included in the consolidated operations of Fiber-Seal Holdings, Inc. ("FSH"), see supplemental information.

                           CASH AND CASH EQUIVALENTS - Cash and cash equivalents include only highly liquid, short-term investments with an original maturity of three months or less, when acquired by the Company.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                           INVENTORIES - Inventories are stated at the lower of cost or market and consist primarily of materials used and distributed in FSH operations. Cost is determined using the first-in, first-out (FIFO) method.

                           PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation and depletion are removed from the accounts and any resulting gain or loss is reflected in current operations.

                           Capitalized landfill costs include land and permitting and preparation costs. Landfill permitting and preparation costs represent only direct costs of third parties related to these activities, including legal, engineering, construction of landfill improvements, and cell development costs. If CTCG determines that the facility cannot be developed, these costs are charged to expense.

                           DEPRECIATION AND AMORTIZATION - Landfill facility costs are depleted using the units-of-production method, which is calculated using the total units of airspace filled during the year in relation to total estimated permitted airspace capacity. This determination is based upon annual topographic surveys performed by independent surveyors which are reviewed by CTCG's independent engineers. Depreciation on fixtures and equipment is provided over the estimated useful lives of such assets using the straight-line method, ranging from three to seven years.

                           IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In reviewing recoverability, the Company estimates the future cash flows expected to result from using the assets and eventually disposing of them. If the sum of the expected future cash flows (undiscounted and without interest

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                           charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value.

                           REVENUE RECOGNITION - Revenues are recognized when waste is received, products are shipped and services are performed. License fees for FSH operations are recognized in the period in which the licensee reports sales.

                           SEGMENT INFORMATION - Statement of Financial
                           Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.

                           Reconciliation of reportable segment assets, revenues, profit and loss and other items of significance to the consolidated amounts are presented in the supplemental information of consolidating financial statements under CTCG and FSH. CTCG operates in the State of Georgia whereas FSH has licensees throughout the United States.

                           INCOME TAXES - The Company recognizes certain transactions in different time periods for financial reporting and income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company evaluates the probability of being able to realize the future benefits of any deferred tax assets. A valuation allowance is provided for a portion, or all of the deferred tax assets, when it is more likely than not that such portion, or all of such deferred tax assets will not be realized.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                           NET LOSS PER SHARE - Net loss per share is calculated according to Statement of Financial Accounting Standards No. 128 - "Earnings Per Share" which requires companies to present basic and diluted earnings per share. Net loss per share - Basic is based on the weighted average number of common shares outstanding during the period. Net loss per share - Diluted is based on the weighted average number of common shares and dilutive potential common shares outstanding during the period. During the period there were no potential dilutive shares outstanding.

                           USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. INVESTMENT IN           In 1997, Continental acquired 4.5 million restricted
   WASTEMASTERS, INC.      shares of common stock and 5.0 million shares of
                           series A preferred stock of Wastemasters Inc., ("WasteMasters"), pursuant to a stock purchase agreement whereby Continental issued 300,000 shares of its common stock. As part of the 1997 agreement, WasteMasters also issued a warrant agreement for the issuance of 100,000,000 additional WasteMasters shares in exchange for 1,000,000 shares of Continental; however, this warrant agreement has expired under its term without exercise. Also in 1997, Continental issued to WasteMasters an additional 100,000 shares of Continental's common stock in exchange for 100% of the outstanding shares of two Corporations that had been subsidiaries of WasteMasters. The stock of these two corporations, Trantex, Inc. (which purportedly owned 100% of the stock of Rye Creek Corporation, and its operating landfill in Kirksville, Missouri) and WasteMasters of Georgia, Inc. (which purportedly owned an undeveloped landfill site in Walker County, Georgia), were conveyed back to WasteMasters in February, 2000 pursuant to the rescission agreement discussed below.
                           As to Rye Creek Corporation, WasteMasters' title to the stock of the corporation and the underlying

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                           assets was disputed and the company, in February 1998, paid to an individual shares of stock of Continental and cash for the individuals interest. In February 2001, the Company and the individual rescinded their February 1998 agreements related to the earlier purchase of interests in Rye Creek Corporation.

                           WasteMasters subsequently disposed of a portion of their shares in Continental, leaving 352,500 shares. These remaining Continental shares and all of the WasteMasters shares are the subject of a rescission agreement dated December 2, 1999, as amended, between the Company and WasteMasters, whereby all of the WasteMasters shares would be returned to WasteMasters in exchange for, among other things, a payment of $500,000 to the Company together with a return of the 352,500 shares of Continental's common stock for cancellation. WasteMasters defaulted on the rescission agreement after remitting $175,000 to the Company, leaving $325,000 due. Subsequent to year-end, Continental has sought payment of the remainder From WasteMasters by enforcement of the rescission agreement. Continental obtained an order of the Bankruptcy Court extinguishing the 352,500 shares of Continental held by WasteMasters, and obtained a judgment against WasteMasters in the amount of $350,443 (the balance due plus legal fees of $25,443), plus post-judgment interest, permitting Continental to sell its shares of WasteMasters to satisfy the judgment and, at the election of Continental, to convert the WasteMasters preferred stock into shares of WasteMasters restricted common stock. In the event Continental sells sufficient WasteMasters stock to satisfy the judgment amount, Continental is obligated to return any remaining WasteMasters shares to WasteMasters.

                           The Company's investment in the capital stock of WasteMasters is accounted for by the equity method and, as such, had been reduced to zero prior to the current year.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                           Continental also holds Series A and Series B convertible debentures issued by WasteMasters in the approximate face amount of $3,149,300 plus accrued interest which were initially acquired in 1997. However, these debentures have been the subject of extensive litigation and WasteMasters has asserted it believes it has valid offsets to any liability under the debentures. The amount ultimately to be due to the Company has not been determined.

                           Because of the apparent severe financial difficulties of WasteMasters and various issues involved with the debentures, including disputes regarding the amount due under the debentures, if any, the Company has fully reserved the receivable balance at March 31, 2001, of $325,000 and any amounts due under the debentures.

3. NOTES                   Notes receivable consists of two promissory notes
   RECEIVABLE              which provide for personal guaranties of the
                           principal of the corporate makers of the notes. The first of these notes in the amount of $20,000 was issued under a settlement agreement in December 2000, involving the disposition of 253 acres of real estate in 1998. Ten thousand shares of Continental's common stock collateralize amounts outstanding under the agreement, with principal and accrued interest of 10% per annum due August 15, 2001.

                           The second of these notes in the amount of $10,000 was issued in December, 2000 in exchange for a loan to a corporation in connection with the Company's evaluation of a potential acquisition of the corporation or a portion of its assets. The note bears interest at the rate of 10.5% per annum. The note initially matured on February 20, 2001 and has been extended by the Company until June 20, 2001, at which time all principal and accrued interest is due.

4. LANDFILL                The company's wholly owned subsidiary, ctcg, has
   COSTSTOBE               accrued estimated incurred for final closure of its
   CLOSURE AND             landfill and estimated costs for providing
   POST-CLOSURE            Required post-closure monitoring and maintenance of
   OBLIGATIONS             the landfill. Ctcg's independent engineers estimate
                           these future cost requirements based on their interpretation of the technical standards of the Environmental Protection Agency's Subtitle D
                           Regulations.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                           While the precise amounts of these future obligations cannot be determined, ctcg estimates the total costs at $712,000 for final closure of its landfill and post-closure monitoring and maintenance costs for 30 years after closure. Ctcg's estimate of these costs is expressed in current dollars and is not discounted to reflect anticipated timing of future expenditures. Ctcg has accrued approximately $628,078 for such projected costs at march 31, 2001, net of a $10,000 payment into a sinking fund for future payment of such accrual. There can be no assurance that ctcg's ultimate financial obligations for actual closure or post-closure costs will not exceed the amount accrued and reserved or amounts otherwise receivable pursuant to insurance policies or trust funds. Such a circumstance could have a material adverse effect on the company's financial condition and results of operation.

                           Due to the inherent uncertainties related to the total costs for environmental remediation (if such would be required), final closure of its landfill facility and post-closure care, CTCG cannot reasonably estimate the additional financial obligation, if any, at March 31, 2001.

5.      LONG-TERM DEBT     Long-term debt consists of the following at
                           March 31, 2001:

                           Effective as of December 31, 2000, Continental assumed the obligations totaling $939,902 under three promissory notes due by its wholly-owned subsidiary, FSH, to three former related parties pursuant to an agreement for assignment for the notes, and Continental indemnified FSH from any future liability under the notes. The total of the obligations included a principal amount of $715,000 and accrued interest of $224,902. The obligations were assumed by Continental because Continental has obtained judgments against the entities, or against the persons believed to own or control the entities, to whom the obligations are owed. The notes have annual principal payments of $230,000 plus accrued interest due January 15,

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS

                           1998 through January 15, 2001 and bear interest of
                           8.5%. The Company disputes there being any obligation
                           owed the former related parties.                                   $            715,000

                           Notes payable on equipment financing, interest
                           ranging from 7.26% to 8.0% per annum, monthly
                           principal and interest payments of approximately
                           $2,904 to $7,500 through maturity in March 2002 to
                           December 2002, collateralized by certain  landfill
                           equipment.                                                                      199,187

                           Disputed settlement obligations payable to two
                           individuals, interest at 8% per annum, quarterly
                           principal and interest payments of approximately
                           $42,601 through maturity in April, 2001; currently
                           in default. The holders of the obligation filed a
                           proof of claim in Continental's bankruptcy case for
                           the amount of indebtedness plus interest of $23,655
                           for a total amount of $213,008. The interest portion
                           is included in accrued
                           expenses.                                                                       189,353
                              -------------------------------------------------------------------------------------

                                                                                                         1,103,540

                           Less current maturities                                                         974,353
                              -------------------------------------------------------------------------------------

                                                                                              $            129,187
                              -------------------------------------------------------------------------------------


                              The future minimum payments under long-term debt, including the disputed obligations, at March 31, 2001 are as follows:

                              2001                                                            $            974,353
                              2002                                                                         129,187
                              -------------------------------------------------------------------------------------

                                                                                              $          1,103,540

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.
                                                                              16

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


6.      LEASES                The Company is obligated under a non-cancelable
                              operating lease for office and warehouse premises
                              through 2003. The lease, which has been classified
                              for accounting purposes as an operating lease, is
                              subject to customary escalation clauses for
                              executory costs and operating expenses. The future
                              minimum lease payments under this non-cancelable
                              lease at March 31, 2001 are as follows:

                              2001                                                            $             42,405
                              2002                                                            $             42,405
                              2003                                                            $             21,203
                              -------------------------------------------------------------------------------------

                                                                                              $            106,013

7.      INCOME TAXES          The Company and its subsidiaries file a
                              consolidated tax return. At March 31, 2001, the Company believes it has sufficient operating loss carryforwards to offset any annualized earnings.
                              However, due to changes in ownership, tax laws limit the utilization of certain of the net operating loss carryforwards and capital loss carryforwards. Therefore, the Company may be required to pay income taxes in future years even though significant operating loss carryforwards exist. A valuation allowance has been placed on all operating loss carryforwards and capital loss carryforwards due to uncertainty regarding the Company's future profitability and ability to utilize losses within the carryforward periods.

8.      COMMITMENTS AND       The Company and its subsidiaries are involved in
        CONTINGENCIES         legal proceedings, claims and litigation that have
                              arisen in the normal course of business. In the opinion of management, such litigation will not have a material adverse impact on the Company's financial position or results of operations.

                              The Company is also a plaintiff in various material litigation, including that against certain professional firms and other individuals, brought by Continental and a former substantial stockholder. Under a Pooling Agreement with the former stockholder, all of the litigation expense is borne by the former stockholder with 85% of any proceeds accruing to the former stockholder. In connection with a separate agreement entered into in January 2001, by CTCG and the former stockholder, the

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS

                              stockholder will, with certain limitations, bear the cost of the litigation initiated in April 2001 against two individuals, and the former stockholder will share in 50% of any proceeds after recovery of expenses. At the present time, management is unable to estimate the amount of recovery, if any, from this litigation.

                              CTCG has financial obligations relating to closure and post-closure (long-term care) costs of the solid waste landfill facility it operates, for which CTCG has provided a liability in its financial statements. However, the financial assurance as required under federal and state guidelines to satisfy the estimated cost of closure and post-closure care, such as a trust fund or insurance, has not been adequately provided for by CTCG. CTCG expects to make provision for these funds as part of a plan of reorganization of CTCG and this costs is expected to be funded over the remaining life of the landfill, which will have a substantial adverse impact on cash flow. There can be no assurance that CTCG's ultimate financial obligations for actual closure or post-closure costs will not exceed the amounts accrued and reserved therefor. Additionally, landfill operations are subject to various federal, state and local regulations, including environmental regulations. The cost of compliance with these regulations and any environmental remediation which it is or may become responsible for is substantial, and such costs could have a material adverse effect on the Company.

                              The Bylaws of Continental generally provide for indemnity of its officers and directors (and others) who are made a party to a proceeding because they are or were a director or officer against liability incurred in the proceeding if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. The expenses covered by these provisions generally include, but are not limited to, reasonable attorneys' fees and disbursements, court costs and expert witness fees. Additionally, the corporation may be obligated to pay a judgment, settlement, penalty, or fine as part of such indemnification. There is the potential for claims of indemnification against Continental by its current or former officers and directors (and

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS

                              others) because of pending litigation. The cost of such claims for indemnification, if asserted, could be substantial and could have a material adverse impact on the financial condition of the Company.

                              The Company has entered into employment agreements with two of its officers expiring in July 2001.

9.      FAIR VALUE OF         Estimated fair value of financial instruments is
        FINANCIAL INSTRUMENTS provided in accordance with the requirements of
                              SFAS No. 107, "Disclosures about fair value of financial instruments". The estimated fair value amounts have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.
                              Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the company could realize in a current market exchange.

                              The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                              The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

                              ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE - The carrying amounts of these items are an estimate of their fair values at March 31, 2001, due to the short-term nature of the instruments.

                              NOTES PAYABLE - The fair value of the Company's notes payable is based on interest rates currently available to the Company for similar debt instruments with similar terms and maturities.

10.     RELATED PARTY         In September 2000, Continental established a
        TRANSACTIONS          litigation defense fund for its three directors to
                              secure and collateralize the indemnification obligations provided to the directors under Continental's bylaws and the individual indemnification agreements with the directors. A second litigation defense fund was established for a director newly appointed in December 2000. Both defense funds were initially

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              established in separate interest-bearing escrow accounts outside the control of Continental for a period of six years. In May 2001, the larger of the two escrow accounts for the amount of $200,000 was released and Continental received the entire fund plus earned interest in the amount of $5,929. Any litigation defense of the current or former directors requiring indemnification by Continental, if the need should arise and is duly authorized, will be made from the general funds of Continental at the direction of its Board of Directors. At March 31, 2001, the escrow account and its accrued interest are classified as current assets in the financials.

11.     STOCKHOLDERS' DEFICIT Facts came to the attention of management during
                              1999 regarding errors and irregularities in the financial statements published by Continental for the period beginning January 1, 1994 through September 30, 1998. In particular management believes these financial statements reflected transactions that were recorded using valuations that arose from undisclosed related party transactions or that were otherwise valued or recorded in a manner inconsistent with generally accepted accounting principles. Accordingly, management has undertaken to adjust the accounting records of the Company to reflect what it believes is proper accounting treatment for these transactions reported in the periods beginning January 1, 1994 through September 30, 1998. The Company estimates the effect of these matters overstated assets and stockholders' equity by approximately $19,000,000 as of September 30, 1998. The effects of these adjustments have been reflected in the accompanying financial statements as a direct adjustment to the Company's reported balance of accumulated deficit as of December 31, 2000.

                              The confirmed Plan of Reorganization on
                              Continental's Chapter 11 Bankruptcy proceeding (the "Plan") provided that "allowed shareholders" (as defined in the Plan) would surrender their stock certificates and receive a new certificate for the same number of shares in the reorganized Continental. The Plan also provided for the cancellation of shares of stock held by persons to whom shares were believed to have been invalidly issued, as well as shares voluntarily surrendered under agreement with Continental. Other shares were cancelled upon order of the Bankruptcy Court upon notice and hearing

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              before the Court. During the three months ended March 31, 2001, Continental cancelled a total of 97,212 shares of its common stock pursuant to the Plan. Further, as part of a rescission agreement and settlement agreements with certain stockholders, another 355,500 shares of common stock were cancelled. In addition, a disallowed claim in bankruptcy court resulted in an additional 1,240,000 shares of common stock being cancelled. Continental's process for the exchange of share certificates under the Plan continued after March 31, 2001 and, as part of that process, Continental believes that additional shares are likely to be cancelled pursuant to the Plan.

12.     SUBSEQUENT EVENTS     Continental settled a proof of claim on April 4,
                              2001 for the amount of $3,500 and accordingly the balance of the claim was recognized as Discharge of Indebtedness in the amount of $105,898 in the month of April, 2001. In addition, pursuant to a bankruptcy court order dated April 27, 2001, a claim in the amount of $196,725 was denied resulting in Continental recognizing $196,725 in Discharge of Indebtedness income in April 2001.

                              On May 10, 2001, Continental and CTCG were served with a lawsuit naming them as defendants in a civil matter styled STATE OF MISSOURI, ET AL V. RYE CREEK CORPORATION, ET AL in the Circuit Court of Adair County, Missouri. The lawsuit seeks damages under the Missouri Solid Waste Management Law for regulatory violations dating back to 1987 associated with the Rye Creek Landfill and contends that Continental and CTCG are responsible as the sole shareholder of Rye Creek Corporation ("Rye Creek") during part of the time the violations occurred. The lawsuit seeks an injunction to cease unlawful operations at the landfill, to correct cited deficiencies and to impose significant penalties against Rye Creek and the other the defendants, including Continental and CTCG. The Company's involvement in the matter arises from its previous ownership of the stock of Rye Creek, although such ownership was disputed and the Company, in February 2000, and in February 2001, executed agreements with the purported rightful owners rescinding the Company's September 1997, and February 1998, purchase agreements for Rye Creek. The State of Missouri has also filed a proof of claim in the bankruptcy proceeding of CTCG for an unknown amount. Both Continental and CTCG have filed a Notice of

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)

                            NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              Bankruptcy with the Court, which invokes the automatic stay provisions of the bankruptcy laws. Although Continental and CTCG received indemnifications from the present owners as to any loss and expenses in connection with Rye Creek, the ability of the indemnitors to perform on those obligations is uncertain. The Company cannot presently make a determination as to the extent of its potential liability in the matter, if any.

                              The Board of Directors of Continental adopted a resolution on May 11, 2001, that would provide for a liquidation and dissolution of Continental and its subsidiaries, subject to a ballot at a special meeting of stockholders to be held on July 3, 2001. Also, a hearing is scheduled before the Bankruptcy Court on July 5, 2001, for a motion and hearing before the Court for the dismissal and conclusion of Continental's Chapter 11 bankruptcy proceeding and, if the stockholders vote to approve the recommendation of the Board for liquidation and dissolution, a Disbursing Agent will be immediately appointed to manage an orderly liquidation of the assets and, until liquidated, the operations of the subsidiaries. Ultimately, a dissolution of the corporation will be effectuated under applicable state law. The current Board of Directors and Officers of Continental will resign upon the appointment of the Disbursing Agent.









                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                            SUPPLEMENTAL INFORMATION

                       CONTINENTAL INVESTMENT CORPORATION
                        AND SUBSIDIARIES (IN BANKRUPTCY)


                      COMPILED CONSOLIDATING BALANCE SHEET

MARCH 31,                                                                                                             2001
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Consolidating
                                           CIC              CTCG               FSH            Entries         Consolidated
                                   ------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash and cash equivalents           $   922,041      $   124,036      $    61,542      $                  $ 1,107,619
    Accounts receivable, net                      -          154,506           36,340                             190,846
    Accounts receivable, escrow
     accounts                               255,051                -                -                             255,051
    Note receivable                          30,000                -                -                              30,000
    Claim receivable, other                       -           10,000                -                              10,000
    Inventories                                   -                -           63,474                              63,474
    Prepaid expenses and deposits            37,285            9,818           14,988                              62,091
    Advances to parent                            -                -           17,450           (17,450)                -
-----------------------------------------------------------------------------------------------------------------------------

Total current assets                      1,244,377          298,360          193,794           (17,450)        1,719,081
-----------------------------------------------------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT
    Land held for sale                      102,699                -                -                             102,699
    Fixtures and equipment, net               3,296          191,752           19,991                             215,039
    Active landfill site, net                     -          438,580                -                             438,580
-----------------------------------------------------------------------------------------------------------------------------

                                            105,995          630,332           19,991                             756,318
-----------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
    Investments in and receivables
     from subsidiaries                    2,917,651                -                -        (2,917,651)                -
      WasteMasters                                -                -                -                 -                 -
-----------------------------------------------------------------------------------------------------------------------------

                                        $ 4,268,023      $   928,692      $   213,785       $(2,935,101)      $ 2,475,399
-----------------------------------------------------------------------------------------------------------------------------

                 SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                             CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)

                                    COMPILED CONSOLIDATING BALANCE SHEET (CONT.)

MARCH 31,                                                                                                           2001
---------------------------------------------------------------------------------------------------------------------------
                                                                                         Consolidating
                                           CIC              CTCG             FSH            Entries        Consolidated
                                   ----------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable, trade         $       461,109   $      514,757   $       25,082  $                 $     1,000,948
    Accrued expenses                        110,631            1,551           15,301                            127,483
    Accrued interest                        224,902                -                -                            224,902
    Short-term portion of long-
     term debt                              904,353           70,000                                             974,353
---------------------------------------------------------------------------------------------------------------------------

Total current liabilities                 1,700,995          586,308           40,383                          2,327,686
---------------------------------------------------------------------------------------------------------------------------


LONG-TERM LIABILITIES
    Long-term debt, less current
     maturities                                   -          129,187                -                            129,187
    Landfill closure/post-closure
     obligations                                  -          628,078                -                            628,078
    Payable to parent company                     -        1,179,821                -       (1,179,821)                -
---------------------------------------------------------------------------------------------------------------------------

                                                  -        1,937,086                -       (1,179,821)          757,265
---------------------------------------------------------------------------------------------------------------------------

Total liabilities                         1,700,995        2,523,394           40,383       (1,179,821)        3,084,951
---------------------------------------------------------------------------------------------------------------------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock                               -                -                -                                  -
    Common stock                            996,007              500            1,000           (1,500)          996,007
    Additional paid-in capital           16,834,962          499,500        1,296,692       (1,753,780)       16,877,374
    Accumulated deficit                 (15,263,941)      (2,094,702)      (1,124,290)                       (18,482,933)
---------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                2,567,028       (1,594,702)         173,402       (1,755,280)         (609,552)
     (deficit)
---------------------------------------------------------------------------------------------------------------------------

                                    $     4,268,023   $      928,692   $      213,785  $    (2,935,101) $      2,475,399
---------------------------------------------------------------------------------------------------------------------------

                 SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                            CONTINENTAL INVESTMENT CORPORATION
                                               AND SUBSIDIARIES (IN BANKRUPTCY)


                                 COMPILED CONSOLIDATING STATEMENT OF OPERATIONS

THREE MONTHS ENDED MARCH 31,                                                                                          2001
-----------------------------------------------------------------------------------------------------------------------------
                                                                                           Consolidating
                                          CIC               CTCG               FSH            Entries        Consolidated
                                   ------------------------------------------------------------------------------------------
NET SALES                           $           -    $        353,746    $      189,400  $             -   $       543,146

Cost of revenues and goods sold                 -             338,596            86,158                            424,754
-----------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                    -              15,150           103,242                            118,392
-----------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
    General and administrative
     expenses                             181,159              44,726            67,201                            293,086
    Selling expenses                            -                   -            23,531                             23,531
    Depreciation and amortization             243                   -             2,283                              2,526
-----------------------------------------------------------------------------------------------------------------------------

Total operating expenses                  181,402              44,726            93,015                            319,143
-----------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                  (181,402)            (29,576)           10,227                           (200,751)
-----------------------------------------------------------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
    Interest, net                          15,433                (177)             (164)                            15,092
    Other                                     200                   -                 -                                200
-----------------------------------------------------------------------------------------------------------------------------

     Total other income (expense)          15,633                (177)             (164)                            15,292
-----------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                   $    (165,769)   $        (29,753)        $   10,063  $             -   $      (185,459)
-----------------------------------------------------------------------------------------------------------------------------

                 SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                    EXHIBIT B



               CONTINENTAL INVESTMENT CORPORATION AND SUBSIDIARIES

                              FINANCIAL STATEMENTS

                      TWELVE MONTHS ENDED DECEMBER 31, 2000

                                              CONTINENTAL INVESTMENT CORPORATION
                                                                AND SUBSIDIARIES
                                                                 (IN BANKRUPTCY)






                                                   COMPILED FINANCIAL STATEMENTS
                                                    YEAR ENDED DECEMBER 31, 2000

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                                                                        CONTENTS


INDEPENDENT ACCOUNTANTS' COMPILATION REPORT                                        3

FINANCIAL STATEMENTS


      Compiled consolidated balance sheet                                      4 - 5

      Compiled consolidated statement of operations                                6

      Compiled consolidated statement of stockholders' deficit                     7

      Compiled consolidated statement of cash flows                            8 - 9

NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS                          10 - 24

SUPPLEMENTAL INFORMATION

      Compiled consolidating balance sheet                                   26 - 27

      Compiled consolidating statement of operations                              28

INDEPENDENT ACCOUNTANTS' COMPILATION REPORT


Board of Directors
Continental Investment Corporation and Subsidiaries (In Bankruptcy)
Dallas, Texas

We have compiled the accompanying consolidated and consolidating balance sheet of Continental Investment Corporation and Subsidiaries (In Bankruptcy) as of December 31, 2000, and the related consolidated and consolidating statement of operations and the consolidated statements of stockholders' deficit and cash flows for the year then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting, in the form of financial statements, information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them. However, we did become aware of departures from generally accepted accounting principles that are described in the following paragraph.

As described in Note 1, Continental Investment Corporation and one of its subsidiaries are currently under Chapter 11 protection of the United States Bankruptcy Court. Subsequent to preparation of the financial statements the Board of Directors of Continental Investment Corporation (In Bankruptcy) adopted a resolution to effect an orderly liquidation and dissolution of Continental (see Note 12). The accompanying financial statements were prepared as though the Company was a going concern and not under the provisions of reporting required by liquidation basis of accounting or for entities in reorganization under the Bankruptcy Code. The financial statements do not include any disclosures or adjustments required under liquidation basis accounting or those required for entities in reorganization under Bankruptcy law as required by SOP 90-7, "Reorganization Under the Bankruptcy Code". Further, as described in Note 7, the financial statements do not make disclosures required by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".

Because the significance and pervasiveness of the matters discussed above make it difficult to assess their impact on the financial statements taken as a whole, users of these financial statements should recognize that they might reach different conclusions about the Company's financial position, results of operations and cash flows if they had access to revised financial statements prepared in conformity with accounting principles generally accepted in the United States of America.

BDO Seidman, LLP

Dallas, Texas
May 24, 2001

                                         CONTINENTAL INVESTMENT CORPORATION
                                           AND SUBSIDIARIES (IN BANKRUPTCY)


                                        COMPILED CONSOLIDATED BALANCE SHEET


DECEMBER 31,                                                                                                 2000
--------------------------------------------------------------------------------------------------------------------
ASSETS

CURRENT
     Cash and cash equivalents                                                                   $      1,328,272
     Accounts receivable, net of allowance for doubtful accounts of $60,643                               213,323
     Accounts receivable, escrow accounts                                                                 252,921
     Account and note receivable                                                                           60,000
     Claim receivable, other                                                                               10,000
     Note receivable, other                                                                                10,175
     Inventories                                                                                           68,055
     Prepaid expenses and deposits                                                                         38,581
--------------------------------------------------------------------------------------------------------------------

Total current assets                                                                                    1,981,327
--------------------------------------------------------------------------------------------------------------------

NET PROPERTY AND EQUIPMENT
     Land held for sale                                                                                   102,699
     Fixtures and equipment, net of accumulated depreciation of $452,450                                  246,855
     Active landfill site, net of accumulated amortization of $2,339,813                                  479,157
--------------------------------------------------------------------------------------------------------------------

                                                                                                          828,711
--------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
     Investment in and receivable from WasteMasters, net of allowance of $325,000
                                                                                                                -
--------------------------------------------------------------------------------------------------------------------




                                                                                                 $      2,810,038
--------------------------------------------------------------------------------------------------------------------

                                            CONTINENTAL INVESTMENT CORPORATION
                                              AND SUBSIDIARIES (IN BANKRUPTCY)


                                   COMPILED CONSOLIDATED BALANCE SHEET (CONT.)


 DECEMBER 31,                                                                                                 2000
--------------------------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
     Accounts payable, trade                                                                   $           971,216
     Accrued expenses                                                                                      290,059
     Accrued interest                                                                                      224,902
     Short-term portion of long-term debt                                                                  744,353
--------------------------------------------------------------------------------------------------------------------

Total current liabilities                                                                                2,230,530
--------------------------------------------------------------------------------------------------------------------

LONG-TERM LIABILITIES
     Long-term debt, less current maturities                                                               374,759
     Landfill closure/post-closure obligations                                                             628,842
--------------------------------------------------------------------------------------------------------------------

                                                                                                         1,003,601
--------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                                        3,234,131
--------------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                                                                    -

STOCKHOLDERS' DEFICIT
     Preferred stock, $1.00 par value; 10,000,000 shares authorized; no shares issued or
         outstanding                                                                                             -
     Common stock, $0.50 par value 25,000,000 shares authorized; 3,684,726 shares issued and
         outstanding                                                                                     1,842,363
     Additional paid-in capital                                                                         16,031,018
     Accumulated deficit                                                                               (18,297,474)
--------------------------------------------------------------------------------------------------------------------

Total stockholders' deficit                                                                               (424,093)
--------------------------------------------------------------------------------------------------------------------

                                                                                               $         2,810,038
--------------------------------------------------------------------------------------------------------------------

                          SEE ACCOMPANYING NOTS TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                                   COMPILED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31,                                                                                      2000
--------------------------------------------------------------------------------------------------------------------
NET SALES                                                                                        $      1,984,984

Cost of revenues and goods sold                                                                         1,277,840
--------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                                                                              707,144
--------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
     General and administrative expenses                                                                2,251,123
     Selling expenses                                                                                      78,904
     Depreciation and amortization                                                                         10,370
--------------------------------------------------------------------------------------------------------------------

Total operating expenses                                                                                2,340,397
--------------------------------------------------------------------------------------------------------------------

OPERATING LOSS                                                                                         (1,633,253 )

OTHER INCOME (EXPENSE)
     Gain on sale of real estate                                                                        1,737,483
     Discharge of indebtedness                                                                            252,283
     Litigation recovery income                                                                           555,434
     Settlement of claims                                                                                 175,000
     Interest                                                                                             (64,471 )
     Other                                                                                                 42,377
--------------------------------------------------------------------------------------------------------------------

Total other income, net                                                                                 2,698,106
--------------------------------------------------------------------------------------------------------------------

INCOME BEFORE INCOME TAXES                                                                              1,064,853

INCOME TAXES                                                                                                    -
--------------------------------------------------------------------------------------------------------------------

NET INCOME                                                                                       $      1,064,853
--------------------------------------------------------------------------------------------------------------------

WEIGHTED AVERAGE SHARES OUTSTANDING, basic and diluted                                                 10,126,491
--------------------------------------------------------------------------------------------------------------------

NET INCOME PER SHARE, basic and diluted                                                          $            .11
--------------------------------------------------------------------------------------------------------------------

                          SEE ACCOMPANYING NOTS TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                        COMPILED CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                                     7

                                                Common Stock               Additional
                                       -------------------------------       paid-in           Accumulated
                                          Shares          Par Value          Capital           Deficit            Total
                                       ---------------------------------------------------------------------------------------
BALANCE DECEMBER 31, 1999                 12,273,932  $     6,136,966   $    11,406,874  $     (19,362,327) $    (1,818,487)

Cancellation of Shares:
     Pursuant to plan of
         reorganization                   (8,564,165)      (4,282,082)        4,666,066                             383,984
     Per rescission agreement                 (5,041)          (2,521)          (51,922)                            (54,443)
     Per settlement agreement                (20,000)         (10,000)           10,000                                   -

Net income                                         -                -                 -          1,064,853        1,064,853
------------------------------------------------------------------------------------------------------------------------------

BALANCE DECEMBER 31, 2000                  3,684,726  $     1,842,363   $    16,031,018  $     (18,297,474) $      (424,093)
------------------------------------------------------------------------------------------------------------------------------







                          SEE ACCOMPANYING NOTS TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                                   COMPILED CONSOLIDATED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31,                                                                                      2000
--------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                                  $      1,064,853

     Adjustments to reconcile net income to net cash used in operating activities:
         Gain on sale of real estate                                                                   (1,737,483)
         Loss on sale of equipment                                                                         12,893
         Discharge of indebtedness                                                                       (252,283)
         Litigation recovery income                                                                      (495,222)
         Gain on rescission of acquisition agreement                                                      (54,443)
         Depreciation and amortization                                                                    275,064
         Changes in operating assets and liabilities:
              Accounts and claims receivable                                                               30,623
              Accounts receivable, escrow accounts                                                       (252,921)
              Account and note receivable                                                                 (60,000)
              Inventories                                                                                  (1,395)
              Prepaid expenses and deposits                                                                (3,437)
              Accounts payable, trade                                                                    (332,435)
              Accrued expenses                                                                           (166,429)
                   Landfill closure/post-closure obligations                                               26,432
--------------------------------------------------------------------------------------------------------------------

Net cash used in operating activities                                                                  (1,946,183)
--------------------------------------------------------------------------------------------------------------------

NET CASH FROM INVESTING ACTIVITIES:
     Capital expenditures                                                                                 (11,581)
     Cash proceeds from sale of equipment                                                                  50,200
     Cash proceeds from sale of real estate                                                             2,852,537
--------------------------------------------------------------------------------------------------------------------

Net cash provided by investing activities                                                               2,891,156
--------------------------------------------------------------------------------------------------------------------

NET CASH FROM FINANCING ACTIVITIES:
     Repayment of long-term debt                                                                         (118,369)
     Stockholder contribution                                                                             383,984
--------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                                                                 265,615
--------------------------------------------------------------------------------------------------------------------

                                                                          8

NET INCREASE IN CASH AND CASH EQUIVALENTS                                                               1,210,588

CASH AND CASH EQUIVALENTS at beginning of year                                                            117,684
--------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS at end of year                                                         $      1,328,272
--------------------------------------------------------------------------------------------------------------------

                          SEE ACCOMPANYING NOTS TO COMPILED FINANCIAL STATEMENTS
                                AND INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


2.      NATURE OF OPERATIONS AND   BASIS OF PRESENTATION AND PRINCIPLES OF
        SUMMARY OF ACCOUNTING      CONSOLIDATION  - The  accompanying
        POLICIES                   consolidated financial statements include
                                   the accounts of Continental Investment
                                   Corporation ("Continental") and its wholly owned subsidiaries ("the Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

                                   Continental consented to the entry of an order for relief in an involuntary bankruptcy. One of its subsidiaries, Continental Technologies Corporation of Georgia ("CTCG"), filed for voluntary bankruptcy. Both companies are currently under Chapter 11 protection of the United States Bankruptcy laws. Continental confirmed a Plan of Reorganization in February 2000. CTCG is a debtor-in-possession and has not filed a plan as of the date of these financials. The financial statements make no disclosure of the assets, liabilities or operations under bankruptcy protection. However, any settlements of claims or discharges of indebtedness have been separately reflected in the financial statements and the separate financial statements of Continental and CTCG are provided in the supplemental information of consolidating financial statements. As disclosed in Note 12, the Continental has subsequently adopted a resolution for the liquidation and dissolution of Continental and its subsidiaries.

                                   NATURE OF OPERATIONS - The Company operates in two principal segments: waste disposal, primarily an active landfill site in Georgia included in the consolidated operations of CTCG, and the fabric and carpet care business, that includes the wholesale distribution of products, management of a network of licensees, and interior fabric care services to homes and offices included in the consolidated operations of Fiber-Seal Holdings, Inc. ("FSH"), see supplemental information.

                                   CASH AND CASH EQUIVALENTS - Cash and cash equivalents include only highly liquid, short-term investments with an original maturity of three months or less, when acquired by the Company.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                                   INVENTORIES - Inventories are stated at the lower of cost or market and consist primarily of materials used and distributed in FSH operations. Cost is determined using the first-in, first-out (FIFO) method.

                                   PROPERTY AND EQUIPMENT - Property and
                                   equipment is recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. When property and equipment is retired or otherwise disposed of, the cost and accumulated depreciation and depletion are removed from the accounts and any resulting gain or loss is reflected in current operations.

                                   Capitalized landfill costs include land and permitting and preparation costs. Landfill permitting and preparation costs represent only direct costs of third parties related to these activities, including legal, engineering, construction of landfill improvements, and cell development costs. If the Company determines that the facility cannot be developed, these costs are charged to expense.

                                   DEPRECIATION AND AMORTIZATION - Landfill facility costs are depleted using the units-of-production method, which is calculated using the total units of airspace filled during the year in relation to total estimated permitted airspace capacity. This determination is based upon annual topographic surveys performed by independent surveyors which are reviewed by CTCG's independent engineers. Depreciation on fixtures and equipment is provided over the estimated useful lives of such assets using the straight-line method, ranging from three to seven years.

                                   IMPAIRMENT OF LONG-LIVED ASSETS - The Company reviews its long-lived assets for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In reviewing recoverability, the Company estimates the future cash flows expected to result from using the assets and eventually disposing of them. If the sum of the expected future cash flows (undiscounted and without interest

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                                   charges) is less than the carrying amount of the asset, an impairment loss is recognized based on the asset's fair value.

                                   REVENUE RECOGNITION - Revenues are recognized when waste is received, products are shipped and services are performed. License fees for FSH operations are recognized in the period in which the licensee reports sales.

                                   SEGMENT INFORMATION - Statement of Financial
                                   Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance.

                                   Reconciliation of reportable segment assets, revenues, profit and loss and other items of significance to the consolidated amounts are presented in the supplemental information of consolidating financial statements under CTCG and FSH. CTCG operates in the State of Georgia whereas FSH has licensees throughout the United States.

                                   INCOME TAXES - The Company recognizes certain transactions in different time periods for financial reporting and income tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The Company evaluates the probability of being able to realize the future benefits of any deferred tax assets. A valuation allowance is provided for a portion, or all of the deferred tax assets, when it is more likely than not that such portion, or all of such deferred tax assets will not be realized.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              NET INCOME PER SHARE - Net income per share is calculated according to Statement of Financial Accounting Standards No. 128 - "Earnings Per Share" which requires companies to present basic and diluted earnings per share. Net income per share - Basic is based on the weighted average number of common shares outstanding during the year. Net income per share - Diluted is based on the weighted average number of common shares and dilutive potential common shares outstanding during the year. During 2000 there were no potential dilutive shares outstanding.

                              USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.      INVESTMENT IN         In 1997, Continental acquired 4.5 million
        WASTEMASTERS, INC.    restricted shares of common stock and 5.0 million
                              shares of Series A Preferred Stock of
                              WasteMasters Inc., ("WasteMasters"), pursuant to a stock purchase agreement whereby Continental issued 300,000 shares of its common stock. As part of the 1997 agreement, WasteMasters also issued a warrant agreement for the issuance of 100,000,000 additional WasteMasters shares in exchange for 1,000,000 shares of Continental;
                              however, this warrant agreement has expired under its term without exercise. Also in 1997, Continental issued to WasteMasters an additional
                              100,000 shares of Continental's common stock in exchange for 100% of the outstanding shares of two corporations that had been subsidiaries of WasteMasters. The stock of these two corporations, Trantex, Inc. (which purportedly owned 100% of the stock of Rye Creek Corporation, and its operating landfill in Kirksville, Missouri) and WasteMasters of Georgia, Inc. (which purportedly owned an undeveloped landfill site in Walker County, Georgia), were conveyed back to WasteMasters in February, 2000 pursuant to the rescission agreement discussed below. As to Rye Creek
                              Corporation, WasteMasters' title to the stock of the corporation and the underlying

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              assets was disputed and Continental, in February 1998, paid to an individual shares of stock of Continental and cash for the individuals interest. In February 2001, the Company and the individual rescinded their February 1998 agreements related to the earlier purchase of interests in Rye Creek Corporation.

                              WasteMasters subsequently disposed of a portion of their shares in Continental, leaving 352,500 shares. These remaining Continental shares and all of the WasteMasters shares are the subject of a rescission agreement dated December 2, 1999, as amended, between the Company and WasteMasters, whereby all of the WasteMasters shares would be returned to WasteMasters in exchange for, among other things, a payment of $500,000 to the Company together with a return of the 352,500 shares of Continental's common stock for cancellation. WasteMasters defaulted on the rescission agreement after remitting $175,000 to the Company, leaving $325,000 due. Subsequent to year-end, Continental has sought payment of the remainder from WasteMasters by enforcement of the rescission agreement. Continental obtained an order of the Bankruptcy Court extinguishing the 352,500 shares of Continental held by WasteMasters, and obtained a judgment against WasteMasters in the amount of $350,443 (the balance due plus legal fees of $25,443), plus post-judgment interest, permitting Continental to sell its shares of WasteMasters to satisfy the judgment and, at the election of Continental, to convert the WasteMasters preferred stock into shares of WasteMasters restricted common stock. In the event Continental sells sufficient WasteMasters stock to satisfy the judgment amount, Continental is obligated to return any remaining WasteMasters shares to WasteMasters.

                              The Company's investment in the capital stock of WasteMasters is accounted for by the equity method and, as such, had been reduced to zero prior to the current year.

                              Continental also holds Series A and Series B convertible debentures issued by WasteMasters in the approximate face amount of $3,149,300 plus accrued interest which were initially acquired in 1997. However, these debentures have been the subject of extensive litigation and

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              WasteMasters has asserted it believes it has valid offsets to any liability under the debentures.
                              The amount ultimately to be due to Continental has not been determined.

                              Because of the apparent severe financial difficulties of WasteMasters and various issues involved with the debentures, including disputes regarding the amount due under the debentures, if any, Continental has fully reserved the receivable balance at year end of $325,000 and any amounts due under the debentures.

3.      ACCOUNT AND NOTE      Account and note receivable of $20,000 and
        RECEIVABLE            $40,000, respectively, consists of amounts due
                              under a non-interest bearing settlement agreement involving the disposition of 253 acres of real estate in 1998. Ten thousand shares of Continental's common stock collateralize amounts outstanding under the agreement, with principal due in two equal installments of $20,000 each on February 15, 2001 and August 15, 2001. Payment on the account receivable and the February 15th installment were made timely.

4.      LANDFILL CLOSURE AND  The Company's wholly owned subsidiary, CTCG, has
        POST-CLOSURE          accrued estimated costs to be incurred for final
        OBLIGATIONS           closure of its landfill and estimated costs for
                              providing required post-closure monitoring and maintenance of the landfill. The Company's independent engineers estimate these future cost requirements based on their interpretation of the technical standards of the Environmental
                              Protection Agency's Subtitle D Regulations.

                              While the precise amounts of these future obligations cannot be determined, CTCG estimates the total costs at $712,000 for final closure of its landfill and post-closure monitoring and maintenance costs for 30 years after closure. The Company's estimate of these costs is expressed in current dollars and is not discounted to reflect anticipated timing of future expenditures. The Company has accrued approximately $628,842 for such projected costs at December 31, 2000. There can be no assurance that CTCG's ultimate financial obligations for actual closure or post-closure costs will not exceed the amount accrued and reserved or amounts otherwise receivable pursuant to insurance policies or trust funds. Such a circumstance could have a

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              material adverse effect on the Company's financial condition and results of operation.

                              Due to the inherent uncertainties related to the total costs for environmental remediation (if such would be required), final closure of its landfill facility and post-closure care, CTCG cannot reasonably estimate the additional financial obligation, if any, at December 31, 2000.

5.      LONG-TERM DEBT        Long-term debt consists of the following at
                              December 31, 2000:

                              Effective as of December 31, 2000, Continental
                              assumed the obligations totaling $939,902 under
                              three promissory notes due by its wholly-owned
                              subsidiary, FSH, to three former related parties
                              pursuant to an agreement for assignment for the
                              notes, and Continental indemnified FSH from any
                              future liability under the notes. The total of the
                              obligations included a principal amount of
                              $715,000 and accrued interest of $224,902. The
                              obligations were assumed by Continental because
                              Continental has obtained judgments against the
                              entities, or against the persons believed to own
                              or control the entities, to whom the obligations
                              are owed. The notes have annual principal payments
                              of $230,000 plus accrued interest due January 15,
                              1998 through January 15, 2001 and bear interest of
                              8.5%. Continental disputes there being any
                              obligation owed the former related parties.                     $            715,000

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.
                                                                              16

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              Notes payable on equipment financing, interest
                              ranging from 7.26% to 8.0% per annum, monthly
                              principal and interest payments of approximately
                              $2,904 to $7,500 through maturity in March 2002 to
                              December 2002, collateralized by certain
                              landfill equipment.                                                          214,759

                              Disputed settlement obligations payable to two
                              individuals, interest at 8% per annum, quarterly
                              principal and interest payments of approximately
                              $42,601 through maturity in April, 2001; currently
                              in default. The holders of the obligation filed a
                              proof of claim in Continental's bankruptcy case
                              for the amount of indebtedness plus interest of
                              $23,655 for a total amount of $213,008. The
                              interest portion is included
                              in accrued expenses.                                                         189,353
                              -------------------------------------------------------------------------------------

                                                                                                         1,119,112

                              Less current maturities                                                      744,353
                              -------------------------------------------------------------------------------------

                                                                                              $            374,759
                              -------------------------------------------------------------------------------------

                              The future minimum payments under long-term debt including the disputed obligations, at December
                              31, 2000 are as follows:

                              2001                                                            $           744,353
                              2002                                                                        374,759
                              ------------------------------------------------------------------------------------

                                                                                              $         1,119,112
                              ------------------------------------------------------------------------------------

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


6.      LEASES                The Company is obligated under a non-cancelable
                              operating lease for office and warehouse premises through 2003. The lease, which has been classified for accounting purposes as an operating lease, is subject to customary escalation clauses for executory costs and operating expenses. The future minimum lease payments under this non-cancelable lease at December 31, 2000 are as follows:

                              2001                                                            $            42,405
                              2002                                                                         42,405
                              2003                                                                         31,804
                              ------------------------------------------------------------------------------------

                                                                                              $           116,614
                              ------------------------------------------------------------------------------------

7.      INCOME TAXES          The Company and its subsidiaries file a
                              consolidated tax return. At December 31, 2000, the Company believes it has sufficient operating loss carryforwards to offset current earnings. However, due to changes in ownership, tax laws limit the utilization of certain of the net operating loss carryforwards and capital loss carryforwards.
                              Therefore, the Company may be required to pay income taxes in future years even though significant operating loss carryforwards exist. A valuation allowance has been placed on all operating loss carryforwards and capital loss carryforwards due to uncertainty regarding the Company's future profitability and ability to utilize losses within the carryforward periods.

8.     STOCKHOLDERS' DEFICIT  Facts came to the attention of management during
                              1999 regarding errors and irregularities in the financial statements published by Continental for the period beginning January 1, 1994 through September 30, 1998. In particular management believes these financial statements reflected transactions that were recorded using valuations that arose from undisclosed related party transactions or that were otherwise valued or recorded in a manner inconsistent with generally accepted accounting principles. Accordingly, management has undertaken to adjust the accounting records of Continental to reflect what it believes is proper accounting treatment for these transactions reported in the periods beginning January 1, 1994 through September

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              30, 1998. The Company estimates the effect of these matters overstated assets and stockholders' equity by approximately $19,000,000 as of September 30, 1998. The effects of these adjustments have been reflected in the accompanying financial statements as a direct adjustment to the Company's reported balance of accumulated deficit as of December 31, 1999.

                              The confirmed Plan of Reorganization for Continental's Chapter 11 Bankruptcy proceeding (the "Plan") provides that "allowed shareholders" (as defined in the Plan) would surrender their old stock certificates and receive a new certificate for the same number of shares in the reorganized Continental. The Plan also provided for the cancellation of shares of stock held by persons to whom shares were believed to have been invalidly issued, as well as shares voluntarily surrendered under agreement with Continental. Other shares were cancelled by the Bankruptcy Court upon notice and hearing before the Court. During the year ended December 31, 2000, Continental cancelled a total of 8,564,165 shares of its common stock pursuant to the Plan. Further, as part of a rescission agreement and a settlement agreement with certain stockholders another 25,041 shares of common stock were cancelled. Continental's process for the exchange of share certificates under the Plan continued after December 31, 2000 and, as part of that process, Continental believes that additional shares are likely to be cancelled pursuant to the Plan. Subsequent to year-end, Continental cancelled the stock option plan that had been adopted during 2000. No options had been granted under this plan prior to cancellation. All other stock option plans and outstanding stock warrants had been cancelled in 2000 upon the Bankruptcy Court's confirmation of the Plan.

9.     COMMITMENTS AND       The Company and its subsidiaries are involved in
       CONTINGENCIES         legal proceedings, claims and litigation that have
                             arisen in the normal course of business. In the opinion of management, such litigation will not have a material adverse impact on the Company's financial position or results of operations.

                             The Company is also a plaintiff in various material litigation, including that against certain professional firms and other individuals, brought by

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              Continental and a former substantial stockholder. Under a Pooling Agreement with the former stockholder, all of the litigation expense is borne by the former stockholder with 85% of any proceeds accruing to the former stockholder. In connection with a separate agreement entered into in January 2001, by CTCG and the former stockholder, the stockholder will, with certain limitations, bear the cost of the litigation initiated in April 2001 against two individuals, and the former stockholder will share in 50% of any proceeds after recovery of expenses. At the present time, Management is unable to estimate the amount of recovery, if any, from this litigation.

                              CTCG has financial obligations relating to closure and post-closure (long-term care) costs of the solid waste landfill facility it operates, for which CTCG has provided a liability in its financial statements. However, the financial assurance as required under federal and state guidelines to satisfy the estimated cost of closure and post-closure care, such as a trust fund or insurance, has not been adequately provided for by CTCG. CTCG expects to make provision for these funds as part of a plan of reorganization of CTCG and this cost is expected to be funded over the remaining life of the landfill, which will have a substantial adverse impact on cash flow. There can be no assurance that CTCG's ultimate financial obligations for actual closure or post-closure costs will not exceed the amounts accrued and reserved therefor. Additionally, landfill operations are subject to various federal, state and local regulations, including environmental regulations. The cost of compliance with these regulations and any environmental remediation, which it is or may become responsible for, is substantial, and such costs could have a material adverse effect on the Company.

                              The Bylaws of Continental generally provide for indemnity of its officers and directors (and others) who are made a party to a proceeding because they are or were a director or officer against liability incurred in the proceeding if they acted in a manner they believed in good faith to be in or not opposed to the best interests of the corporation and, in the case of any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful. The expenses covered by these provisions generally include, but are not

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                              limited to, reasonable attorneys' fees and disbursements, court costs and expert witness fees. Additionally, the corporation may be obligated to pay a judgment, settlement, penalty, or fine as part of such indemnification. There is the potential for claims of indemnification against Continental by its current or former officers and directors (and others) because of pending litigation. The cost of such claims for indemnification, if asserted, could be substantial and could have a material adverse impact on the financial condition of the Company.

                              The Company has entered into employment agreements with two of its officers expiring in July 2001.

10.    FAIR VALUE OF         Estimated fair value of financial instruments is
       FINANCIAL INSTRUMENTS provided in accordance with the requirements of
                             SFAS No. 107, "Disclosures About Fair Value of
                             Financial Instruments". The estimated fair value amounts have been determined by the Company using available market information and appropriate methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value.
                             Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                             The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

                             The following methods and assumptions were used to estimate the fair value of each class of financial instruments.

                             ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE - The carrying amounts of these items are an estimate of their fair values at December 31, 2000, due to the short-term nature of the instruments.

                             NOTES PAYABLE - The fair value of the Company's notes payable is based on interest rates currently available to the Company for similar debt instruments with similar terms and maturities.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


11.    RELATED PARTY         Prior to December 3, 1999, legal fees and expenses
       TRANSACTIONS          totaling $383,984 had been incurred on behalf of
                             three certain members of Continental's Board of Directors in connection with two lawsuits and their related proceedings. Under the bylaws of Continental, its officers and directors are entitled to indemnification for costs incurred for attorneys' fees, related legal costs, and damages where a director is made party to a proceeding, subject to certain limitations. A substantial former stockholder of Continental assumed the obligation to pay these fees and costs. On
                             December 3, 1999, and effective as of September 11,
                             1998, these three Board members entered into agreements with the former stockholder assigning their rights to indemnification and/or reimbursement for legal fees incurred and to be incurred on behalf of the Directors in connection with these lawsuits. Pursuant to Continental's confirmed Plan in its bankruptcy case, the former stockholder agreed to release Continental from his claim. The former stockholder has continued to pay, without obligation of Continental, certain fees and expenses related to these lawsuits.

                             In September 2000, Continental established a litigation defense fund for its three directors to secure and collateralize the indemnification obligations provided to the directors under Continental's bylaws and the individual indemnification agreements with the directors. A second litigation defense fund was established for a director newly appointed in December 2000. Both defense funds were initially established in separate interest-bearing escrow accounts outside the control of Continental for a period of six years. In May 2001, the larger of the two escrow accounts for the amount of $200,000 was released and Continental received the entire fund plus earned interest in the amount of $5,929. Any litigation defense of the current or former directors requiring indemnification by Continental, if the need should arise and is duly authorized, will be made from the general funds of Continental at the direction of its Board of Directors. At December 31, 2000, the escrow accounts and their accrued interest are classified as current assets in the financials.

12.    SUBSEQUENT EVENTS     In a ruling entered by the Bankruptcy Court on
                              January 25, 2001, following a trial on December 11-12, 2000, a claim for 1,509,000 shares of
                              Continental's common stock and a monetary claim of

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                             $4,436,000 against Continental were disallowed. Continental had brought an action against the claimants to have their ownership in and claims against Continental determined. This action was consolidated with a removed state court action between the claimant and the former controlling stockholder of Continental. The former controlling stockholder was making a competing claim to the ownership of the shares, and the Court dismissed with prejudice the former controlling stockholder's claims against Continental. As to the disallowed shares in this ruling, 269,000 shares had been cancelled during 2000 in a prior order of the Bankruptcy Court and 1,240,000 shares were cancelled by order of the Bankruptcy Court in January, 2001.

                             On May 10, 2001, Continental and CTCG were served with a lawsuit naming them as defendants in a civil matter styled STATE OF MISSOURI, ET AL V. RYE CREEK CORPORATION, ET AL in the Circuit Court of Adair County, Missouri. The lawsuit seeks damages under the Missouri Solid Waste Management Law for regulatory violations dating back to 1987 associated with the Rye Creek Landfill and contends that Continental and CTCG are responsible as the sole shareholder of Rye Creek Corporation ("Rye Creek") during part of the time the violations occurred. The lawsuit seeks an injunction to cease unlawful operations at the landfill, to correct cited deficiencies and to impose significant penalties against Rye Creek and the other the defendants, including Continental and CTCG. The Company's involvement in the matter arises from its previous ownership of the stock of Rye Creek, although such ownership was disputed and the Company, in February 2000, and in February 2001, executed agreements with the purported rightful owners rescinding the Company's September 1997, and February 1998, purchase agreements for Rye Creek. The State of Missouri has also filed a proof of claim in the bankruptcy proceeding of CTCG for an unknown amount. Both Continental and CTCG have filed a Notice of Bankruptcy with the court, which invokes the automatic stay provisions of the bankruptcy laws. Although Continental and CTCG received indemnifications from the present owners as to any loss and expenses in connection with Rye Creek, the ability of the indemnitors to perform on those obligations is uncertain. The Company cannot presently make a determination as to the extent of its potential liability in the matter, if any.

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                             NOTES TO COMPILED CONSOLIDATED FINANCIAL STATEMENTS


                             The Board of Directors of Continental adopted a resolution on May 11, 2001, that would provide for that would provide for a liquidation and dissolution of Continental and its subsidiaries, subject to a ballot at a special meeting of stockholders to be held on July 3, 2001. Also, a hearing is scheduled before the Bankruptcy Court on July 5, 2001, for a motion and hearing before the Court for the dismissal and conclusion of Continental's Chapter 11 bankruptcy proceeding and, if the stockholders vote to approve the recommendation of the Board for liquidation and dissolution, a Disbursing Agent will be immediately appointed to manage an orderly liquidation of the assets and, until liquidated, the operations of the subsidiaries. Ultimately, a dissolution of the corporation will be effectuated under applicable state law. The current Board of Directors and Officers of Continental will resign upon the appointment of the Disbursing Agent.














                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                            SUPPLEMENTAL INFORMATION

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                                            COMPILED CONSOLIDATING BALANCE SHEET


DECEMBER 31,                                                                                                          2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                                            Consolidating
                                           CIC              CTCG               FSH            Entries         Consolidated
                                   ------------------------------------------------------------------------------------------
ASSETS

CURRENT
    Cash and cash equivalents       $     1,198,986   $        69,136   $        60,150   $                 $    1,328,272
    Accounts receivable, net                      -           144,123            69,200                            213,323
    Accounts receivable, escrow
     accounts                               252,921                 -                 -                            252,921
    Account and note receivable              60,000                 -                 -                             60,000
    Claim receivable, other                       -            10,000                                               10,000
    Note receivable, other                   10,175                 -                                               10,175
    Inventories                                   -                 -            68,055                             68,055
    Prepaid expenses and deposits            13,012             3,446            22,123                             38,581
-----------------------------------------------------------------------------------------------------------------------------

Total current assets                      1,535,094           226,705           219,528                          1,981,327
-----------------------------------------------------------------------------------------------------------------------------


NET PROPERTY AND EQUIPMENT
    Land held for sale                      102,699                 -                 -                            102,699
    Fixtures and equipment, net               3,539           226,088            17,228                            246,855
    Active landfill site, net                     -           479,157                 -                            479,157
-----------------------------------------------------------------------------------------------------------------------------

                                            106,238           705,245            17,228                            828,711
-----------------------------------------------------------------------------------------------------------------------------

OTHER ASSETS
    Investments in and receivables
     from subsidiaries                    2,935,101                 -                 -       (2,935,101)                -
      WasteMasters
-----------------------------------------------------------------------------------------------------------------------------












                                    $     4,576,433   $       931,950   $       236,756   $   (2,935,101)   $    2,810,038
-----------------------------------------------------------------------------------------------------------------------------

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                                    COMPILED CONSOLIDATING BALANCE SHEET (CONT.)

DECEMBER 31,                                                                                                          2000
-----------------------------------------------------------------------------------------------------------------------------
                                                                                           Consolidating
                                           CIC              CTCG              FSH             Entries        Consolidated
                                   ------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
EQUITY (DEFICIT)

CURRENT LIABILITIES
    Accounts payable, trade         $       440,742   $      471,073    $       59,401   $                 $       971,216
    Accrued expenses                        273,639            2,404            14,016                             290,059
    Accrued interest                        224,902                                                                224,902
    Short-term portion of long-
     term debt                              674,353           70,000                                               744,353
-----------------------------------------------------------------------------------------------------------------------------

Total current liabilities                 1,613,636          543,477            73,417                           2,230,530
-----------------------------------------------------------------------------------------------------------------------------


LONG-TERM LIABILITIES
    Long-term debt, less current
     maturities                             230,000          144,759                 -                             374,759
    Landfill closure/post-closure
     obligations                                  -          628,842                 -                             628,842
    Payable to parent company                     -        1,179,821                 -        (1,179,821)                -
-----------------------------------------------------------------------------------------------------------------------------

                                            230,000                                  -        (1,179,821)        1,003,601
-----------------------------------------------------------------------------------------------------------------------------

Total liabilities                         1,843,636        2,496,899            73,417        (1,179,821)        3,234,131
-----------------------------------------------------------------------------------------------------------------------------


COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
    Preferred stock                               -                -                 -                                   -
    Common stock                          1,842,363              500             1,000            (1,500)        1,842,363
    Additional paid-in capital           15,988,606          499,500         1,296,692        (1,753,780)       16,031,018
    Accumulated deficit                 (15,098,172)      (2,064,949)       (1,134,353)                        (18,297,474)
-----------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                2,732,797       (1,564,949)          163,339        (1,755,280)         (424,093)
     (deficit)
-----------------------------------------------------------------------------------------------------------------------------


                                    $     4,576,433   $      931,950    $      236,756   $    (2,935,101)  $     2,810,038
-----------------------------------------------------------------------------------------------------------------------------

                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                              CONTINENTAL INVESTMENT CORPORATION
                                                AND SUBSIDIARIES (IN BANKRUPTCY)


                                  COMPILED CONSOLIDATING STATEMENT OF OPERATIONS


YEAR ENDED DECEMBER 31,                                                                                                2000
-----------------------------------------------------------------------------------------------------------------------------
                                           CIC              CTCG               FSH          Consolidating     Consolidated
                                                                                               Entries
                                   ------------------------------------------------------------------------------------------
NET SALES                           $             -   $     1,100,473    $      884,511   $             -  $      1,984,984

Cost of revenues and goods sold                   -           910,205           367,635                           1,277,840
-----------------------------------------------------------------------------------------------------------------------------

GROSS PROFIT                                      -           190,268           516,876                             707,144
-----------------------------------------------------------------------------------------------------------------------------

OPERATING EXPENSES:
    General and administrative
     expenses                             1,490,256           436,831           324,036                           2,251,123
    Selling expenses                              -                 -            78,904                              78,904
    Depreciation and amortization               629                 -             9,741                              10,370
-----------------------------------------------------------------------------------------------------------------------------

Total operating expenses                  1,490,885           436,831           412,681                           2,340,397
-----------------------------------------------------------------------------------------------------------------------------

OPERATING INCOME (LOSS)                  (1,490,885)         (246,563)          104,195                          (1,633,253)

OTHER INCOME (EXPENSE)
    Gain on sale of real estate           1,737,483                 -                 -                           1,737,483
    Discharge of indebtedness               237,457                 -            14,826                             252,283
    Litigation recovery income              555,434                 -                 -                             555,434
    Settlement of claims                     90,000            85,000                 -                             175,000
    Interest, net                            26,820           (25,903)          (65,388)                            (64,471)
    Other                                     1,771            40,606                 -                              42,377
-----------------------------------------------------------------------------------------------------------------------------

Total other income (expense)              2,648,965            99,703           (50,562)                          2,698,106
-----------------------------------------------------------------------------------------------------------------------------

NET INCOME (LOSS)                   $     1,158,080   $      (146,860)   $       53,633   $             -  $      1,064,853
-----------------------------------------------------------------------------------------------------------------------------


                   SEE ACCOMPANYING INDEPENDENT ACCOUNTANTS' COMPILATION REPORT.

                                    EXHIBIT C



                     CONTINENTAL DISBURSING AGENT AGREEMENT

                       CONTINENTAL INVESTMENT CORPORATION
                           DISBURSING AGENT AGREEMENT

         This DISBURSING AGENT AGREEMENT ("Agreement") is made and entered into as of the _____ day of July, 2001, by and between Continental Investment Corporation ("Continental" or "Company") and Billy A. Short, individually (the "Disbursing Agent").

         WHEREAS, Continental confirmed its Plan of Reorganization (the "Plan") in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division on February 10, 2000;

         WHEREAS, Joyce W. Lindauer was appointed the Disbursing Agent under the Plan;

         WHEREAS, the Stockholders of Continental have voted to liquidate and dissolve the corporation; and

         WHEREAS, Continental believes that it is in the best interest of the corporation to appoint a substitute Disbursing Agent with broader powers to effect the liquidation and dissolution of the corporation.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and in order to comply with the terms and conditions of the Plan, the parties hereto do hereby agree as follows:

         1. APPOINTMENT OF AND ACCEPTANCE BY DISBURSING AGENT. To accomplish the purposes of liquidation and dissolution of the Company, Billy A. Short is appointed as Disbursing Agent as set forth in this Agreement. The Disbursing Agent is willing and does hereby accept the appointment to serve, and to act and administer the assets of the Company pursuant to the terms of this Agreement and the Plan, to be effective on July ____, 2001 (the "Effective Date"). Mr. Short will continue in his role as officer and director of Continental's subsidiaries, Fiber-Seal Holdings, Inc. and Continental Technologies Corporation of Georgia, and will be the sole officer and director of these corporations until their sale or liquidation and dissolution.

         2. MAINTENANCE, SAFEKEEPING AND LIQUIDATION OF ASSETS. Subject to the provisions of this Agreement and of the Plan, the Disbursing Agent shall take possession and charge of the assets and shall endeavor to conserve, protect, collect and liquidate or otherwise convert into cash or cash equivalents (including all claims and causes of action) all assets of the Company and all other property incidental thereto that may hereafter be acquired by the Company from time to time under this Agreement or under the Plan. To the end of accomplishing the purposes of this Agreement, the Disbursing Agent shall have the full right, power and discretion to manage the affairs of the Company including, but not limited to, having authority to consummate the sales of assets under terms and conditions negotiated and agreed upon, but in all other respects under such terms and conditions as the Disbursing Agent, in his sole discretion, shall determine. Subject to the foregoing, the Disbursing Agent shall have the right and power to enter into any contracts or agreements binding the Company and to execute, acknowledge and deliver any and all instruments that are necessary, required or deemed by the Disbursing Agent to be advisable in connection with the performance of his duties hereunder. The Disbursing Agent shall have power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary, appropriate or incident to the purposes hereof. The Disbursing Agent shall have the power to review and approve any claims of indemnification made against the Company in accordance with the Bylaws and in the sole discretion of the Disbursing Agent he may appoint Special Legal Counsel (as set forth in the Bylaws) for this purpose. Additionally, the Disbursing Agent shall have the power to (i) do all acts contemplated in this Agreement or by the Plan to be done by the Disbursing Agent and (ii) do all other acts that may be necessary or appropriate for the final liquidation and distribution of the Company's assets and dissolution of the Company. The Disbursing Agent, without limitation of his power and authority, may do the following:

                  (i) the power to invest funds in Permitted Investments, and withdraw, make distributions and pay taxes and other obligations owed by the Company or incurred by the Disbursing Agent in connection with the liquidation and dissolution of the Company, all as set forth in and in accordance with the Plan and this Agreement. Permitted Investments means a deposit or investment that is insured or guaranteed by the United

                           States or by a department, agency or instrumentality of the United States or backed by the full faith and credit of the United States;

                  (ii) distribute cash and/or other assets to the stockholders in accordance with the terms of this Agreement and the Plan;

                  (iii) endorse the payment of notes or other obligations of the Company or make contracts with respect thereto;

                  (iv) engage in all acts that would constitute ordinary course of business in performing the obligations of an administrative disbursing agent under a disbursing agent agreement of this type;

                  (v) execute deeds, bills of sale and other instruments of transfer in connection with the sale, assignment or transfer of the Company's assets; and

                  (vi) establish such bank accounts as he may deem necessary or appropriate, draw checks on such bank accounts and perform such other necessary and appropriate duties with respect to such accounts, or designate individuals as signatories to draw checks on such bank accounts and to perform such other duties as he may direct and authorize.

                  (a) DISPUTED CLAIMS. The Disbursing Agent may in his sole discretion establish a fund for any remaining Disputed Claims. Except as otherwise provided in the Plan, each distribution of cash in respect of a Disputed Claim, which becomes an Allowed Claim shall be made in accordance with the applicable provisions of the Plan. Any amounts remaining in any such fund arising as a result of the disallowance of all or a portion of a Disputed Claim shall, in accordance with the Plan, become available for distribution and use by the Disbursing Agent.

                  (b) DISTRIBUTIONS. Pursuant to the terms of the Plan and this Agreement, the Disbursing Agent shall distribute from the assets of the Company from time to time in the sole discretion of the Disbursing Agent amounts of available cash to stockholders of record pro rata. In determining whether there is any available cash for distribution, the Disbursing Agent may, in his sole discretion, give due consideration to the possibility that there may exist unasserted claims against the Company or Disputed Claims which are not yet allowed claims (as defined in the Plan) or otherwise not yet due and payable and may establish a Disputed Claims fund therefore in accordance with Section 2(a) above. The Disbursing Agent shall make vigorous and continuing efforts to dispose of the assets of the Company, to make prompt and timely distributions, and to avoid undue prolongation of the duration of the liquidation and dissolution.

                  (c) ASSETS DISTRIBUTABLE TO UNLOCATED STOCKHOLDERS. It shall be the responsibility of the stockholder to maintain a current address with the Company or its stock transfer agent. If a stock transfer agent is employed by the Company to maintain the stock ledger, the Disbursing Agent shall rely upon the stock ledger records provided by the stock transfer agent in determining who is entitled to receive distributions, if any, from the Company and the address for the mailing of such distributions. The Disbursing Agent shall hold any unclaimed distributions or other payments to any stockholders or other person entitled thereto who cannot be located. If the failure to provide a current address is continuing after a reasonable effort of the Disbursing Agent, and a current address has not been provided prior to the time for any final distribution of assets and the filing of articles of dissolution of the corporation under applicable state law, then the Disbursing Agent shall pay the funds into the Registry of the Bankruptcy Court in Case No. 399-32947-RCM-11 of Continental Investment Corporation, and the Disbursing Agent shall have no further obligation as to the undistributed funds.

                  (d) INVESTMENT OBLIGATIONS. The Disbursing Agent shall hold and invest Company assets, in his sole and absolute discretion, solely in cash and in Permitted Investments; PROVIDED, HOWEVER, that the Disbursing Agent may, to the extent deemed necessary by the Disbursing Agent in his sole and absolute discretion to implement the provisions of this Agreement, deposit funds in demand deposits at any member firm of the New York Stock Stock Exchange, Inc., national bank or trust company having a capital stock surplus aggregating at least $500,000,000. The Disbursing Agent shall make and hold such investments in such amounts, and at such times, as may be deemed necessary by the Disbursing Agent, in his sole and absolute discretion, to provide funds when needed to make payments from the Company assets. If at any time it shall become necessary to comply with the provisions of this Agreement or the Plan, the Disbursing Agent shall effect any redemption or sale of such investments, in such manner and at such time as the Disbursing Agent, in his discretion, deems reasonable. The investment powers of the Disbursing Agent are limited to those delineated above, and the Disbursing Agent shall not have the power to make any other investments.

                  (e) SELECTION OF AGENTS. The Disbursing Agent may select and employ brokers, banks, custodians, investment advisors, attorneys (including attorneys to prosecute and defend causes of action on behalf of the Company), accountants, auditors and other agents, and may delegate to any agent so selected any of the powers conferred upon the Disbursing Agent by the provisions of this Agreement or the Plan for such periods of time as the Disbursing Agent shall reasonably determine. The Disbursing Agent may employ as a consultant to him any person or persons having particular knowledge of the Company's affairs in his administration of the Company. The salaries, fees and expenses of such agents or consultants shall be paid by the Company. The Disbursing Agent shall not be liable for any loss to the Company or any person interested therein by reason of any mistake or default of any such agent or consultant as shall be selected and retained in good faith and without gross negligence.

                  (f)      RECORDS AND REPORTING.

                           (1)      RECORDS.  The Disbursing Agent shall
maintain good and sufficient books and records of account relating to the Company assets, the management thereof, all transactions undertaken by the Disbursing Agent, all expenses incurred by or on behalf of the Company and all distributions either contemplated or effectuated under this Agreement. The Disbursing Agent shall maintain the stock ledgers and stock transfer documents and may employ a stock transfer agent to assist him in the performance of this duty.

                           (2)      PERIODIC  REPORTS.  The Disbursing Agent
shall prepare the following reports on an annual basis commencing with the first calendar year after the Effective Date, within 15 days following the filing of the Company's Federal income tax return for the calendar year being reported on, and shall distribute such reports to all Stockholders:

                                            (A) an unaudited operating statement
                                    (prepared on the accrual basis) showing all revenues earned by the Company (including any gains or losses from the proceeds from the sales of assets of the Company) and all expenses of operations of the Company (including all expenses associated with the sale of any Company assets) during such annual period;

                                            (B)      an unaudited balance sheet
                                    showing the assets and liabilities of the Company at the end of such period;

                                            (C)      an unaudited statement of
                                    cash flows (prepared on the accrual basis) showing the changes in cash during the period; and

                                            (D) a summary report of any material
                                    action taken by the Disbursing Agent in the performance of his duties under the Plan and this Agreement.

                           3.       TAX INFORMATION.  The Disbursing Agent
shall timely furnish to the Stockholders such information and payee statements (i.e. Form 1099-DIV) as shall be required by law for distributions, if and when made.

         3. TAXES. The Disbursing Agent shall be solely responsible for filing or causing to be filed all federal and state tax returns (income or otherwise) with respect to the Company and its income or assets commencing with the returns originally due after the Effective Date of this Agreement. The Company shall retain the responsibility for the filing and obligations arising from all tax returns originally due, and any amendments as may be determined to be required therefor, for periods prior to the Effective Date.

         4.       LIABILITY OF DISBURSING AGENT.

                  (a) STANDARD OF CARE. Except in the case of fraud, willful misconduct or gross negligence, the Disbursing Agent shall not be liable for any loss or damage by reason of any action taken or omitted by him pursuant to the discretion, powers and authority conferred on him by this Agreement.

                  (b) NO LIABILITY FOR ACTS OF PREDECESSORS. No successor Disbursing Agent shall be in any way responsible for the acts or omissions of the Company or officers, directors, agents, predecessors, or successors thereof; or any Disbursing Agent in office prior to the date on which he or she becomes a Disbursing Agent, unless a successor Disbursing Agent expressly assumes such responsibility.

                  (c) RELIANCE. Except as otherwise provided herein, the Disbursing Agent may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order or other paper or document believed by him to be genuine and have been signed or presented by the proper party or parties. The Disbursing Agent may also engage and consult with legal counsel selected by him and shall not be liable for any action taken or suffered by him in reliance upon the advice of such counsel.

                  (d) NO PERSONAL OBLIGATION. Persons dealing with the Disbursing Agent shall look only to the Company's assets to satisfy any liability incurred by the Disbursing Agent to such person in carrying out the terms of this Agreement, and the Disbursing Agent shall have no personal, individual obligation to satisfy any such liability.

                  (e) INDEMNIFICATION. Except in those situations in which the Disbursing Agent is not exonerated of personal liability as aforesaid, the Disbursing Agent (including, each former Disbursing Agent or estate of a decedent Disbursing Agent) shall be defended, held harmless and indemnified from time to time from the Company assets against any and all losses, claims, costs, expenses and liabilities (including legal fees and expenses) and any costs of defending any action to which the Disbursing Agent may be subject in connection with any action, suit, proceeding or investigation brought or threatened against such Disbursing Agent in such Disbursing Agent's capacity as Disbursing Agent or in any other capacity contemplated by this Agreement, the Plan or in any matter arising out of or related to this Agreement or the affairs of the Company. The Company may indemnify and hold harmless employees and agents of the Company to the same extent as provided in this Section 4(e) for the Disbursing Agent. The Disbursing Agent shall appoint Special Legal Counsel (in accordance with the Bylaws of the Company) to review any claims of indemnification made by the Disbursing Agent under this provision or under the Bylaws as a former or current officer, director or consultant to the Company.

         5. EXERCISE OF POWERS; INSURANCE PROVISION. The Disbursing Agent shall not be required to procure authorization by any court in the exercise of any power conferred upon him by this Agreement. The Disbursing Agent may purchase at the Company's sole cost and expense professional liability insurance covering liabilities of the Disbursing Agent incurred in connection with his services to the Company, and such insurance coverage may extend beyond the date of dissolution of Continental for a reasonable period. The Disbursing Agent shall not be required to furnish a bond to secure the proper performance of his duties hereunder.

         6. DISBURSING AGENT'S COMPENSATION. The Disbursing Agent shall be compensated for his services plus reimbursement of expenses. In addition to reimbursement for the actual out-of-pocket expenses incurred, the Disbursing Agent, and any employees or professionals engaged or retained by the Disbursing Agent, shall be entitled to reasonable compensation for services rendered in connection with implementation of the Plan and this Agreement. The terms of the Disbursing Agent's compensation shall be as set forth on EXHIBIT A attached hereto. With respect to any employees engaged and professionals retained, such compensation shall be in an amount and on such terms as may be agreed to by the Disbursing Agent.

         7. POWER TO REMOVE DISBURSING AGENT. The Disbursing Agent appointed pursuant to this Agreement may be removed only by the Bankruptcy Court upon application, for cause shown. For purposes of this section, "cause" shall mean and include the inability to or willful or repeated failure or refusal to perform properly the duties and obligations of the Disbursing Agent. The Disbursing Agent may also resign, and such resignation shall become effective 30 days following the giving of such notice, and upon appointment of a successor Disbursing Agent.

         8. TERMINATION. Upon termination and complete satisfaction of his duties under this Agreement, the Disbursing Agent shall thereupon be forever discharged and released from all powers, duties, responsibilities and liabilities.

         9. WITHHOLDING. The Disbursing Agent may withhold from the amount distributable from the Company at any time such sum or sums as may be sufficient to pay any tax or taxes or other charge or charges which have been or may be imposed on the distributee or upon the Company with respect to the amount distributable or to be distributed under the income tax laws of the United States or of any state or political subdivision or entity by reason of any distribution provided for any law, regulation, rule, ruling, directive, or other governmental requirement.

         10. TAX IDENTIFICATION NUMBER. The Disbursing Agent may require any stockholder or distributee to furnish to the Disbursing Agent his or her Taxpayer Identification Number, or Employer Identification Number as assigned by the Internal Revenue Service (collectively, "TIN"), and the Disbursing Agent may condition any distribution to any distributee upon receipt of such identification number. If any such Company stockholder or distributee fails to supply a Taxpayer Identification Number to the Disbursing Agent following written request by the Disbursing Agent, within ninety (90) days of the initial request by the Disbursing Agent, the Disbursing Agent shall have the authority to withhold the distribution to such stockholder or other distributee until such time as the TIN is provided. If the failure to provide the TIN is continuing and the TIN has not been provided prior to the time of any final distribution of assets and the filing of articles of dissolution of the corporation under applicable state law, then the Disbursing Agent shall pay the funds into the Registry of the Bankruptcy Court in Case No. 399-32947-RCM-11 of Continental Investment Corporation, and the Disbursing Agent shall have no further obligation as to the undistributed funds.

         11. NOT A TRUST OR ASSIGNMENT. This Agreement does not create a trust relationship between the Disbursing Agent and the Company or its creditors and stockholders. This Agreement is not an assignment of the Company's assets for the benefit of the Company's creditors or stockholders.

         12. APPLICABLE LAW. This Agreement shall be construed, regulated and administered under the laws of the State of Texas. Venue of any dispute shall lie in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division or other court of competent jurisdiction to effect, enforce, apply or determine the terms of the Plan and this Agreement.

         13. PARTIAL INVALIDITY. If any provision of this Agreement shall for any reason be held invalid or unenforceable by any court, governmental agency or arbitrator of competent jurisdiction, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

         14. ENTIRE AGREEMENT. This Agreement (including the recitals and the exhibits hereto) and the Plan constitute the entire agreement by and among the parties and there are no representations, warranties, covenants or obligations except as set forth herein or in the Plan. This Agreement together with the Plan supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, written or oral, and any other party, relating to any transaction contemplated hereunder. Except as otherwise specifically provided herein or in the Plan, nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed as of the day and year first above written.

                                          BILLY A. SHORT, DISBURSING AGENT



                                          --------------------------------





                                          CONTINENTAL INVESTMENT
                                          CORPORATION


                                          By:
                                             -----------------------------
                                          Its:
                                              ----------------------------





THE STATE OF TEXAS                SS.
                                  SS.
COUNTY OF DALLAS                  SS.

         This instrument was acknowledged before me this _____ day of _______, 2001, by Billy A. Short.



                                          ------------------------------------
                                              Notary Public, State of Texas

                                          Printed Name:
                                                       -----------------------
                                          Commission Expires:
                                                             -----------------



THE STATE OF TEXAS                SS.
                                  SS.
COUNTY OF DALLAS                  SS.

         This instrument was acknowledged before me this _____ day of ________________________, 2001, by ___________________ in his capacity as
___________________ of Continental Investment Corporation.



                                          ------------------------------------
                                              Notary Public, State of Texas

                                          Printed Name:
                                                       -----------------------
                                          Commission Expires:
                                                             -----------------

                                    EXHIBIT A

                                       TO
                           DISBURSING AGENT AGREEMENT
                             DATED JULY ____, 2001
                                     Between
                       CONTINENTAL INVESTMENT CORPORATION
                                       And
                                 BILLY A. SHORT

The Disbursing Agent shall be compensated for his services based upon the hours for which services are provided and at the rate of $175.00 per hour, payable bi-weekly within three days following submission of a statement to be prepared by the Disbursing Agent for services rendered during the previous 2-week time period, and upon the entry of the statement into the books and records of the Company. The compensation to the Disbursing Agent under this Agreement shall be limited to 20 hours in any given week, except in the case of legal proceedings and such additional compensation has been determined as reasonable by Special Legal Counsel the Disbursing Agent may appoint under this Agreement. Nothing in this Agreement shall limit the Disbursing Agent from seeking other and further indemnification from Continental or its subsidiaries. The Disbursing Agent shall be treated as an independent contractor and, accordingly, no payroll tax withholding shall be made from compensation so paid. The Disbursing Agent shall not be entitled to any of the benefits normally afforded to full or part time employees of the Company.














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